++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND + +MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT OFFERS TO BUY + +THESE SECURITIES PRIOR TO THE TIME THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS +
+DELIVERED IN FINAL FORM. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE       +
+ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE + +NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR +
+SALE IS NOT PERMITTED.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT (Subject to Completion, Issued November 25, 1998)
(To Prospectus dated November 17, 1998)

                                              Filed Pursuant to Rule 424(a)
                                              Regstration No. 333-64425

                                  $447,768,564

                             [LOGO OF U.S AIRWAYS]

                           1998-1 Pass Through Trusts
                    PASS THROUGH CERTIFICATES, SERIES 1998-1

                                  -----------

US Airways, Inc. is issuing through three separate pass through trusts Class A, Class B and Class C Certificates, Series 1998-1, to finance the purchase of twenty-three (23) Airbus Aircraft. We are offering only the Class A and Class B Certificates pursuant to this Prospectus Supplement. Concurrently with the issuance of the Class A and Class B Certificates, the Class C Trust will issue Class C Certificates in the principal amount of $141,366,760.* The Class C Certificates are not being offered hereby.

Interest will be payable in respect of the Certificates semiannually, on each January 30 and July 30, beginning January 30, 1999. Principal payments in respect of the Certificates are scheduled for January 30 and July 30 in certain years, beginning on July 30, 1999 in the case of the Class A Certificates and January 30, 2000 in the case of the Class B Certificates.

The Class A Certificates will rank senior in right of distributions to the Class B and Class C Certificates. The Class B Certificates will rank junior in right of distributions to the Class A Certificates and will rank senior to the Class C Certificates.

ABN AMRO Bank N.V., acting through its Chicago branch, will provide a liquidity facility for each Class of Certificates in an amount sufficient to make three semiannual interest payments.

The Certificates represent interests only in pass through trusts formed to finance the acquisition of the Airbus Aircraft and do not represent interests in or obligations of US Airways, Inc. or any of its affiliates.

                                  -----------

                 INVESTING IN THE CERTIFICATES INVOLVES RISKS.
                   SEE "RISK FACTORS" BEGINNING ON PAGE S-18.

                                  -----------

Pass Through     Principal       Interest       Final Expected           Public
Certificates      Amount*          Rate       Distribution Date*     Offering Price
------------    ------------     --------     ------------------     --------------
1998-1A         $366,486,666          %        January 30, 2018           100%
1998-1B           81,281,898                    July 30, 2018             100

-----
* Indicative only. Subject to change.

                                  -----------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

The underwriters will purchase all of the Class A and Class B Certificates if any are purchased, subject to the satisfaction of certain conditions. The aggregate proceeds from the sale of the Class A and Class B Certificates will be $447,768,564. US Airways, Inc. or Owner Participants will pay the underwriters a commission of $ . Morgan Stanley & Co. Incorporated expects to deliver the Class A and Class B Certificates to purchasers on December , 1998. The Certificates will not be listed on any national securities exchange.

                                  -----------

MORGAN STANLEY DEAN WITTER
        CREDIT SUISSE FIRST BOSTON
                      LEHMAN BROTHERS
                          SALOMON SMITH BARNEY

December  , 1998

                          PRESENTATION OF INFORMATION

  These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the Certificates that US Airways, Inc. ("US Airways" or the "Company") currently is offering, and (b) the accompanying Prospectus, which provides general information about US Airways' pass through certificates, some of which may not apply to the Certificates that we currently are offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

  We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement or the accompanying Prospectus on which we have defined each such term.

  At varying places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Prospectus Supplement Summary.............................................  S-5
Summary of Terms of Certificates..........................................  S-5
 Cash Flow Structure......................................................  S-6
 Equipment Notes and the Aircraft.........................................  S-7
 Loan to Aircraft Value Ratios............................................  S-8
The Offering..............................................................  S-9
Summary Financial and Operating Data...................................... S-16
Risk Factors.............................................................. S-18
 Risk Factors Relating to US Airways...................................... S-18
 Risk Factors Relating to the Airline Industry............................ S-20
 Risk Factors Relating to the Certificates and the Offering............... S-22
The Company............................................................... S-25
 Domestic Service......................................................... S-25
 Expanding International Service.......................................... S-26
 Code Sharing Relationships............................................... S-27
 The US Airways and American Airlines Marketing Relationship.............. S-28
 Labor Agreements......................................................... S-28
 Fleet Rationalization and the Airbus Aircraft............................ S-28
 US Airways' Market Position.............................................. S-29
 The SABRE Group Agreement................................................ S-29
 On-Line Reservation System............................................... S-29
 Change in Culture -- A New Outlook....................................... S-29
Use of Proceeds........................................................... S-30
Description of the Certificates........................................... S-30
 General.................................................................. S-31
 Payments and Distributions............................................... S-32
 Pool Factors............................................................. S-34
 Reports to Certificateholders............................................ S-36
 Indenture Defaults and Certain Rights Upon an Indenture Default.......... S-37
 Purchase Rights of Certificateholders.................................... S-39
 PTC Event of Default..................................................... S-39
 Merger, Consolidation and Transfer of Assets............................. S-39
 Modifications of the Pass Through Trust Agreements and Certain Other
  Agreements.............................................................. S-40
 Obligation to Purchase Equipment Notes................................... S-42
 Termination of the Trusts................................................ S-45
 The Trustees............................................................. S-45
 Book-Entry; Delivery and Form............................................ S-45
Description of the Deposit Agreements..................................... S-46
 General.................................................................. S-46
 Unused Deposits.......................................................... S-47
 Distribution Upon Occurrence of a Triggering Event....................... S-47
 Distribution Upon Occurrence of a Termination Event...................... S-47
 Depositaries............................................................. S-48
Description of the Escrow Agreements...................................... S-48
Description of the Liquidity Facilities................................... S-49
 General.................................................................. S-49
 Drawings................................................................. S-50

                                                                           PAGE
                                                                           ----
 Reimbursement of Drawings................................................ S-52
 Liquidity Events of Default.............................................. S-53
 Liquidity Provider....................................................... S-53
Description of the Intercreditor Agreement................................ S-54
 Intercreditor Rights..................................................... S-54
 Priority of Distributions................................................ S-55
 The Subordination Agent.................................................. S-58
Description of the Aircraft and the Appraisals............................ S-59
 The Aircraft............................................................. S-59
 The Appraisals........................................................... S-59
 Deliveries of Aircraft................................................... S-60
 Substitute Aircraft...................................................... S-60
Description of the Equipment Notes........................................ S-61
 General.................................................................. S-61
 Subordination............................................................ S-61
 Principal and Interest Payments.......................................... S-61
 Redemption............................................................... S-62
 Security................................................................. S-63
 Loan to Value Ratios of Equipment Notes.................................. S-64
 Limitation of Liability.................................................. S-66
 Indenture Defaults, Notice and Waiver.................................... S-66
 Remedies................................................................. S-67
 Modification of Indentures and Leases.................................... S-69
 Indemnification.......................................................... S-70
 The Leases............................................................... S-70
Certain United States Federal Income Tax Consequences..................... S-76
 General.................................................................. S-76
 Tax Treatment of the Certificateholders.................................. S-77
 Effect of Subordination on Subordinated Certificateholders............... S-77
 Sale or Other Disposition of the Certificates............................ S-78
 Foreign Certificateholders............................................... S-78
 Information Reporting and Back-Up Withholding............................ S-79
Certain Massachusetts Taxes............................................... S-79
ERISA Considerations...................................................... S-79
 General.................................................................. S-79
 Plan Assets Issues....................................................... S-80
 Prohibited Transaction Exemptions........................................ S-80
 Underwriter Exemption May Apply to Purchase of Class A Certificates by
  Plans................................................................... S-81
 Special Considerations Applicable to Insurance Company General Accounts.. S-82
Plan of Distribution...................................................... S-82
 Class A and Class B Certificates......................................... S-82
 General.................................................................. S-83
Purchase of Class C Certificates.......................................... S-84
Legal Matters............................................................. S-84
Experts................................................................... S-84

Index of Terms......................................................  Appendix I
Appraisal Letters................................................... Appendix II

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Ratio of Earnings to Fixed Charges.........................................   5
General Outline of Trust Structure.........................................   5
Description of the Certificates............................................   6
 General...................................................................   6
 Book-Entry Registration...................................................   7
 Payments and Distributions................................................  10
 Pool Factors..............................................................  11
 Reports to Certificateholders.............................................  11
 Voting of Equipment Notes.................................................  12
 Events of Default and Certain Rights upon an Event of Default.............  12
 Merger, Consolidation and Transfer of Assets..............................  14
 Modifications of the Basic Agreement......................................  15
 Modification of Indenture and Related Agreements..........................  16
 Cross-Subordination Issues................................................  16
 Termination of the Trusts.................................................  16
 Delayed Purchase of Equipment Notes.......................................  16
 Liquidity Facility........................................................  16
 The Trustee...............................................................  16
Description of the Equipment Notes.........................................  17
 General...................................................................  17
 Principal and Interest Payments...........................................  18
 Redemption................................................................  18
 Security..................................................................  18

                                                                           PAGE
                                                                           ----
 Delayed Lease Commencement...............................................  20
 Mandatory Prepayments During the Pre-Funding Period......................  21
 Ranking of Equipment Notes...............................................  21
 Payments and Limitation of Liability.....................................  21
 Defeasance of the Indentures and the Equipment Notes in Certain
  Circumstances...........................................................  22
 Assumption of Obligations by US Airways..................................  23
 Liquidity Facility.......................................................  23
 Intercreditor Issues.....................................................  23
 Owner Participant; Revisions to Agreements...............................  23
Certain United States Federal Income Tax Consequences.....................  24
 General..................................................................  24
 Tax Treatment of the Trusts and Certificateholders.......................  24
 Effect of Subordination of Subordinated Certificateholders...............  25
 Original Issue Discount..................................................  25
 Sale or Other Disposition of the Certificates............................  25
 Foreign Certificateholders...............................................  26
 Information Reporting and Backup Withholding.............................  26
ERISA Considerations......................................................  27
Plan of Distribution......................................................  27
Legal Opinions............................................................  28
Experts...................................................................  28
Other Information.........................................................  29
 Effects of Year 2000.....................................................  29

  US Airways has not authorized anyone to provide you with information concerning this offering other than the information contained in this Prospectus Supplement and the related Prospectus. US Airways is offering to sell Certificates and seeking offers to buy Certificates only in jurisdictions where such offers and sales are permitted. The information contained in this Prospectus Supplement and the related Prospectus is accurate only as of the date of this Prospectus Supplement, regardless of the time of delivery of this Prospectus Supplement and the related Prospectus or any sale of Certificates.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         PROSPECTUS SUPPLEMENT SUMMARY

  This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and US Airways, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of such Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus.

                       SUMMARY OF TERMS OF CERTIFICATES*

                                CLASS A          CLASS B          CLASS C
                              CERTIFICATES     CERTIFICATES     CERTIFICATES
                            ---------------- ---------------- ----------------
Aggregate Face Amount......   $366,486,666     $81,281,898      $141,366,760
Ratings:
  Moody's..................        A2              Baa1             Ba1
  Standard & Poor's........       AA-               A               BBB-
Initial Loan to Aircraft
 Value (cumulative) (1)....      39.6%            48.3%            64.0%
Expected Principal
 Distribution Windows
 (in years)................    0.6 - 19.1       1.1 - 19.6       5.1 - 19.1
Initial Average Life (in
 years from issuance
 date).....................       12.7             10.6             12.5
Regular Distribution
 Dates.....................    January 30       January 30       January 30
                              and July 30      and July 30      and July 30
Final Expected Regular
 Distribution Date......... January 30, 2018  July 30, 2018   January 30, 2018
Final Maturity Date........  July 30, 2019   January 30, 2020  July 30, 2019
Minimum Denomination.......      $1,000           $1,000           $1,000
Section 1110 Protection....       Yes              Yes              Yes
Liquidity Facility
 Coverage..................   3 semiannual     3 semiannual     3 semiannual
                                interest         interest         interest
                                payments         payments         payments

--------
 * The Classes and amounts of Certificates offered and the terms of the Certificates are indicative only and subject to change.

(1) These percentages are calculated as of January 30, 2000, the first Regular Distribution Date after all Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all Aircraft are delivered prior to such date, that the maximum principal amount of the Equipment Notes is issued and that the aggregate appraised Aircraft base value is $906,005,467 as of such date. The appraised base value is only an estimate and reflects certain assumptions, which assumptions may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--The Appraisals." The Mandatory Economic Terms require that the initial loan to Aircraft value, based on the foregoing appraisals, for each Aircraft as of its delivery date be not in excess of 40.5% in the case of the Series A Equipment Notes, 51.0% in the case of Series B Equipment Notes and 67.0% in the case of the Series C Equipment Notes.

CASH FLOW STRUCTURE

  Set forth below is a diagram illustrating the structure for the offering of the Class A and Class B Certificates and the private placement of the Class C Certificates and certain cash flows.

Diagram omitted, which shows that US Airways will pay to the Loan Trustee for Leased Aircraft and Owned Aircraft (i) the Lease Rental Payments, which are assigned by the Loan Trustee, on Leased Aircraft and (ii) the Mortgage Payments on Owned Aircraft. From such Lease Rental Payments and Mortgage Payments, the Loan Trustee will make Equipment Note Payments on the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes with respect to all Aircraft to the Subordination Agent. Excess Rental Payments will be paid by the Loan Trustee to the Lessors for Leased Aircraft. From such Equipment Note Payments, the Subordination Agent will pay Principal, Premium, if any, and Interest Distributions to the Pass Through Trustee for the Class A Trust, the Pass Through Trustee for the Class B Trust and the Pass Through Trustee for the Class C Trust, who will pay such principal, premium, if any, and interest distributions to the Holders of Class A Certificates, the Holders of Class B Certificates and Holders of Class C Certificates, respectively. The Subordination Agent may also receive Advances, if any, and pay Reimbursements, if any, to the Liquidity Provider. The applicable Depositary will make Interest Payments on the Deposits to the Paying Agent on behalf of the Escrow Agent. From such Interest Payments, the Paying Agent on behalf of the Escrow Agent will make payments to the Holders of Class A Certificates, the Holders of Class B Certificates and the Holders of Class C Certificates.
--------
(1) Each Aircraft leased to US Airways will be subject to a separate Lease and a related Indenture; each Owned Aircraft will be subject to a separate Indenture.
(2) A portion of the proceeds of the public offering of the Class A and Class B Certificates and a portion of the proceeds of the private placement of the Class C Certificates will be used by the Trusts to purchase on or shortly after the Issuance Date Equipment Notes relating to three of the Aircraft delivered prior to the issuance of the Certificates. The remaining proceeds from the sale of the Certificates initially will be held in escrow and deposited with the Depositaries. The Depositaries will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase the corresponding series of Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and, in the case of Deposits relating to the Class A and Class B Certificates, a Deposit Make-Whole Premium payable by US Airways, provided that no premium will be paid with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence.

EQUIPMENT NOTES AND THE AIRCRAFT

  Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the Aircraft expected to secure such Equipment Notes:

                                                                                                       MAXIMUM
                                                                                PRINCIPAL  PRINCIPAL  PRINCIPAL
                                                                                AMOUNT OF  AMOUNT OF  AMOUNT OF
                           EXPECTED                                             SERIES A    SERIES B   SERIES C
                         REGISTRATION MANUFACTURER'S AIRCRAFT DELIVERY          EQUIPMENT  EQUIPMENT  EQUIPMENT    APPRAISED
     AIRCRAFT TYPE          NUMBER    SERIAL NUMBER      MONTH(1)                NOTES*      NOTES*   NOTES(2)*  BASE VALUE(3)
     -------------       ------------ -------------- -----------------         ----------- ---------- ---------- -------------
Airbus A319.............    N700UW         0885      October 15, 1998          $15,053,333 $2,735,430 $5,755,411  $37,633,333
Airbus A319.............    N701UW         0890      October 20, 1998           15,053,333  3,617,069  5,759,185   37,633,333
Airbus A319.............    N702UW         0896      November 2, 1998           15,062,667  3,647,600  5,779,505   37,656,667
Airbus A319.............    N703UW         0904      November 10, 1998          15,062,667  3,643,831  5,783,274   37,656,667
Airbus A319.............    N704US         0922      December 1998              15,073,333  3,523,910  5,793,467   37,683,333
Airbus A319.............    N705UW         0929      December 1998              15,073,333  3,523,910  5,793,467   37,683,333
Airbus A320.............    N101UW         0936      January 1999               17,594,667  4,706,573  7,063,070   43,986,667
Airbus A319.............    N706US         0946      January 1999               15,253,333  3,414,504  5,793,467   38,133,333
Airbus A319.............    N707UW         0949      January 1999               15,253,333  3,249,879  5,793,467   38,133,333
Airbus A319.............    N708UW         0972      February 1999              15,264,000  3,387,021  5,788,248   38,160,000
Airbus A319.............    N709UW         0997      March 1999                 15,273,333  3,406,805  5,797,284   38,183,333
Airbus A320.............    N102UW         0844      May 1999                   17,777,333  3,100,808  7,110,663   44,443,333
Airbus A320.............    N103US         0861      May 1999                   17,777,333  4,179,107  7,110,663   44,443,333
Airbus A319.............    N710UW         1019      May 1999                   15,412,000  3,353,182  5,823,677   38,530,000
Airbus A320.............    N104UW         0863      June 1999                  17,789,333  4,069,042  7,125,015   44,473,333
Airbus A320.............    N105UW         0868      June 1999                  17,789,333  4,069,042  7,125,015   44,473,333
Airbus A319.............    N711UW         1033      June 1999                  15,421,333  3,369,900  5,831,762   38,553,333
Airbus A319.............    N712US         1038      June 1999                  15,421,333  3,369,900  5,831,762   38,553,333
Airbus A320.............    N106US         1044      July 1999                  17,937,333  3,846,114  7,134,730   44,843,333
Airbus A319.............    N713UW         1040      July 1999                  15,536,000  3,292,757  5,843,407   38,840,000
Airbus A319.............    N714US         1046      July 1999                  15,536,000  3,292,757  5,843,407   38,840,000
Airbus A319.............    N715UW         1051      July 1999                  15,536,000  3,241,379  5,843,407   38,840,000
Airbus A319.............    N716UW         1055      July 1999                  15,536,000  3,241,379  5,843,407   38,840,000

--------

 *Indicative only. Subject to change.

(1) The delivery dates for the first four Aircraft are set forth in this table. The delivery date for any other Aircraft may be delayed or accelerated. The Delivery Period Termination Date for purposes of this offering will be no later than October 31, 1999. See "Description of the Aircraft and the Appraisals--Deliveries of Aircraft." US Airways has the option to substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for such delivery or beyond the Delivery Period Termination Date. See "Description of the Aircraft and the Appraisals--Substitute Aircraft."

(2) The actual principal amount of the Series C Equipment Notes issued for any Aircraft may be less than the amounts set forth in this table depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all the Equipment Notes of each Series will not exceed the aggregate face amount of the Certificates of the corresponding Class.

(3) The appraised base value of each Aircraft set forth above is the lesser of the mean and median base values of such Aircraft as appraised by three independent appraisal and consulting firms, and, in the case of future deliveries, projected as of the scheduled delivery month of each Aircraft. Such appraisals are based upon varying assumptions (which assumptions may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft."

LOAN TO AIRCRAFT VALUE RATIOS*

  The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of January 30, 2000 (the first Regular Distribution Date that occurs after all Aircraft are scheduled to have been delivered) and each July Regular Distribution Date thereafter assuming that Equipment Notes of each series in the maximum principal amount for all of the Aircraft are acquired by the Trusts prior to the Delivery Period Termination Date. The LTVs for any Class of Certificates as of dates prior to January 30, 2000 are not meaningful, since the property of the Trusts will not include during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering-- Appraisals and Realizable Value of Aircraft."

                           ASSUMED      CLASS A      CLASS B      CLASS C
                          AGGREGATE   CERTIFICATES CERTIFICATES CERTIFICATES   CLASS A      CLASS B      CLASS C
                           AIRCRAFT       POOL         POOL         POOL     CERTIFICATES CERTIFICATES CERTIFICATES
DATE                       VALUE(1)    BALANCE(2)   BALANCE(2)   BALANCE(2)     LTV(3)       LTV(3)       LTV(3)
----                     ------------ ------------ ------------ ------------ ------------ ------------ ------------
January 30, 2000........ $906,005,467 $359,006,272 $79,030,857  $141,366,760     39.6%        48.3%        64.0%
July 30, 2000...........  878,518,967  351,407,586  78,801,916   141,366,760     40.0         49.0         65.1
July 30, 2001...........  851,032,467  340,412,986  76,332,652   141,366,760     40.0         49.0         65.6
July 30, 2002...........  823,545,967  329,418,386  73,391,825   141,366,760     40.0         48.9         66.1
July 30, 2003...........  796,059,467  318,423,786  68,603,746   141,366,760     40.0         48.6         66.4
July 30, 2004...........  768,572,967  307,429,186  61,746,172   141,295,297     40.0         48.0         66.4
July 30, 2005...........  741,086,467  295,937,798  53,947,490   141,184,641     39.9         47.2         66.3
July 30, 2006...........  713,599,967  284,364,265  46,393,222   139,124,625     39.8         46.4         65.8
July 30, 2007...........  686,113,467  272,526,384  42,405,751   132,179,874     39.7         45.9         65.2
July 30, 2008...........  658,626,967  260,317,401  39,847,814   126,406,369     39.5         45.6         64.8
July 30, 2009...........  631,140,467  251,466,985  37,260,040   117,627,845     39.8         45.7         64.4
July 30, 2010...........  603,653,967  240,824,141  34,924,019   100,802,379     39.9         45.7         62.4
July 30, 2011...........  576,167,467  230,284,861  32,485,562    76,000,229     40.0         45.6         58.8
July 30, 2012...........  548,680,967  216,446,395  30,047,105    48,687,432     39.4         44.9         53.8
July 30, 2013...........  521,194,467  185,179,130  24,201,179     7,861,099     35.5         40.2         41.7
July 30, 2014...........  490,304,233  135,550,903  19,228,892     3,382,094     27.6         31.6         32.3
July 30, 2015...........  453,655,567  112,265,018  16,663,594     3,292,829     24.7         28.4         29.1
July 30, 2016...........  417,006,900   75,781,157  16,663,594       663,409     18.2         22.2         22.3
July 30, 2017...........  317,617,100   21,609,986  12,328,243        77,524      6.8         10.7         10.7
July 30, 2018...........            0            0           0             0       NA           NA           NA

--------
 * The Classes of Certificates, the Aircraft, the periodic outstanding balances and the resulting LTVs for each Class of Certificates are indicative only and subject to change.

(1) We have assumed the initial appraised value of each Aircraft, determined as described under "--Equipment Notes and the Aircraft," declines by 3% per year for the first fifteen years after the year of delivery of such Aircraft and by 4% per year for the next five years. Other depreciation assumptions would result in important differences in the LTVs.

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes equal or senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this Prospectus Supplement.

  The above table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

                                  THE OFFERING

Certificates Offered....  . Class A Certificates

                          . Class B Certificates

                          Class C Certificates are not offered pursuant to this Prospectus Supplement, but are being sold at the same time in a private placement. Each Class of Certificates will represent a fractional undivided interest in a related Trust. The Certificates represent interests in the Trusts only and do not represent interests in or obligations of US Airways or any of its affiliates.

Use of Proceeds.........  The proceeds from the sale of the Certificates will be used to purchase Equipment Notes issued to finance the acquisition of 23 new Airbus Aircraft to be operated by US Airways and its affiliates. A portion of the proceeds from such sale will be used by the Trusts to purchase on or shortly after the Issuance Date Equipment Notes relating to three of the Aircraft delivered prior to the issuance of the Certificates. The remaining proceeds from such sale initially will be held in escrow and deposited with the applicable Depositary. Each such Trust will withdraw funds from the escrow relating to such Trust to acquire Equipment Notes.

Subordination Agent,
Trustee,
 Paying Agent and Loan
 Trustee................  State Street Bank and Trust Company.


Escrow Agent............  First Security Bank, National Association.

Depositaries............  Credit Suisse First Boston, New York branch, for the
                          Class A and Class B Certificates; Citibank, N.A., for the Class C Certificates.

Liquidity Provider......  ABN AMRO Bank N.V., acting through its Chicago branch.

Trust Property..........  The property of each Trust will include:

                          . Equipment Notes acquired by such Trust.

                          . All monies receivable under the Liquidity Facility
                            for such Trust.

                          . Funds from time to time deposited with the Trustee
                            in accounts relating to such Trust.

                          . Rights of the Trust to acquire Equipment Notes
                            under the Note Purchase Agreement.

                          . Rights of the Trust under the related Escrow and
                            Paying Agent Agreement.

                          . Rights of the Trust under the Intercreditor
                            Agreement.

Regular Distribution
Dates...................  January 30 and July 30, commencing on January 30,
                          1999.

Record Dates............  The fifteenth day preceding the related Distribution
                          Date.

Distributions...........  The Trustee and the Paying Agent, as the case may be, will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust and all payments of interest and Deposit Make-Whole Premium (if any) on the Deposits relating to each Trust to the holders of the Certificates of such Trust, subject, in the case of payments on the Equipment Notes, to the subordination provisions applicable to the Certificates.

                          Subject to the subordination provisions applicable to the Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                          Subject to the subordination provisions applicable to the Certificates, payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption or purchase of such Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days' notice to Certificateholders.

Subordination...........  After distributions are made to reimburse the
                          Liquidity Provider (if necessary), distributions on the Certificates will be made in the following order:

                          . First, to the holders of the Class A Certificates.

                          . Second, to the holders of the Class B Certificates.

                          . Third, to the holders of the Class C Certificates.

                          If US Airways is in bankruptcy or certain other specified events have occurred but US Airways is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan           The holders of at least a majority of the outstanding
Trustee.................  principal amount of Equipment Notes issued under each
                          Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the "Controlling Party" will direct the Loan Trustees (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment
                          Notes).

                          The Controlling Party will be:

                          . The Class A Trustee.

                          . Upon payment of final distributions to the holders
                            of Class A Certificates, the Class B Trustee.

                          . Upon payment of final distributions to the holders
                            of Class B Certificates, the Class C Trustee.

                          . Under certain circumstances, the Liquidity Provider.

                          In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of US Airways, the Controlling Party may not sell such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums or modify lease rental payments for such Aircraft below a specified threshold.

Right to Buy Other
Classes of
 Certificates...........  If US Airways is in bankruptcy or certain other specified events have occurred, the
                          Certificateholders may have the right to buy the more senior Classes of Certificates on the following basis:

                          . The Class B Certificateholders will have the right
                            to purchase all of the Class A Certificates.

                          . The Class C Certificateholders will have the right
                            to purchase all of the Class A and Class B
                            Certificates.

                          The purchase price will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest, plus any other amounts then due to the Certificateholders of such Class.

Liquidity Facilities....  Under the Liquidity Facility for each Trust, the
                          Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates and will not cover interest payable on amounts held in escrow as Deposits with the Depositaries.

                          Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                          Upon each drawing under any Liquidity Facility to pay interest on the Certificates, the Subordination Agent will, to the extent of available funds, reimburse the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider will rank senior to the Certificates in right of payment.

Escrowed Funds..........  Funds paid to the Escrow Agent by the
                          Certificateholders will be deposited with the applicable Depositary and held as Deposits pursuant to separate Deposit Agreements for each Trust. Funds may be withdrawn by the Escrow Agent at the direction of the applicable Trustee from time to time to purchase Equipment Notes prior to the Delivery Period Termination Date. On each Regular Distribution Date, the applicable Depositary will pay to the Paying Agent interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Paying Agent, on behalf of the Escrow Agent, will pay such interest to the applicable Certificateholders. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds...  Less than all of the Deposits held in escrow may be used to purchase Equipment Notes by the Delivery Period Termination Date. This may occur because of delays in the delivery of Aircraft or other reasons. If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the holders of Escrow Receipts relating to the respective Trust after at least 15 days' prior written notice. In addition, in the case of Deposits relating to the Class A and Class B Certificates, such distribution will include a premium payable by US Airways equal to the Deposit Make-Whole Premium with respect to such Trust's remaining Deposits, provided that no premium will be paid with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence. See "Description of the Deposit Agreements --Unused Deposits."

Obligation to Purchase
Equipment  Notes........  The Class A, Class B and Class C Trustees will be obligated to purchase the Series A, Series B and Series C Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. US Airways may enter into a leveraged lease financing or a secured debt financing with respect to each Aircraft pursuant to forms of financing agreements attached to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the financing agreements entered into may differ from the forms of such agreements described in this Prospectus Supplement because a third party, the Owner Participant, which will provide a portion of the financing of each Aircraft, may request changes. However, under the Note Purchase Agreement, the terms of such financing agreements must (a) contain the Mandatory Document Terms set forth in the Note Purchase Agreement with such modification as is expressly permitted by the terms of the Note Purchase Agreement and (b) not vary the Mandatory Economic Terms set forth in the Note Purchase Agreement. In addition, US Airways must (a) certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (b) obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, US Airways is in bankruptcy or certain other specified events have occurred. See "Description of the Certificates--Obligation to Purchase Equipment Notes."

Equipment Notes
 (a) Issuer.............  Leased Aircraft. For Aircraft leased by US Airways, the related Equipment Notes will be issued by First Security Bank, National Association, acting as Owner Trustee. The Owner Trustee will not be individually liable for such Equipment Notes. However, US Airways' scheduled rental obligations under the related Lease will be in amounts sufficient to pay scheduled payments on such Equipment Notes.

                          Owned Aircraft. If US Airways purchases an Aircraft, the related Equipment Notes will be issued by US Airways.

 (b) Interest...........  The Equipment Notes held in the Class A Trust and the
                          Class B Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. The Equipment Notes held in the Class C Trust will accrue interest at the rate per annum set forth under the section captioned "Purchase of Class C Certificates." Interest on all Equipment Notes will be payable on January 30 and July 30 of each year, commencing on January 30, 1999. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

 (c) Principal..........  Principal payments on the Series A, Series B and
                          Series C Equipment Notes are scheduled to begin on July 30, 1999, January 30, 2000 and January 30, 2004,
                          respectively.

 (d) Redemption and
     Purchase...........  Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced by US Airways under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

                          Optional Redemption. The issuer of the Equipment Notes with respect to an Aircraft may elect to redeem them prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus a Make-Whole Premium. See "Description of the Equipment Notes--Redemption."

                          Purchase by Owner. In the case of a Leased Aircraft, if a Lease Event of Default is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Leased Aircraft Indenture. The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided, that a Make-Whole Premium will be payable under certain circumstances specified in the Leased Aircraft Indenture). In the case of an Owned Aircraft, US Airways will have no comparable right to purchase the Equipment Notes under such circumstances.

 (e) Security...........  The Equipment Notes issued with respect to each
                          Aircraft will be secured by a security interest in such Aircraft and, in the case of each Leased

                          Aircraft, in the related Owner Trustee's rights under the Lease with respect to such Aircraft (with certain exceptions).

                          The Equipment Notes are not cross-collateralized. This means that the Equipment Notes issued in respect of an Aircraft will not be secured by any other Aircraft or Leases and that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

                          By virtue of the Intercreditor Agreement, the Equipment Notes are cross-subordinated. This means that payments received on a junior class of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make payments in respect of a more senior class of Certificates.

                          There are no cross-default provisions in the Indentures or in the Leases. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

 (f) Section 1110
     Protection.........  US Airways' outside counsel will provide its opinion to the Trustees that the Indenture Trustee (as assignee of the Lessor's rights with respect to Leased Aircraft) will be entitled to the benefits of
                          Section 1110 of the U.S. Bankruptcy Code with respect to the applicable Aircraft. See "Description of the Equipment Notes--Remedies."

Certain Federal Income
Tax  Consequences.......  Each Trust will not itself be subject to U.S. federal income taxation. Each U.S. Certificate Owner is required to report on its federal income tax return its pro rata share of the entire income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See "Certain United States Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.


ERISA Considerations....  In general, employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (or entities which may be deemed to hold the assets of any such plan) will be eligible to purchase the Certificates, subject to certain conditions and the circumstances applicable to such plans. Each person who acquires a Certificate will be deemed to have represented and warranted that either: (a) no employee benefit plan assets have been used to purchase such Certificate or
                          (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See "ERISA Considerations."

Rating of the
Certificates............  It is a condition to the issuance of the Class A and
                          Class B Certificates that such Certificates be rated by Moody's or Standard & Poor's not less than the ratings set forth below.


                                                                       STANDARD
                               CERTIFICATES          MOODY'S           & POOR'S
                               ------------          -------           --------
                               Class A                A2                 AA-
                               Class B                Baa1               A

                          A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency.

                                                                       STANDARD
                                                               MOODY'S & POOR'S
                                                               ------- --------
  Rating of each
Depositary..............  Short Term..........................   P-1     A-1+

Threshold Rating for
 the Liquidity
 Provider...............  Short Term
                           Class A.............................  P-1     A-1+
                           Class B.............................  P-1     A-1
                           Class C.............................  P-1     A-1

Liquidity Provider
Rating..................  The Liquidity Provider meets the threshold ratings requirement for each Class of Certificates.

                      SUMMARY FINANCIAL AND OPERATING DATA

  The following tables summarize certain consolidated financial data and certain operating data with respect to US Airways. The following selected consolidated financial data for the years ended December 31, 1997, 1996, 1995, 1994, and 1993 is derived from the audited consolidated financial statements of US Airways incorporated by reference in the Prospectus of US Airways and should be read in conjunction therewith. The consolidated financial data of US Airways for the nine months ended September 30, 1998 and 1997 is derived from the unaudited condensed consolidated financial statements of US Airways incorporated by reference in the Prospectus, which include all adjustments (consisting solely of normal recurring accruals) that US Airways considers necessary for the fair presentation of the financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. US Airways' selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, including the notes thereto.

                           NINE MONTHS
                              ENDED
                          SEPTEMBER 30,        YEAR ENDED DECEMBER 31,
                          --------------  --------------------------------------
                           1998    1997    1997    1996    1995    1994    1993
                           (UNAUDITED)
                          --------------  ------  ------  ------  ------  ------
                              (IN MILLIONS OF DOLLARS, EXCEPT RATIOS)
FINANCIAL DATA
Operating Revenues......  $6,469  $6,414  $8,501  $7,704  $6,985  $6,579  $6,623
Operating Expenses......   5,650   5,896   7,915   7,335   6,750   7,096   6,772
                          ------  ------  ------  ------  ------  ------  ------
Operating Income
 (Loss).................     819     518     586     369     235    (517)   (149)
Non-Operating Income
 (Expense), Net.........     (74)    113      87    (178)   (198)   (199)   (226)
                          ------  ------  ------  ------  ------  ------  ------
Income (Loss) Before
 Taxes and Accounting
 Change.................     745     631     673     191      37    (716)   (375)
Income Tax Provision
 (Credit)...............     300      99    (379)      8       4     --      --
Accounting Change(1)....     --      --      --      --      --      --      (44)
                          ------  ------  ------  ------  ------  ------  ------
Net Income (Loss).......  $  445  $  532  $1,052  $  183  $   33  $ (716) $ (419)
                          ======  ======  ======  ======  ======  ======  ======
Ratio of Earnings to
 Fixed Charges..........     2.8     2.4     2.2     1.3     1.1       +       +
OPERATING DATA(2)
Revenue passenger miles
 (millions)(3)..........  31,263  31,793  41,579  38,943  37,618  37,941  35,221
Available seat miles
 (millions)(4)..........  42,260  44,254  58,294  56,885  58,163  61,027  59,485
Passenger load fac-
 tor(5).................    74.0%   71.8%   71.3%   68.5%   64.7%   62.2%   59.2%
Breakeven passenger load
 factor(6)..............    66.3%   66.7%   66.4%   67.9%   64.9%   67.3%   61.7%
Passenger revenue per
 available seat mile
 (cents)(7).............   12.61   12.15   12.20   11.95   10.78    9.70   10.22
Operating cost per
 available seat mile
 (cents)(8).............   12.39   12.23   12.33   12.69   11.40   11.02   11.12
Average yield per reve-
 nue passenger mile
 (cents)(9).............   17.05   16.91   17.10   17.46   16.66   15.61   17.27
Average passenger jour-
 ney (miles)(10)........     714     715     709     688     664     638     656

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1998          1997
                                                       (UNAUDITED)
                                                      ------------- ------------
                                                       (IN MILLIONS OF DOLLARS)
FINANCIAL DATA--BALANCE SHEET
Assets:
 Cash and Cash Equivalents...........................    $  720        $1,092
 Short-term Investments..............................       721           870
 Other Current Assets................................     1,319           973
 Total Property and Equipment, Net...................     3,306         3,460
 Other Assets, Net(11)...............................     2,790         1,870
                                                         ------        ------
   Total Assets......................................    $8,856        $8,265
                                                         ======        ======
 Liabilities and Stockholder's Equity:
 Current Liabilities.................................    $2,708        $2,450
 Long-term Debt and Capital Leases...................     1,970         2,425
 Deferred Credits and Other Long-Term Liabilities....     2,576         2,288
 Stockholder's Equity................................     1,602         1,102
                                                         ------        ------
   Total Liabilities and Stockholder's Equity........    $8,856        $8,265
                                                         ======        ======

--------
 + For the years ended December 31, 1994 and 1993, earnings were not sufficient to cover fixed charges. Additional earnings of approximately $721 million for the year ended December 31, 1994 and $385 million for the year ended December 31, 1993, would have been required to achieve a ratio of 1.0. For purposes of calculating this ratio, earnings consist of pre-tax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative of interest expense.

 (1) Cumulative effect of change in method of accounting for post-employment benefits.

 (2) Includes US Airways' "mainline" operations as well as the operations of its low-fare product, MetroJet. These statistics include free frequent travelers and related miles they flew. Certain nonrecurring items and revenues and expenses associated with US Airways' capacity purchase arrangements with certain affiliated airlines have been excluded from these calculations for better comparability between periods.

 (3) Revenue passengers multiplied by the number of miles they flew. Includes scheduled service only (excludes charter service).

 (4) Seats available multiplied by the number of miles flown (a measure of capacity). Includes scheduled service only (excludes charter service).

 (5) Percentage of aircraft seating capacity that is actually utilized (calculated by dividing revenue passenger miles by available seat miles). Includes scheduled service only (excludes charter service).

 (6) Percentage of aircraft seating capacity that must be utilized in order for the airline to break-even at the pre-tax income level.

 (7) Passenger transportation revenue divided by available seat miles (a measure of unit revenue). Includes scheduled service only (excludes charter service).

 (8) Total operating expenses divided by available seat miles (a measure of unit cost).

 (9) Passenger transportation revenue divided by revenue passenger miles (a measure of the average revenue received for each mile a revenue passenger is carried). Includes scheduled service only (excludes charter service).

(10) Includes scheduled service only (excludes charter service).

(11) US Airways' noncurrent receivable from its parent, US Airways Group, was $1.17 billion as of September 30, 1998, compared to $210 million as of December 31, 1997. The increase reflects primarily two factors: US Airways' funding of US Airways Group's common stock purchase programs, and US Airways' funding of US Airways Group's obligations to purchase new flight equipment with expected delivery dates beyond one year.

                                 RISK FACTORS

  You should carefully read the following risk factors before purchasing any Pass Through Certificates.

RISK FACTORS RELATING TO US AIRWAYS

  LEVERAGE AND LIQUIDITY

  US Airways has a higher proportion of debt compared to its equity capital than most of its principal competitors. A majority of US Airways' property and equipment is subject to liens securing indebtedness. US Airways requires substantial cash resources in order to meet scheduled debt and lease payments and to finance day-to-day operations. Accordingly, US Airways may be less able than some of its competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

  As of September 30, 1998, US Airways had:

  .  $1.44 billion of cash, cash equivalents and short-term investments;

  .  a ratio of current assets to current liabilities of 1.02;

  .  $2.04 billion of long-term debt and capital lease obligations; and

  .  a ratio of debt to equity of 1.27.

  The ability of US Airways to fulfill its short-term and long-term cash needs and to service its debt obligations depends upon a variety of factors, including:

  . the rates US Airways pays to acquire resources vital to its operations, such as labor and aviation fuel;

  .  the prices US Airways can obtain for its services;

  .  the absence of adverse general economic changes;

  .  continued unit operating cost reductions; and

  .  the ability of US Airways to attract new capital.

  There can be no assurances that any of these factors will produce an outcome favorable to US Airways. Continued unit cost reductions (particularly in personnel costs) are especially critical to enable US Airways to become more competitive with airlines with lower unit operating costs and those with greater financial strength.

  US Airways Group, Inc. ("US Airways Group"), US Airways' parent corporation, has agreed to acquire up to 430 new Airbus aircraft, accompanying jet engines and ancillary assets. As of September 30, 1998, US Airways Group had 128 Airbus Model A320 family single-aisle aircraft on firm order, 112 Airbus Model A320 family aircraft subject to reconfirmation prior to delivery and options for 160 additional Airbus Model A320 family aircraft. In addition, US Airways Group had seven Airbus Model A330-300 widebody aircraft on firm order, seven aircraft subject to reconfirmation and options for 16 additional Airbus Model A330 family aircraft. Of the first 128 A320 family aircraft, 43 of the aircraft scheduled for delivery between 2000 to 2002 are subject to cancellation with 18 months notice and payment of a cancellation fee. The new single-aisle aircraft are expected to replace, at a minimum, US Airways' McDonnell Douglas DC-9-30 and MD-80 and Boeing 737-200 aircraft. The Airbus Model A330-300 aircraft are expected to be deployed by US Airways in transatlantic markets. As of September 30, 1998, the minimum determinable payments associated with US Airways Group's acquisition agreements for Airbus aircraft (including progress payments, payments at delivery, buyer-furnished equipment, spares, capitalized interest, penalty payments, cancellation fees and/or nonrefundable deposits) were estimated to be $303 million for the remainder of 1998, $1.29 billion in 1999, $2.04 billion in 2000 and $79 million in 2001.

  US Airways anticipates financing US Airways Group's acquisition of the new Airbus aircraft with a combination of enhanced pass through trust certificates, other debt, leveraged leases and cash. This financing will result in a significant increase in US Airways' financial obligations. As of November 24, 1998, US Airways had commitments or letters of intent which it believes will provide financing for at least 25% of the anticipated purchase price of all of its 128 firm-order Airbus aircraft. These commitments include a financing commitment between US Airways and an affiliate of Airbus (the "Airbus Financing Commitment"). Subject to certain conditions described below, such affiliate will fulfill its commitment with respect to the Aircraft being financed with the proceeds of the Certificates through the purchase by Airbus Industrie Financial Services ("AIFS") of the Class C Certificates. However, further financing or internally-generated funds is needed to satisfy the Company's capital commitments for the balance of the aircraft purchase price and for other aircraft-related expenditures. Other capital expenditures, such as for training simulators, rotables and other aircraft components, also are expected to increase in conjunction with the acquisition of the new aircraft and jet engines. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by commercial financing.

  US Airways currently is unable to predict the full impact that the purchase of the new aircraft will have on its future operating cash flows. US Airways expects decreases in certain expenses as US Airways replaces several older, diverse aircraft types with newer, more efficient aircraft. US Airways may, however, experience increases in certain expenses resulting from US Airways' growth plans, including higher ownership costs and costs associated with integrating new aircraft types into its operating fleet. An economic downturn, additional government regulation, intensified competition from lower-cost competitors or increases in the cost of aviation fuel could have a material adverse effect on US Airways' results of operations, financial condition and future prospects.

  FINANCIAL HISTORY

  US Airways recorded net income of $445.3 million for the nine months ended September 30, 1998, $1.05 billion for 1997 and net income of $183.2 million and $33.0 million for 1996 and 1995, respectively. However, it recorded net losses in excess of $3.23 billion on revenues of approximately $35.88 billion from 1989 through 1994. Historically, the United States airline industry's results have correlated with the performance of the economy. US Airways cannot predict whether the favorable economic conditions of the last several years will continue.

  TRANSACTIONS WITH US AIRWAYS GROUP, INC.

  Historically, US Airways has funded certain activities and financing transactions of US Airways Group. As of September 30, 1998, US Airways Group owed US Airways $1.38 billion, of which $1.17 billion was not expected to be collected prior to September 30, 1999. This reflects an increase from December 31, 1997 when US Airways Group owed US Airways $419 million of which $210 million was not expected to be collected prior to December 31, 1998. The increase is due primarily to US Airways' funding of US Airways Group's common stock purchase programs and an increase in US Airways Group's obligations for purchase deposits for new flight equipment, including the new Airbus aircraft. On November 23, 1998, US Airways Group announced that its board of directors authorized the purchase from time to time in the open market or privately negotiated transactions of up to $500 million of its common stock.

  HIGH PERSONNEL COSTS

  US Airways' personnel costs are the largest single component of its operating costs (approximately 38% for the nine months ended September 30, 1998). US Airways' unit operating costs, and particularly its personnel costs, generally are higher than those of its competitors. US Airways believes that it must reduce its operating cost structure substantially to achieve sustained improved financial performance.

  The current status of US Airways' principal labor union agreements is as follows:

  . Pilots. US Airways' pilots ratified a new five year labor agreement in October 1997. The new agreement became effective on January 1, 1998 and becomes amendable on January 1, 2003. The labor agreement includes various provisions which US Airways believes will help address its high cost structure, including work rule changes and linking the compensation of US Airways' pilots to the compensation of pilots at several other major domestic air carriers. The new contract also includes provisions which allowed US Airways to launch its MetroJet service, its competitive response to low-cost, low-fare competition, and introduce regional jet aircraft on certain routes operated by US Airways Express.

  . Flight Attendants. US Airways' labor agreement with its flight attendants became amendable in January 1997. US Airways currently is in negotiations over the labor agreements with the Association of Flight Attendants covering US Airways' flight attendants.

  . Passenger Service. US Airways' passenger service employees voted for representation by the Communications Workers of America (the "CWA") on September 27, 1997. The election was a re-run election mandated by the National Mediation Board ("NMB"). US Airways has filed an action challenging the NMB order in federal court. US Airways is still in negotiations over an initial contract with the CWA.

  . Mechanics. US Airways' mechanics and related employees, represented by the International Association of Machinists and Aerospace Workers ("IAMAW"), filed on September 29, 1998 with the NMB for mediation of its contract negotiations with US Airways. Negotiations resumed in November 1998 under the auspices of an NMB-appointed mediator.

  . Fleet Service. US Airways' fleet service employees, represented by IAMAW, filed on June 23, 1998 with the NMB for mediation of its negotiations with US Airways for its initial contract. A tentative agreement was reached by representatives of the IAMAW and US Airways on August 17, 1998. The members of the IAMAW rejected the tentative agreement, and negotiations reconvened on October 6, 1998.

  US Airways cannot predict the outcome of its current negotiations with its unionized employees at this time. With respect to its current negotiations, US Airways may not be able to obtain meaningful wage and benefit concessions and productivity improvements from its unionized employees, which would impede US Airways' drive to meaningfully lower costs.

  GEOGRAPHICAL CONCENTRATION

  A substantial portion of US Airways' flights are to or from cities in the Eastern United States. As of November 1998, approximately 85% of US Airways' departures originated from, and approximately 56% of its capacity (available seat miles) was deployed within the United States east of the Mississippi River. Accordingly, severe weather, downturns in the economy and air traffic control problems in the Eastern United States adversely affect US Airways' results of operations and financial condition more than they affect airlines that do not have flights concentrated in the Eastern United States.

  YEAR 2000 MATTERS

  For a discussion of US Airways' preparations for year 2000 issues related to its information technology and non-information technology systems, see the section of the Prospectus captioned "Other Information--Effects of Year 2000."

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  GENERAL INDUSTRY CONDITIONS

  The airline industry is highly competitive and susceptible to price discounting and similar promotions. US Airways believes that, for the foreseeable future, demand for more profitable "business fares" will remain essentially flat and demand for lower-profit "leisure fares," which are affected by the general economy, will remain highly price sensitive. These conditions will make it difficult for airlines, including US Airways, to implement regular price increases. Therefore, US Airways believes it must reduce its cost structure substantially in order to ensure its long-term financial stability.

  CURRENT COMPETITIVE POSITION

  Most of US Airways' operations are in competitive markets. US Airways competes with at least one major airline on most of its routes between major cities. US Airways also competes with all forms of ground transportation.

  Vigorous price competition exists in the airline industry. Competitors frequently offer sharply reduced discount fares and other promotions to increase the number of passengers during normally slack travel periods, to generate cash flow and to increase market share in selected markets. US Airways often elects to match discount or promotional fares in certain markets in order to compete in those discounted markets.

  SIGNIFICANT IMPACT OF LOW-COST, LOW-FARE COMPETITION

  US Airways' foremost competitive threat is the growth of low-cost, low-fare competition in its primary operating region, the Eastern United States. US Airways estimates that 45% of its traffic base overlapped with low-cost, low-fare competition as of October 1998, compared to 47% as of February 1998; 50% as of April 1997; and 49% as of March 1996. The lower overlap as of October 1998 was due primarily to schedule changes implemented by US Airways. Competing directly with low-cost, low-fare competition typically reduces the profits realized by US Airways. US Airways' service between the Northeast United States and Florida has been particularly affected by low-cost, low-fare competition.

  US Airways' primary low-cost, low-fare competition is Southwest Airlines Co. ("Southwest Airlines") and Delta Express. Southwest Airlines has exhibited steady growth within the Eastern United States since launching service at Baltimore-Washington International Airport in 1993. In October 1996, Delta Air Lines, a major air carrier which was itself experiencing pressure from low-cost, low-fare competition, launched Delta Express, its low-cost product.

  US Airways has the highest unit operating cost (operating cost per available seat mile or cost per available seat mile) of all major domestic air carriers. US Airways' cost per available seat mile was 12.39 cents for the first nine months of 1998. In contrast, Southwest Airlines reported unit operating costs for the first nine months of 1998 of 7.35 cents, and Delta Air Lines reported an overall unit operating cost of 8.91 cents for the same period.

  US Airways launched MetroJet, its competitive response to low-cost, low-fare competition, on June 1, 1998. US Airways believes that MetroJet is enabling US Airways to compete effectively against low-cost, low-fare competitors in the markets in which MetroJet operates. US Airways also believes that MetroJet improves the attractiveness of its product offering, particularly with respect to predominately leisure markets such as service between the Northeast United States and Florida.

  AVIATION FUEL

  Aviation fuel costs represent a significant portion of US Airways' operating costs; approximately 8% of US Airways' operating costs for the nine months ended September 30, 1998. Significant increases in aviation fuel costs could materially and adversely effect US Airways' results of operations. Fuel prices continue to be susceptible to, among other factors, political events and market factors that US Airways cannot control. If a fuel supply shortage resulting from a disruption of oil imports or otherwise occurs, higher fuel prices or curtailment of scheduled service could result.

  REGULATORY MATTERS

  US Airways is subject to a wide range of government regulation. Changes in government regulation can have a material impact on US Airways' results of operations and financial condition. In the last several years, the Federal Aviation Administration ("FAA") has issued a number of airworthiness directives and other regulations relating to:

  .  collision avoidance systems;

  .  airborne windshear avoidance systems;

  .  noise abatement;

  .  cargo compartment smoke detection and fire suppression;

  .  increased capability of flight data recorders to record information; and

  .  maintenance procedures to be conducted on certain older aircraft.

  US Airways expects to continue to incur expenditures relating to compliance with noise and aging aircraft modifications and insulation and fire safety. In addition, several airports have increased substantially the rates charged to airlines. The ability of airlines to contest these increases is restricted by federal legislation, United States Department of Transportation ("DOT") regulations and judicial decisions.

  Legislation has recently been enacted that would provide for increased review of certain airline joint ventures by the DOT. In April 1998, the DOT issued proposed rules designed to regulate perceived anti-competitive behavior directed at new entrants in the airline industry. Legislation has recently been enacted requiring, among other things, the National Research Council of the National Academy of Sciences to complete a comprehensive study pertaining to competitive issues in the airline industry prior to the DOT's implementation of any such rules. US Airways cannot predict whether or when any such proposed rules will be adopted.

  US Airways cannot predict what laws and regulations will be adopted, what changes to aviation treaties and agreements between the United States and foreign governments may be effected or how any of the foregoing might affect US Airways. Future laws or regulations may adversely affect US Airways.

RISKS FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

  APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

  Three independent appraisal and consulting firms have prepared base value appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals, which are based on the base value of the Aircraft, rely on certain varying assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the Aircraft. The appraisals were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals."

  An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft to be delivered after the date of this Prospectus Supplement are estimates of values as of future delivery dates. The value of an Aircraft, if remedies are exercised under the applicable Indenture, will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, proceeds realized upon any such exercise of remedies may not be sufficient to satisfy the total payments due on the Certificates.

  PRIORITY OF DISTRIBUTIONS; SUBORDINATION

  Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates--Payments and Distributions." Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes may accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. See "Description of the Intercreditor Agreement--Priority of Distributions."

  CONTROL OVER COLLATERAL; SALE OF COLLATERAL

  If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

  The Controlling Party will be:

  . the Trustee of the Class A Trust, ("Class A Trustee");

  . upon payment of final distributions to the holders of Class A
    Certificates, the Trustee of the Class B Trust ("Class B Trustee");

  . upon payment of final distributions to the holders of Class B
    Certificates, the Trustee of the Class C Certificates ("Class C
    Trustee"); and

  . under certain circumstances, the Liquidity Provider.

  During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement-- Intercreditor Rights--Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Owner Trustee, any Owner Participant or any Trustee.

  RATINGS OF THE CERTIFICATES

  It is a condition to the issuance of the Class A and Class B Certificates that they receive at least the following ratings from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies").

                                                       MOODY'S STANDARD & POOR'S
                                                       ------- -----------------
   Class A Certificates...............................  A2            AA-
   Class B Certificates...............................  Baa1          A

  A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of US Airways, either Depositary or the Liquidity Provider) so warrant.

  The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the applicable Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination provisions applicable to the Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to the Deposits. Amounts deposited under the Escrow Agreements are not property of US Airways and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

  AGREEMENTS MAY CHANGE

  US Airways currently is in negotiations with several companies to act as Owner Participant with respect to several of the Aircraft. Such Owner Participants and other Owner Participants that have not yet been identified may request changes to the forms of the Participation Agreement, Lease and Leased Aircraft Indenture attached to the Note Purchase Agreement. As a result, the actual Participation Agreements, Leases and Leased Aircraft Indentures entered into by US Airways may differ from the descriptions of such agreements in this Prospectus Supplement. The degree to which such agreements may change is limited because (i) such agreements are required to contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary under the Note Purchase Agreement), and the Mandatory Economic Terms,
(ii) US Airways is obligated to
certify that changes to the form agreements do not materially and adversely affect the Certificateholders and (iii) US Airways is obligated to obtain written confirmation from the rating agencies that use of versions of such agreements modified in any material respect will not result in a withdrawal, downgrade or suspension of the rating of any Class of Certificates.

  NOTE PURCHASE AGREEMENT; CLASS C NOTES

  The Note Purchase Agreement contains certain conditions to the Class C Trustee's obligation to enter into the Participation Agreement to purchase the Series C Equipment Notes to be issued in any particular financing transaction that do not apply to the Class A and Class B Trustees' obligations to purchase Series A and Series B Equipment Notes. These conditions are part of the Airbus Financing Commitment and remain in effect only for so long as AIFS owns any Class C Certificates. US Airways has no reason to believe that these conditions will not be satisfied at all times during the Delivery Period. If, however, at the time of the closing of a financing with respect to any Aircraft, such conditions are not satisfied, US Airways will still be obligated to finance such Aircraft but will not issue any Series C Equipment Notes with respect to such Aircraft.

  Any Series C Equipment Notes not purchased by the Class C Trustee will reduce the aggregate amount of equipment note payments made to the Subordination Agent under the Intercreditor Agreement. Accordingly, less money will be available to support the payment obligations on the Class A and Class B Certificates, which rank senior in right of distributions to the Class C Certificates.

  UNUSED ESCROWED FUNDS

  Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes by the Delivery Period Termination Date. See "Description of the Deposit Agreements--Unused Deposits." If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust. In addition, if the remaining Deposits relate to the Class A and Class B Trusts, such distribution will include a premium payable by US Airways equal to the Deposit Make-Whole Premium with respect to such remaining Deposits. However, no premium will be paid with respect to unused deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence. See "Description of the Deposit Agreements--Unused Deposits."

  LIMITED MARKET FOR RESALES OF THE CERTIFICATES

  Prior to the offering of the Class A and Class B Certificates, such Certificates were not publicly traded. Neither US Airways nor any Trust intends to apply for listing of such Class A and Class B Certificates on any securities exchange or otherwise. US Airways has been advised by the Underwriters that they presently intend to make a market in the Class A and Class B Certificates, as permitted by applicable laws and regulations, after consummation of the offering of such Certificates. None of the Underwriters is obligated, however, to make such a market and any such market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. There can be no assurance that an active public market for the Class A and Class B Certificates will develop or that an investment in such Certificates will be liquid.

                                  THE COMPANY

  US Airways is a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. It is the principal operating subsidiary of US Airways Group. US Airways accounted for approximately 90% of US Airways Group's consolidated operating revenues for the first nine months of 1998.

  US Airways carried approximately 59 million passengers in 1997, and, when combined with its affiliates, US Airways Shuttle and US Airways Express, 71 million passengers, making US Airways the fourth largest airline in the world in terms of passengers carried. The US Airways system includes its mainline domestic and international service and its new MetroJet service, together with its code share partners US Airways Express and US Airways Shuttle. See "--Code Sharing Relationships." The combined US Airways system served 202 destinations worldwide as of November 1998. As of September 30, 1998, US Airways had more than 38,000 full time equivalent employees.

  US Airways has in place a new foundation to seek to achieve its long-term strategic objective of establishing US Airways as a competitive global airline:

  . a substantially improved line of products including new international service and international business class, and expanded regional jet service on certain routes operated by US Airways Express;

  . the MetroJet service--US Airways' competitive response to low-cost, low-fare competition;

  . US Airways Group's agreement with Airbus to purchase up to 400 new aircraft from the Airbus Model A320 family of narrowbody aircraft and up to 30 new Airbus Model A330 widebody aircraft;

  . a new labor contract between US Airways and its pilots; and

  . a contract with The SABRE Group that US Airways believes will provide long-term cost savings and enhancements to US Airways' information services requirements.

  On April 15, 1998, Standard & Poor's raised its senior unsecured credit ratings of US Airways to B and removed US Airways from CreditWatch, where it was placed on October 1, 1997. Standard & Poor's cited "sharply improved operating performance" among other factors for its decision to raise the credit ratings. On April 23, 1998, Moody's also raised its senior unsecured credit ratings of US Airways to B1. Credit ratings issued by agencies such as Standard & Poor's and Moody's affect a company's ability to issue debt or equity securities and the effective rate at which such financings are undertaken.

DOMESTIC SERVICE

  US Airways' principal connecting hubs are located at the major airports in Charlotte, Philadelphia and Pittsburgh and at Baltimore-Washington International Airport. US Airways also has substantial operations at Boston's Logan International Airport, New York's LaGuardia Airport and Washington's Ronald Reagan Washington National Airport. As of November 1998, measured by departures, US Airways was the largest airline at each of these airports and is the largest air carrier in many other smaller eastern cities such as Albany, Buffalo, Hartford, Providence, Richmond, Rochester and Syracuse. US Airways also is the leading airline from the Northeast United States to Florida and, as of July 1998, US Airways carried approximately 37% of all intra-East Coast passengers. As of November 1998, approximately 85% of US Airways' departures and approximately 56% of its capacity (available seat miles) were deployed within the United States east of the Mississippi River.

  Four Northeast United States corridor cities are the core of US Airways' network: Boston, New York, Philadelphia and Washington. These metropolitan areas represent approximately 14% of the United States' population as of August 1998, and approximately one-third of US Airways' jet service in terms of departures.

With the exception of Newark Airport and Washington Dulles Airport, US Airways is the number one carrier in terms of number of departures at these metro regions' airports as of August 1998. US Airways believes that its intra-East Coast core provides a platform for growth by allowing US Airways to leverage its intra-East Coast short-haul presence into long-haul operations.

  METROJET

  In response to the entrance and growth of "low-cost, low-fare" competition, including competition from Southwest Airlines and Delta Express, US Airways launched its "MetroJet" product on June 1, 1998. Through the use of a cross-functional employee task force, the MetroJet product was developed to serve the following mission: "To Serve the Low-Fare Demands of the Marketplace Effectively While Competing at a Profitable Level Against Low-Cost Carriers."

  The MetroJet service is designed to be competitive with Southwest Airlines in terms of labor costs, asset utilization and the on-board product offered. Southwest Airlines still maintains advantages relating to the cost of employee benefits and productivity and to the cost of distribution, but US Airways believes that these advantages have been significantly reduced. US Airways believes MetroJet will maintain a revenue premium advantage over Southwest Airlines by virtue of the following factors:

  .  strong East Coast presence;

  .  broad-based Dividend Miles program;

  .  seat assignments at the airport;

  .  existing customer base;

  .  vast travel agency network; and

  . reciprocal club room access for members of US Airways Clubs and American Airlines' Admirals Club.

  Due to these factors, US Airways also anticipates carrying a few more passengers per departure than its low-cost competitors, as well as a broader yield mix of passengers. See "--The US Airways and American Airlines Marketing Relationship."

  US Airways believes it will realize cost savings from MetroJet principally due to the fact that the MetroJet service is largely a conversion of US Airways' mainline service. US Airways also realizes cost savings due to the increased utilization of its fleet. MetroJet currently operates 19 Boeing B737-200 aircraft and currently serves 15 cities. US Airways anticipates that MetroJet will operate 22 aircraft with service to 16 cities by the end of 1998 and will operate 54 aircraft by the end of 1999. US Airways' new pilot labor agreement allows for additional expansion beyond this first phase; up to as much as 25% of the US Airways system may be flown by MetroJet.

EXPANDING INTERNATIONAL SERVICE

  As part of its strategy to become a competitive global airline, US Airways has expanded and intends to continue to expand its international service. In the last two years, US Airways has increased its weekly flights to Europe from 21 to 70. In July 1998, US Airways announced its order for up to 30 Airbus Model A330-300 widebody aircraft and the plans for a new international terminal at Philadelphia International Airport, US Airways' primary international gateway.

  This commitment to expand international service also is exemplified by the addition of a second Philadelphia-Paris flight scheduled to commence during the summer of 1999 and the introduction of "Envoy Class" in December 1997. US Airways added new service from Philadelphia to London's Gatwick Airport (now two flights daily) and from Philadelphia to Amsterdam in April 1998. In October 1998, US Airways temporarily suspended the second Philadelphia-Paris flight in order to initiate daily service to Paris from Pittsburgh. However, in November 1998, US Airways received authority from the U.S. government to operate a third daily flight to Paris beginning in March 1999 and will resume the second Philadelphia-Paris flight at that time. US Airways has filed with the DOT for authority to serve London's Heathrow Airport from the United States' airports in Boston, Charlotte, Philadelphia and Pittsburgh and, in November 1998, filed an updated application with the DOT for rights to operate Philadelphia-Milan service using seven weekly frequencies recently made available pursuant to an agreement between the United States and Italy. US Airways anticipates moving its operations at Gatwick Airport to Heathrow Airport at the earliest possible time. The availability of operating rights at Heathrow Airport currently is constrained by the bilateral aviation treaty between the United States and the United Kingdom. US Airways' transatlantic capacity for the first nine months of 1998 was 10% greater than for the first nine months of 1997, which in 1997 was approximately 35% greater than for 1996 and has more than doubled from 1995 levels. US Airways continues to explore additional international opportunities.

  On April 22, 1998, US Airways announced that it had postponed its service to London's Gatwick Airport from Charlotte, citing "unlawful" behavior by the United Kingdom in refusing to grant commercially viable landing rights for the flight, which was scheduled to begin on May 7, 1998. While not commercially viable for once-daily service from Charlotte, US Airways has been able to use landing rights during the 1998-1999 winter season it intended for use to Charlotte to add the second Philadelphia--London flight. Upon US Airways' petition, the DOT dismissed US Airways' complaint against the United Kingdom over this landing rights issue, which argued that the bilateral aviation agreement between the United States and the United Kingdom guarantees United States air carriers a "fair and equal opportunity to compete" with United Kingdom air carriers. However, US Airways continues to pursue this matter and intends to establish Charlotte--London service as soon as it is granted commercially viable landing rights for the flight.

CODE SHARING RELATIONSHIPS

  US AIRWAYS EXPRESS

  US Airways has code-sharing arrangements with 11 air carriers which operate under the trade name "US Airways Express," including US Airways Group's wholly-owned subsidiaries Allegheny Airlines, Inc., Piedmont Airlines, Inc. and PSA Airlines, Inc. Under a code-share arrangement, one air carrier places its designator code and sells tickets on flights of another carrier. Through service agreements, US Airways provides reservations and, at certain stations, ground support services, in return for service fees. The US Airways Express network feeds traffic into US Airways' route system at several points, primarily at US Airways' hubs. As of September 1998, US Airways Express served 175 airports in 36 states in the continental United States, Canada and the Bahamas, including 73 airports also served by US Airways. During 1997, US Airways Express air carriers carried approximately 10.9 million passengers, approximately 55% of whom connected to US Airways' flights.

  US AIRWAYS SHUTTLE

  US Airways also code shares with US Airways Group's wholly-owned subsidiary, Shuttle, Inc., which operates under the trade name "US Airways Shuttle." US Airways Shuttle owns 12 Boeing B727-200 aircraft and currently provides high frequency service between New York's, LaGuardia Airport; Boston's Logan International Airport; and Washington's Ronald Reagan Washington National Airports.

  OTHER RELATIONSHIPS

  US Airways also has code-share arrangements with Qantas Airways Limited and Deutsche BA for flights to and from certain Australian and Pacific destinations and within Germany, respectively.

THE US AIRWAYS AND AMERICAN AIRLINES MARKETING RELATIONSHIP

  On April 23, 1998, US Airways and American Airlines, Inc. ("American Airlines") announced a marketing relationship that gives customers of both companies important new benefits, including combined access to both frequent traveler programs: US Airways' Dividend Miles and American Airlines' AAdvantage. Under the program, effective August 1, 1998, members who belong to Dividend Miles and AAdvantage are able to claim awards for travel on both airlines. In addition, US Airways Club and American Airlines' Admirals Club members now enjoy reciprocal access to each airlines' airport clubs. During August 1998, the second phase of the marketing relationship was launched: enabling Dividend Miles and AAdvantage members who belong to both programs to combine miles when claiming a travel award on either airline. The third phase of the relationship, allowing AAdvantage members to earn AAdvantage miles as well as Dividend Miles on certain US Airways Shuttle flights, was unveiled in early October 1998.

LABOR AGREEMENTS

  A new five-year labor contract between US Airways and its pilots became effective January 1, 1998. This contract provides the Company's pilots with job security, guaranteed capacity growth and the opportunity to share in the success of the airline through stock options. The labor agreement includes various provisions which US Airways believes will help address its high cost structure, including work rule changes and linking the compensation of US Airways' pilots to the compensation of pilots at several other major domestic air carriers. The new contract also includes provisions which allowed US Airways to launch MetroJet and introduce jet aircraft on certain routes operated by US Airways Express. US Airways currently is negotiating agreements with its flight attendants, machinists and customer service employees. See "Risk Factors Relating to US Airways--High Personnel Costs."

FLEET RATIONALIZATION AND THE AIRBUS AIRCRAFT

  US Airways is committed to rationalizing its fleet through its order for up to 400 new aircraft from the Airbus Model A320 family of narrowbody aircraft and its order for up to 30 new Airbus Model A330-300 widebody aircraft. US Airways' current operating fleet is comprised of eight different aircraft models--six within the 95-150 seat range--a diversity which reflects the different airlines that have merged with or been acquired by US Airways over the years. As of September 30, 1998, US Airways operated 322 aircraft in the 95-150 seat category, including 48 DC-9s, 64 737-200s, 31 MD-80s and 40 Fokker-100s. The complexity and mechanical differences of US Airways' fleet creates inefficiencies with respect to aircraft maintenance, flight scheduling and flight crew training.

  US Airways believes the addition of the Airbus Model A320 family of aircraft to US Airways' fleet will allow the airline to enjoy economies of consolidation in terms of training costs, ground support equipment and spare aircraft parts. The Airbus aircraft are expected to serve the dual purposes of retiring older fleet types while growing the fleet overall, and are expected to permit US Airways the flexibility to further increase capacity through the exercise of options for additional aircraft. The addition of the Airbus narrowbody aircraft also provides more seats with lower direct operating costs per plane mile. As US Airways modernizes its fleet over the next several years, the airline believes it will realize a reduction in maintenance and fuel costs associated with retiring aircraft. A newer fleet generally has greater dispatch reliability, which is expected to enhance further US Airways' revenues. However, certain ownership costs such as interest expense, depreciation and aircraft rent expense are likely to increase in conjunction with the higher ownership and/or rental costs associated with the new aircraft.

  US Airways also believes that upgrading its fleet to include the Airbus Model A320 family of aircraft will provide the airline with added flexibility in assigning aircraft to routes based on customer volume and demand.

As the full-passenger ranges of the Airbus Model A320 family of aircraft range from 2,500 to 2,900 nautical miles, these aircraft can be dispatched non-stop from any of US Airways' four domestic hub cities to most major cities on the West Coast. Additionally, the aircraft delivered initially will be overwater equipped and have the range for Caribbean flying.

  US Airways' recent order for up to 30 Airbus Model A330-300 aircraft is designed to take advantage of fleet commonality in order to increase US Airways' savings. The savings in training costs, ground support equipment and spare parts will be compounded because the Airbus Model A330-300 aircraft are consistent in cockpit design with the Airbus Model A320 aircraft. US Airways' decision to select the Airbus Model A330-300 was based, in part, on its desire to obtain properly-sized planes in order to upgrade existing routes as well as to introduce service in new markets. US Airways anticipates that, by combining the Airbus Model A330-300 deliveries with the Airbus Model A320 deliveries, US Airways will have one of the most modern commercial air carrier fleets within a few years time. US Airways also believes that the Airbus Model A330-300 offers exceptional passenger appeal together with comfort and efficiency in international service.

US AIRWAYS' MARKET POSITION

  Historically, demand for air transportation tends to mirror general economic conditions. Since early 1995, general domestic economic conditions have been relatively favorable with the level of demand for air transportation exhibiting a strong correlation. In addition, over the same time period, US Airways and its affiliated carriers have experienced favorable pricing and capacity trends in the markets in which they operate.

  Most of the markets in which US Airways and its affiliated carriers operate are highly competitive, especially with respect to leisure traffic. Crucial to US Airways' ability to compete effectively is the airline's ongoing efforts to reduce its traditionally high cost structure. The Airbus narrowbody aircraft are expected to bring substantial operational cost savings to US Airways over time. In addition, US Airways' new labor agreement with its pilots has opened the way for the airline to develop its own cost-effective response to the low-cost, low-fare competition by launching its MetroJet service.

THE SABRE GROUP AGREEMENT

  US Airways entered into an extensive contract with The SABRE Group under which The SABRE Group has assumed responsibility, as of January 1, 1998, for substantially all of US Airways' information technology requirements. The agreement with The SABRE Group is expected to result in substantial information system enhancements and efficiencies, particularly in the areas of reservations, passenger check-in, yield management and aircraft and crew scheduling. The SABRE Group also has assumed responsibility for the majority of US Airways' Year 2000 compliance efforts. These conversion efforts are expected to be substantially completed as of August 1, 1999. For additional information regarding The SABRE Group agreement and US Airways' Year 2000 compliance efforts, see the section of the Prospectus captioned "Other Information--Effects of Year 2000."

ON-LINE RESERVATION SYSTEM

  In October 1998, US Airways launched an on-line internet reservation system called "Personal Travelworks". The new system offers customers the ability to make their own travel arrangements for flights on US Airways, MetroJet, US Airways Shuttle and US Airways Express. Visitors to www.usairways.com, and the new MetroJet internet site, www.flymetrojet.com, can make travel reservations, purchase tickets and obtain flight schedules, ticket prices and other travel information on-line.

CHANGE IN CULTURE--A NEW OUTLOOK

  US Airways is engaged in a process to change how the airline is perceived both internally and externally. Hundreds of front-line employees, who have extensive first-hand knowledge and experience to offer, have been involved in cross-functional task forces to address some of the most important service issues facing US Airways. US Airways has instituted a company-wide policy to "make exceptional service a way of life at US Airways" and has identified teamwork and training as the centerpieces of its efforts. US Airways is in the process of offering a day-long session called "Creating Impressions of Excellence" to the majority of its employees throughout the airline.

  US Airways' efforts to change external perceptions of the airline have produced measurable benefits. US Airways has been working to improve its performance with respect to several areas traditionally identified in the industry as barometers of customer satisfaction, such as on-time arrivals and lost baggage problems. As a result of these strategic initiatives, US Airways was ranked as the top airline in terms of best overall service in 1997 as measured by the DOT composite statistics of five selected major United States airlines. This high level has continued into 1998 as illustrated by the table below:

                                           FIRST THREE QUARTERS OF 1998
                                   ---------------------------------------------
                            1997   ON-TIME  CONSUMER   LOST   INVOLUNTARY DENIED
AIRLINE                   RANKING* ARRIVAL COMPLAINTS BAGGAGE     BOARDINGS
-------                   -------- ------- ---------- ------- ------------------
US Airways...............     1        2        2         1            1
American.................     2        1        3         2            3
United...................     3        4        4         5            4
Delta....................     4        3        1         3            5
Northwest................     5        5        5         4            2

--------
* Composite average of DOT rankings of on-time arrivals, lost baggage, consumer complaints and involuntarily denied boardings.

                                USE OF PROCEEDS

  A portion of the proceeds of the sale of the Certificates will be used by the Trusts to purchase Equipment Notes on or shortly after the Issuance Date from three separate Owner Trustees to finance a portion of the purchase price of three of the Leased Aircraft delivered during October and November 1998 (the "Delivered Aircraft"). The remaining proceeds from the sale of the Certificates will be deposited with the applicable Depositary on behalf of the applicable Escrow Agent for the benefit of the Certificateholders of such Trusts. Upon the request of the Trustees, the Escrow Agent will withdraw the applicable Deposits and deliver such proceeds to the Trustees to be used during the Delivery Period to purchase Equipment Notes issued, at US Airways' election, either (i) by each Owner Trustee to finance a portion of the purchase price of the Leased Aircraft or (ii) by US Airways to finance a portion of the purchase price of the Owned Aircraft. US Airways currently expects all Aircraft to be Leased Aircraft.

                        DESCRIPTION OF THE CERTIFICATES

  The following description of the particular terms of the Certificates provides the general terms and provisions of the Certificates. This description supplements and, to the extent it is inconsistent therewith, replaces the description of the Certificates set forth in the Prospectus accompanying this Prospectus Supplement (the "Prospectus"). The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Basic Agreement, a form of which was filed with the Securities and Exchange Commission (the "Commission") on September 28, 1998 as an exhibit to US Airways' Registration Statement on Form S-3, and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements and the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by US Airways with the Commission.

  Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "Description of the Intercreditor Agreement--Priority of Distributions" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

  Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the three US Airways 1998-1 Pass Through Trusts (the "Class A Trust," the "Class B Trust," and the "Class C Trust," and, collectively, the "Trusts"). The Trusts will be formed pursuant to a pass through trust agreement between US Airways and State Street
Bank and Trust Company, as trustee (the "Trustee"), dated as of       (the
"Basic Agreement"), and three separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The Certificates to be issued by the Class A Trust, the Class B Trust, and the Class C Trust are referred to herein as the "Class A Certificates," the "Class B Certificates," and the "Class C Certificates."

  The property of each Trust (the "Trust Property") will consist of:

  . Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued, at US Airways' election, either
    (a) on a nonrecourse basis by the trustees (each, an "Owner Trustee") of separate owner trusts in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to US Airways, or (b) on a recourse basis by US Airways in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by US Airways.

  . The rights of such Trust to acquire Equipment Notes under the Note
    Purchase Agreement.

  . The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the applicable Depositary funds sufficient to enable each such Trust to purchase Equipment Notes on the delivery of each Aircraft during the Delivery Period.

  . The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

  . Monies receivable under the Liquidity Facility for such Trust.

  . Funds from time to time deposited with the Trustee in accounts relating to such Trust.

  The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "--Book-Entry; Delivery and Form." Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

  The Certificates will represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates will not represent an interest in or obligation of US Airways, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

  Pursuant to the Escrow Agreement applicable to each Trust, the holders of Certificates of each such Trust (each a "Certificateholder") as holders of the Escrow Receipts affixed to each Certificate will be entitled to certain rights with respect to payments and withdrawals that are required to be made by the applicable Depositary under the applicable Depositary Agreement. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to such payments, and rights with respect to payments and withdrawals to be made under the applicable Depositary Agreement may not be separately transferred by holders of the Certificates. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Depositary Agreement and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

PAYMENTS AND DISTRIBUTIONS

  The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Payments of interest on the Deposits with respect to each Trust will be made by the applicable Depositary to the Paying Agent and will be distributed to the Receiptholders on the date receipt of such payment is confirmed by the Paying Agent and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

  The Deposits held with respect to the Class A Trust and the Class B Trust and the Equipment Notes held in each such Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on January 30 and July 30 of each year, commencing on January 30, 1999 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). The Deposits held with respect to the Class C Trust and Equipment Notes held in such Trust will accrue interest at the rate per annum for Certificates to be issued by such Trust set forth under "Purchase of Class C Certificates," payable January 30 and July 30 each year, commencing on January 30, 1999 (or, in the case of Equipment Notes issued after such date commencing with the first such date to occur after initial issuance thereof). The interest rate applicable to each Class of Certificates is referred to as the "Stated Interest Rate" for such Trust. All such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

  Payments of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on the next three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates).

  The Liquidity Facility with respect to each Trust does not cover interest payable by the applicable Depositary on the Deposits relating to such Trust. Furthermore, such Liquidity Facility does not provide for drawings thereunder to pay for principal of or premium on such Certificates, any interest on such Certificates in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust are entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

  Payments of principal of the Equipment Notes are scheduled to be received by the Trustee on January 30 and July 30 in certain years depending upon the terms of the Equipment Notes held in such Trust.

  Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments," and January 30 and July 30 of each year are herein referred to as "Regular Distribution Dates." See "Description of the Equipment Notes--Principal and Interest Payments." The "Final Maturity Date" for the Class A Certificates is
     , for the Class B Certificates is      , and for the Class C Certificates
is      .

  The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held by the Subordination Agent on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

  Any payment in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date", each Special Distribution Date and Regular Distribution Date, a "Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement.

  Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "Special Payment"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment will be made on such Regular Distribution Date. Payments made on or with respect to a Deposit are not subject to the Intercreditor Agreement.

  Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b);
Section 2.03 of the Escrow Agreement) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Equipment Notes-- Redemption."

  Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which are to be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements,
Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01)

  Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which are to be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

  The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "--Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

  If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Boston, Massachusetts, Pittsburgh, Pennsylvania or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

POOL FACTORS

  The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

  The "Pool Factor" for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.02)

  The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. The scheduled distribution of principal payments for any Trust will be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

                         CLASS A TRUST           CLASS B TRUST           CLASS C TRUST
                           EQUIPMENT    CLASS A    EQUIPMENT    CLASS B    EQUIPMENT    CLASS C
                             NOTES       TRUST       NOTES       TRUST       NOTES       TRUST
                           SCHEDULED    EXPECTED   SCHEDULED    EXPECTED   SCHEDULED    EXPECTED
                          PAYMENTS OF     POOL    PAYMENTS OF     POOL    PAYMENTS OF     POOL
DATE                       PRINCIPAL*    FACTOR    PRINCIPAL*    FACTOR    PRINCIPAL*    FACTOR
----                     -------------- -------- -------------- -------- -------------- --------
January 30, 1999........ $         0.00          $         0.00          $         0.00
July 30, 1999...........   4,084,480.02                    0.00                    0.00
January 30, 2000........   3,395,913.61            2,251,040.87                    0.00
July 30, 2000...........   7,598,686.35              228,941.43                    0.00
January 30, 2001........   4,906,327.35            2,265,449.25                    0.00
July 30, 2001...........   6,088,272.62              203,814.77                    0.00
January 30, 2002........   7,274,472.74            2,834,435.81                    0.00
July 30, 2002...........   3,720,127.23              106,391.09                    0.00
January 30, 2003........   9,133,120.75            4,686,468.66                    0.00
July 30, 2003...........   1,861,479.24              101,610.63                    0.00
January 30, 2004........   9,828,116.66            6,821,288.43               71,463.46
July 30, 2004...........   1,166,483.35               36,285.59                    0.00
January 30, 2005........  11,037,596.84            7,798,681.93              110,655.60
July 30, 2005...........     453,790.78                    0.00                    0.00
January 30, 2006........  11,573,533.29            7,554,267.83            2,060,016.31
January 30, 2007........  11,837,881.06            3,987,470.47            6,944,751.02
January 30, 2008........  12,208,982.70            2,557,936.97            5,773,505.08
January 30, 2009........   8,392,816.11            2,485,338.83            8,778,001.54
July 30, 2009...........     457,600.00              102,435.11                  522.27
January 30, 2010........  10,642,844.29            2,336,021.83           16,825,465.70
January 30, 2011........  10,539,279.25            2,438,456.94           24,802,150.44
January 30, 2012........  11,169,539.18            2,336,252.80           24,769,707.76
July 30, 2012...........   2,668,927.73              102,204.14            2,543,088.92
January 30, 2013........  26,339,921.99            5,655,405.55           38,228,297.82
July 30, 2013...........   4,927,342.15              190,520.61            2,598,035.36
January 30, 2014........  46,465,479.79            4,386,926.40            1,632,212.09
July 30, 2014...........   3,162,747.97              585,360.51            2,846,792.17
January 30, 2015........  20,998,355.67            2,565,297.79               89,265.73
July 30, 2015...........   2,287,529.05                    0.00                    0.00
January 30, 2016........  33,712,059.20                    0.00            2,629,419.56
July 30, 2016...........   2,771,801.97                    0.00                    0.00
January 30, 2017........  54,171,170.80            4,258,859.27              585,885.15
July 30, 2017...........           0.00               76,491.57                    0.00
January 30, 2018........  21,609,985.98           11,300,356.35               77,523.99
July 30, 2018...........           0.00            1,027,886.72                    0.00

--------
* Indicative only. Subject to change.

  The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption," or a special distribution attributable to unused Deposits after the Delivery Period Termination Date, the occurrence of a Triggering Event or, in the case of the Class C Trust, the failure of US Airways to satisfy certain conditions set forth in the Note Purchase Agreement, as described in "Description of the Deposit Agreements." If the principal payments scheduled for July 30, 1999 are changed, notice thereof will be mailed to the Certificateholders by no later than July 15, 1999. If (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (1) and (6) below):

(1) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source.

(2) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(3) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(4) The amount of such distribution under the Escrow Agreement allocable to interest.

(5) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(6) The Pool Balance and the Pool Factor for such Trust. (Trust Supplements,
    Section 3.02(a))

    So long as the Certificates are registered in the name of The Depository Trust Company ("DTC"), or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.02(a))

    In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.02(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.02(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

  An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). See "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver." Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement-- Priority of Distributions."

  With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant, under the related Leased Aircraft Indenture, will have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

  In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company will be the initial Trustee under each Trust.

  Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

  Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

  Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments will be defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

  Each Pass Through Trust Agreement will provide that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

  Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

  Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

  In certain cases, the Certificateholders of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

  Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same
Class:

  . The Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates; and

  . The Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A and B Certificates.

  In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts due to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

  A Pass Through Certificate Event of Default (a "PTC Event of Default") under each Pass Through Trust Agreement means the failure to pay:

  . The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

  . Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Section 1.01)

  Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a "Triggering Event." See "Description of the Intercreditor Agreement--Priority of Distributions--After a Triggering Event" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

  US Airways will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other entity unless:

  . The surviving successor corporation or transferee is validly existing under the laws of the United States or any state thereof or the District of Columbia.

  . The surviving successor corporation or transferee is a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

  . The surviving successor corporation or transferee expressly assumes all of the obligations of US Airways contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases, and any other operative documents.

  . US Airways delivers a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

  In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Default, in the case of an Owned Aircraft, will have occurred and be continuing. (Section 5.02; Leased Aircraft Participation Agreement, Section 7(v); Owned Aircraft Participation Agreement, Section 7(i))

  The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of US Airways.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER
AGREEMENTS

  Each Pass Through Trust Agreement will contain provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust:

  . To provide for the formation of a Trust, to issue an additional series of Certificates and to enter into Trust Supplements setting forth the terms of any series of Certificates.

  . To evidence the succession of another corporation to US Airways and the assumption by such corporation of US Airways' obligations under such Pass Through Trust Agreement, the Note Purchase Agreement or any Liquidity Facility.

  . To add to the covenants of US Airways for the benefit of holders of such Certificates or to surrender any right or power conferred upon US Airways in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility.

  . To correct or supplement any provision of such Pass Through Trust
    Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, provided that such action will not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

  . To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

  . To modify, eliminate or add to the provisions of such Pass Through Trust
    Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as is necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

  . To evidence and provide for the acceptance of appointment under such Pass
    Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase

   Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as is necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

  In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.01)

  Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

  . Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments to be made to Receiptholders), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

  . Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

  . Alter the priority of distributions specified in the Intercreditor
    Agreement in a manner materially adverse to such Certificateholders.

  . Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

  . Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment except to increase any percentage of Certificateholders required to effect a waiver or to add to the list of provisions that may not be altered without the consent of each Certificateholder affected thereby.

  In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

  . Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

  . Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

  . How to vote (or direct the Subordination Agent to vote) any Equipment
    Note if a vote has been called for with respect thereto.

  Provided such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

  . Other than as Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

  . As the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

  For purposes of the second preceding sentence, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

  Each Trustee will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement") and the applicable Participation Agreement. Under the Note Purchase Agreement, US Airways agrees to finance each Aircraft in the manner provided therein. US Airways will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

  . If US Airways chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

  . If US Airways chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement") and an indenture (each, an "Owned Aircraft Indenture," and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

  The description of such agreements in this Prospectus Supplement is based on the agreements expected to be entered into on or shortly after the Issuance Date with respect to the Delivered Aircraft and forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See "Description of the Equipment Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to (a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms except as expressly provided therein. In addition, US Airways is obligated (a) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (b) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event has occurred. The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date. So long as AIFS is the registered or beneficial owner of any of the Class C Certificates, the Class C Trustee's obligation to purchase Series C Equipment Notes relating to the financing of an Aircraft will be subject to the satisfaction of certain additional conditions precedent. The conditions to the Class C Trustee's obligation to purchase Series C Equipment Notes to be issued in any financing include (i) the absence of a material payment default by US Airways Group under its purchase agreement with an affiliate of Airbus,
(ii) the absence of a material payment default under other financing arrangements with Airbus or its affiliates, (iii) the failure of US Airways to hold an air carrier operating certificate required for lessors and lenders to US Airways to be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code, (iv) the absence of a Note Purchase Termination Event, and
(v) the satisfaction of certain liquidity conditions. "Note Purchase Termination Events" include certain bankruptcy-related events or other material events that result, or could result, in the termination of the Aircraft purchase agreement between US Airways Group and an affiliate of Airbus.

  US Airways expects that the foregoing conditions will be satisfied at all times. However, no assurances can be given and if the conditions are not satisfied with respect to any Aircraft, such Aircraft will be an Owned Aircraft and no Series C Notes will be issued with respect thereto.

  The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, will require, among other things, that:

  . The principal amount of the Series A and Series B Equipment Notes issued with respect to an Aircraft equals the principal amount of Series A and Series B Equipment Notes indicated for each such Aircraft as set forth in "Prospectus Supplement Summary--Equipment Notes and the Aircraft" under the columns "Principal Amount of Series A Equipment Notes" and "Principal Amount of Series B Equipment Notes," respectively.

  . The maximum principal amount of the Series C Equipment Notes issued with respect to an Aircraft not exceed the principal amount of Series C Equipment Notes indicated for each Aircraft as set forth in "Prospectus Supplement Summary--Equipment Notes and Aircraft" under the column "Maximum Principal Amount of Series C Equipment Notes."

  . The initial loan to aircraft value with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value (the "Assumed Appraised Value") for such Aircraft set forth in "Prospectus Supplement Summary--Equipment Notes and the Aircraft" under the column "Appraised Base Value"), not exceed 40.5% in the case of the Series A Equipment Notes, 51.0% in the case of Series B Equipment Notes and 67.0% in the case of Series C Equipment Notes.

  . The loan to aircraft value for each series of Equipment Notes issued in respect of each Aircraft (computed as of the date of issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption) not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) 40.5% in the case of the Series A Equipment Notes, 51.0% in the case of the Series B Equipment Notes and 69.5% in the case of the Series C Equipment Notes.

  . The initial average life of the Series A Equipment Notes, the Series B
    Equipment Notes and the Series C Equipment Notes on any Aircraft will not extend beyond 13.5 years, 12.5 years and 13.5 years, respectively, from the Issuance Date.

  . As of the Delivery Period Termination Date the average life of the Class
    A Certificates, the Class B Certificates and the Class C Certificates not be more than 13.0 years, 11.0 years and 12.5 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

  . The final expected distribution date of each Class of Certificates be as set forth in the "Prospectus Supplement Summary--Summary of Terms of Certificates".

  . The original aggregate principal amount of all of the Equipment Notes of each Series not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust.

  . The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

  . The payment dates for the Equipment Notes and basic rent under the Leases must be January 30 and July 30.

  . Basic rent and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

  . The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable termination value, subject to certain rights of self-insurance.

  . (a) The past due rate in the Indentures and the Leases, (b) the Make-
    Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases, (e) the interest rate payable with respect to termination value in the Leases, and (f) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case must be no less favorable to the Loan Trustees, Subordination Agent, the Liquidity Provider, the Trustees, the Escrow Agents and the Note Holders than as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "Aircraft Operative Agreements").

  The Mandatory Economic Terms are indicative only and subject to change prior to delivery of the Prospectus Supplement.

  The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

  .In the case of the Indentures, the following modifications are prohibited:

    (i) modifications to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of US Airways' rights under its aircraft purchase agreement with an affiliate of the Aircraft manufacturer and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby.

    (ii) modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances).

    (iii) modifications to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances.

    (iv) modifications to certain provisions relating to any replaced airframe or engines with respect to an Aircraft.

    (v) modifications to the provision that New York law will govern the Indentures.

  .In the case of the Lease, the following modifications are prohibited:

    (i) modifications to certain provisions regarding the unconditional obligation of US Airways to pay basic rent and termination value to the Leased Aircraft Trustee.

    (ii) modification of the obligations of US Airways to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft.

    (iii) modification of the obligations of US Airways to furnish certain opinions with respect to a replacement airframe.

    (iv) modification of the obligations of US Airways to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

  . In the case of the Participation Agreement, the following modifications are prohibited:

    (i) modifications to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving obtaining a certificate of airworthiness with respect to such Aircraft, delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration.

    (ii) modifications to the provisions restricting the Note Holder's ability to transfer such Equipment Notes.

    (iii) modifications to certain provisions requiring the delivery of legal opinions.

    (iv) modifications to the provision that New York law will govern the Participation Agreement.

  . In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of "Make-Whole Premium."

  Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, Loan Trustees or the Certificateholders.

TERMINATION OF THE TRUSTS

  The obligations of US Airways and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

THE TRUSTEES

  The Trustee for each Trust will be State Street Bank and Trust Company.

BOOK-ENTRY; DELIVERY AND FORM

  Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Cedel Bank societe anonyme. See "Description of the Certificates--Book-Entry; Delivery and Form" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

  So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders refers to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders refers, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

  The following is a description of the particular terms of the Deposit Agreements. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by US Airways with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

  Pursuant to the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the applicable Depositary. Pursuant to the deposit agreements between the Escrow Agent and the applicable Depositary (the "Deposit Agreements"), the Depositaries will establish separate accounts in the name of the Escrow Agent (each such account, a "Deposit Account"). On the Issuance Date, that portion of the proceeds not paid to the Trustees to be used for the purchase of Equipment Notes relating to Delivered Aircraft will be deposited (each, a "Deposit") into the Deposit Accounts by the Underwriters (or, in the case of the Class C Certificates, by the initial purchaser of such Certificates), in each case, on behalf of such Escrow Agent.

  On each Regular Distribution Date the applicable Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

  In connection with the financing of each delivered Aircraft during the Delivery Period, the Trustee for each of the Trusts will request that the Escrow Agent relating to the applicable Trust withdraw from the Deposits relating to the applicable Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust.

  The Deposits relating to the Trusts and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

UNUSED DEPOSITS

  The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the Certificates--Obligation to Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under the purchase agreement between its affiliate and US Airways. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. In addition, so long as AIFS holds any Class C Certificates the conditions to the obligations of the Class C Trustee to purchase the Series C Equipment Notes differ from those applicable to the Series A and Series B Equipment Notes. See "Description of the Certificates--Obligation to Purchase Equipment Notes." If for any Aircraft the conditions to the Class A and Class B Trustees' obligation to purchase Series A and Series B Equipment Notes are satisfied, but the conditions to the Class C Trustee's purchase of Series C Equipment Notes are not, US Airways will be obligated to finance such Aircraft, but such financing may not include Series C Equipment Notes.

  If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by such Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date"), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the holders of Escrow Receipts relating to the respective Trust after at least 15 days' prior written notice. Such distribution will include, in the case of Deposits relating to the Class A and Class B Certificates, a premium payable by US Airways equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to each such Trust, provided that no Deposit Make-Whole Premium will be payable with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence.

"Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of the Class A Certificates and the Class B Certificates, as of any date of determination, an amount equal to the excess, if any, of
(a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") was issued on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually received by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the
Treasury Yield plus   basis points in the case of the Class A Certificates,
and   basis points in the case of the Class B Certificates  over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

DISTRIBUTION UPON OCCURRENCE OF A TRIGGERING EVENT

  If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the Trusts will withdraw any funds then held as Deposits with respect to such Trusts and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the holders of Escrow Receipts relating to such Trusts by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DISTRIBUTION UPON OCCURRENCE OF A TERMINATION EVENT


  If an event occurs that entitles the Airbus affiliate that is a party to the Airbus Financing Commitment to terminate its commitment to US Airways (an "Airbus Financing Termination Event") at a time when AIFS holds any of the Class C Certificates, the Escrow Agent for the Class C Trust will withdraw funds then held as Deposits with respect to the Class C Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the holders of Escrow Receipts relating to such Trust by the Paying Agent, on behalf of the Escrow Agent, after at least 15 days' prior written notice. So long as no Triggering Event has occurred, Aircraft delivered from and after the time an Airbus Financing Termination Event has occurred may still be financed but no Series C Equipment Notes will be issued in respect of such Aircraft.

DEPOSITARIES

  Credit Suisse First Boston ("CSFB"), New York branch, will act as "Depositary" for each of the Class A and Class B Certificates. Citibank, N.A. ("Citibank"), will act as "Depositary" for the Class C Certificates.

  CREDIT SUISSE FIRST BOSTON

  Credit Suisse First Boston, part of the Credit Suisse Group, has total consolidated assets of approximately Sfr 453 billion ($315 billion) and total consolidated shareholders' equity of approximately Sfr 11.3 billion
($7.8 billion), in each case as of December 31, 1997. Credit Suisse First Boston's registered head office is in Zurich, Switzerland.

  CSFB has long-term unsecured debt ratings of Aa3 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

  CSFB's New York branch has executive offices at Eleven Madison Avenue, New York, New York 10010, (212) 325-9000. A copy of the Annual Report of CSFB for the year ended December 31, 1997 may be obtained from CSFB by delivery of a written request to its New York branch, Attention: Corporate Affairs.

  CITIBANK

  Citibank is a wholly-owned subsidiary of Citicorp (a Delaware corporation) and is Citicorp's principal subsidiary. (Citicorp has been a wholly-owned subsidiary of Citigroup Inc., a Delaware holding company formerly known as Travelers Group Inc. ("Travelers"), since October 8, 1998, when Citicorp merged with a wholly-owned subsidiary of Travelers.) As of September 30, 1998, the total assets of Citibank and its consolidated subsidiaries represented more than 80% of the total assets of Citicorp and its consolidated subsidiaries.

  Citibank has long-term unsecured debt ratings of Aa2 from Moody's and AA-from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

  The Consolidated Balance Sheets of Citibank as of December 31, 1997 and as of December 31, 1996 are set forth in the Annual Report and Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 1997 and as of September 30, 1998 and December 31, 1997 are set forth in the Financial Review and Form 10-Q for the quarter ended September 30, 1998. Copies of such reports are available upon request, without charge, by writing or calling Citicorp Corporate Affairs Distribution, 850 Third Avenue, 13th Floor, New York, New York, 10043, (212) 559-0233.

                     DESCRIPTION OF THE ESCROW AGREEMENTS

  The following is a description of the particular terms of the escrow and paying agent agreements (the "Escrow Agreements"). The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by US Airways with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

  First Security Bank, National Association, as escrow agent in respect of the Trusts (the "Escrow Agent"), State Street Bank and Trust Company, as paying agent on behalf of the Escrow Agent in respect of each such Trust (the "Paying Agent"), the Trustee of each of the Trusts and the Underwriters (in the case of the Class A and Class B Trusts) or the initial purchaser of the Class C Certificates (in the case of the Class C Trust) will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each such Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). That portion of the cash proceeds of the offering of Certificates not paid to the Trustees for the purchase of Equipment Notes relating to Delivered Aircraft will be deposited by the Underwriters or the initial purchaser of the Class C Trust Certificates, as applicable, on behalf of the Escrow Agent (for the benefit of Receiptholders) with the applicable Depositary as Deposits relating to such Trusts.

  Each Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent will direct the applicable Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

  Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which are non-interest-bearing. The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

  Upon receipt by the applicable Depositary of a portion of the cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("Escrow Receipts") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

  The following description of the particular terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus.

  The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by US Airways with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

  The Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent (each, a "Liquidity Facility") with respect to the Certificates of each Trust pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on such Certificates when due, subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for a Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although ABN AMRO is the initial Liquidity Provider for each Trust, ABN AMRO may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the liquidity providers for the Trusts may differ.

DRAWINGS

  The aggregate amount available under the Liquidity Facilities for each Trust at January 30, 2000, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to January 30, 2000, is paid, will be $ , $ , and $ , respectively.

  Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make interest drawings ("Interest Drawings") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

  "Required Amount" means, for any day and with respect to any Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated based on the Pool Balance for such Class on such day and without regard to payments of principal on such Certificates.

  The Liquidity Facility for any Class of Certificates will not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust will not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

  Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the Required Amount for such Trust. (Liquidity Facilities, Section 2.04(a))

  "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving US Airways under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or US Airways refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned

Aircraft), and (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

  If at any time the short-term unsecured debt rating of the Liquidity Provider for any Trust then issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust, the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

  A "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial Liquidity Provider.

  "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the Class A Liquidity Provider, and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Class B Liquidity Provider and the Class C Liquidity Provider.

  The Liquidity Facility for each Trust will provide that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of:

  . 364 days after the initial issuance date of the Certificates ("Issuance
    Date").

  . The date on which the Subordination Agent delivers to such Liquidity
    Provider a certification that all of the Certificates of such Trust have been paid in full.

  . The date on which the Subordination Agent delivers to such Liquidity
    Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

  . The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

  . The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

  . The date on which the Liquidity Provider honors a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections
    1.01 and 2.04(b)).

Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

  The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity

Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw its then Maximum Available Commitment (the "Non-Extension Drawing"). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

  Subject to certain limitations, US Airways may, at its option, arrange for a Replacement Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Facility (i) to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility or (ii) after the short-term unsecured debt rating of the Liquidity Provider is downgraded below the applicable Threshold Rating (Intercreditor Agreement, Section 3.6(c) and (e)). If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f))

  Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a final drawing ("Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

REIMBURSEMENT OF DRAWINGS

  The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

  INTEREST DRAWINGS AND FINAL DRAWINGS

  Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.00% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an Interest Period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at the Base Rate plus 2.00% per annum.

  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one quarter of one percent (0.25%) per annum.

  "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

  DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

  The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

  . Such amount will be released on any Distribution Date to the applicable
    Liquidity Provider to the extent that such amount exceeds the Required
    Amount.

  . Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

  . The balance of such amount will be invested in Eligible Investments.

  Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest as follows: (x) for any Non-Extension Drawing at a rate equal to LIBOR for the applicable Interest Period plus 0.45% per annum; and (y) for any Downgrade Drawing at a rate equal to LIBOR for the applicable Interest Period plus (i) 0.45% per annum for the first year after such drawing and (ii) 1.00% per annum thereafter in the case of the Class A Liquidity Facility or 0.75% per annum thereafter in the case of the Class B and Class C Liquidity Facilities.

LIQUIDITY EVENTS OF DEFAULT

  Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") consists of:

  . The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $300 million).

  . Certain bankruptcy or similar events involving US Airways. (Liquidity
    Facilities, Section 1.01)

  If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

  . The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

  . The Subordination Agent will promptly request, and the applicable
    Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

  . Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

  . All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

  Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

  The initial liquidity provider (the "Liquidity Provider") will be ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands, acting through its Chicago branch ("ABN AMRO"). ABN AMRO Bank N.V. has short-term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                  DESCRIPTION OF THE INTERCREDITOR AGREEMENT

  The following description of the particular terms of the Intercreditor Agreement supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The statements made under the caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by US Airways with the Commission.

INTERCREDITOR RIGHTS

  GENERAL

  The Intercreditor Agreement will be among each Trustee, the Liquidity Provider and the Subordination Agent (the "Intercreditor Agreement"). The Equipment Notes will be registered in the name of the Subordination Agent or its nominee as agent and trustee for the applicable Trustee solely for the purpose of facilitating the enforcement of the other provisions of the Intercreditor Agreement.

  CONTROLLING PARTY

  With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes. (Intercreditor Agreement, Section 2.6(a))

  At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by US Airways under any Lease or reduce the amount of principal or interest payable by US Airways under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)). See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

  The "Controlling Party" will be:

  . The Class A Trustee.

  . Upon payment of Final Distributions to the holders of Class A
    Certificates, the Class B Trustee.

  . Upon payment of Final Distributions to the holders of Class B
    Certificates, the Class C Trustee.

  . Under certain circumstances, and notwithstanding the foregoing, the Liquidity Providers holding a majority in interest of unreimbursed Liquidity Obligations, as discussed in the next paragraph. (Intercreditor Agreement, Section 2.6(b))

  At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension

Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $300 million), the Liquidity Providers holding a majority in interest of the unreimbursed Liquidity Obligations will have the right to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.6(c))

  For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies."

  "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

  Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of US Airways, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by US Airways under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by US Airways under such Lease before giving effect to such adjustment. (Intercreditor Agreement, Section 4.1)

  "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

  BEFORE A TRIGGERING EVENT

  So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

  . to the Liquidity Provider to the extent required to pay the Liquidity
    Expenses;

  . to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

  . to the Class A Trustee to the extent required to pay Expected
    Distributions on the Class A Certificates;

  . to the Class B Trustee to the extent required to pay Expected
    Distributions on the Class B Certificates;

  . to the Class C Trustee to the extent required to pay Expected
    Distributions on the Class C Certificates; and

  . to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

  "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

  "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements.

  "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of
(1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

    (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

    (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

  For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

  For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions is deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)."

  AFTER A TRIGGERING EVENT

  Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

  . to the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination

   Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses");

  . to the Liquidity Provider to the extent required to pay the Liquidity
    Expenses;

  . to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

  . to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

  . to the Class A Trustee to the extent required to pay Adjusted Expected
    Distributions on the Class A Certificates;

  . to the Class B Trustee to the extent required to pay Adjusted Expected
    Distributions on the Class B Certificates; and

  . to the Class C Trustee to the extent required to pay Adjusted Expected
    Distributions on the Class C Certificates.

  "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

    (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
  (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

    (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

  For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

  "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

  "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

  "LTV Ratio" means for the Class A Certificates %, for the Class B Certificates % and for the Class C Certificates %.

  "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

  "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

  "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

  Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

THE SUBORDINATION AGENT

  State Street Bank and Trust Company will be the "Subordination Agent" under the Intercreditor Agreement. US Airways and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

  The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

  The Aircraft consist of 17 Airbus Model A319 aircraft, and six Airbus Model A320 aircraft (the "Aircraft"), four of which have been delivered by the manufacturer to US Airways and the remaining 19 of which are scheduled for delivery from December 1998 to July 1999 (the "Delivery Period"). The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  The Airbus Model A319 and Airbus Model A320 aircraft both are capable of flying from US Airways' major Northeast United States hubs to its West Coast markets. The seating capacity of the A319 aircraft is approximately 120 passengers. The engine type utilized on the Airbus Model A319 aircraft will be CFM International, Inc. CFM-56-5B6. The seating capacity of the Airbus Model A320 aircraft is approximately 142 passengers. The engine type utilized on the Airbus Model A320 aircraft will be CFM International, Inc. CFM-56-5B4.

THE APPRAISALS

  The table below sets forth the appraised base values of the Aircraft, as determined by AVITAS, Inc. ("AVITAS"), AvSolutions, Inc. ("AvSolutions"), and Morton Beyer and Agnew, Inc. ("MBA"), independent aircraft appraisal and consulting firms (the "Appraisers").

                           EXPECTED   MANUFACTURER'S     SCHEDULED           APPRAISED BASE VALUE
AIRCRAFT                 REGISTRATION     SERIAL         DELIVERY      ---------------------------------
  TYPE                      NUMBER        NUMBER          MONTH*         AVITAS   AVSOLUTIONS    MBA
--------                 ------------ -------------- ----------------- ---------- ----------- ----------
Airbus A319.............    N700UW         0885      October 15, 1998  37,700,000 38,140,000  37,060,000
Airbus A319.............    N701UW         0890      October 20, 1998  37,700,000 38,140,000  37,060,000
Airbus A319.............    N702UW         0896      November 2, 1998  37,700,000 38,140,000  37,130,000
Airbus A319.............    N703UW         0904      November 10, 1998 37,700,000 38,140,000  37,130,000
Airbus A319.............    N704US         0922      December 1998     37,700,000 38,140,000  37,210,000
Airbus A319.............    N705UW         0929      December 1998     37,700,000 38,140,000  37,210,000
Airbus A320.............    N101UW         0936      January 1999      44,600,000 44,390,000  42,970,000
Airbus A319.............    N706US         0946      January 1999      38,700,000 38,420,000  37,280,000
Airbus A319.............    N707UW         0949      January 1999      38,700,000 38,420,000  37,280,000
Airbus A319.............    N708UW         0972      February 1999     38,700,000 38,420,000  37,360,000
Airbus A319.............    N709UW         0997      March 1999        38,700,000 38,420,000  37,430,000
Airbus A320.............    N102UW         0844      May 1999          45,300,000 44,710,000  43,320,000
Airbus A320.............    N103US         0861      May 1999          45,300,000 44,710,000  43,320,000
Airbus A319.............    N710UW         1019      May 1999          39,300,000 38,700,000  37,590,000
Airbus A320.............    N104UW         0863      June 1999         45,300,000 44,710,000  43,410,000
Airbus A320.............    N105UW         0868      June 1999         45,300,000 44,710,000  43,410,000
Airbus A319.............    N711UW         1033      June 1999         39,300,000 38,700,000  37,660,000
Airbus A319.............    N712US         1038      June 1999         39,300,000 38,700,000  37,660,000
Airbus A320.............    N106US         1044      July 1999         46,000,000 45,030,000  43,500,000
Airbus A319.............    N713UW         1040      July 1999         39,800,000 38,980,000  37,740,000
Airbus A319.............    N714US         1046      July 1999         39,800,000 38,980,000  37,740,000
Airbus A319.............    N715UW         1051      July 1999         39,800,000 38,980,000  37,740,000
Airbus A319.............    N716UW         1055      July 1999         39,800,000 38,980,000  37,740,000

* The actual delivery dates for the first four aircraft are set forth. The actual delivery date for any other Aircraft may be subject to delay or acceleration. See "--Deliveries of Aircraft."

  For purposes of the foregoing chart, AVITAS, AvSolutions and MBA were asked to provide their respective opinion as to the appraised base value of each Aircraft as of November 16, 1998 and projected as of the scheduled delivery month of each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisers and may not reflect current market conditions that could affect the fair market value of the Aircraft. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For the definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

  An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft upon the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

DELIVERIES OF AIRCRAFT

  Four Aircraft have been delivered and the remaining Aircraft are scheduled for delivery from December 1998 through July 1999 under a purchase agreement between US Airways Group and AVSA, S.A.R.L., an affiliate of Airbus. See the table under "--The Appraisals" for the scheduled month of delivery of each Aircraft. Under such purchase agreement, delivery of an Aircraft may be delayed due to "Excusable Delay," which is defined to include delays in delivery or failure to deliver or perform due to causes reasonably beyond Airbus' or any associated contractor's control or not occasioned by Airbus' or any associated contractor's fault, misconduct or negligence. US Airways cannot predict whether adjustments in such schedule will be required.

  The Note Purchase Agreement provides that the Delivery Period will expire on October 31, 1999.

  If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond October 31, 1999, US Airways has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "--Substitute Aircraft." If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and US Airways does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium with respect to the Class A and the Class B Certificates. See "Description of the Deposit Agreements--Unused Deposits."

SUBSTITUTE AIRCRAFT

  If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery, or (ii) beyond October 31, 1999, US Airways may identify for delivery a substitute aircraft (each, a "Substitute Aircraft") therefor meeting the following conditions:

  . a Substitute Aircraft must be the same model (either A319 or A320) as the Aircraft for which delivery was delayed and manufactured after October 1, 1998.

  . US Airways will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

                      DESCRIPTION OF THE EQUIPMENT NOTES

  The following description of the terms of the Equipment Notes supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, which will be filed as exhibits to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by US Airways with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

GENERAL

  The Equipment Notes will be issued in three series: the "Series A Equipment Notes," the "Series B Equipment Notes" and the "Series C Equipment Notes," together the "Equipment Notes" with respect to each Aircraft. The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee of a trust for the benefit of the owner participant that will be the beneficial owner of such Aircraft (the "Owner Participant"), and State Street Bank and Trust Company, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between US Airways and State Street Bank and Trust Company, as Owned Aircraft Trustee. US Airways currently intends for all 23 of the Aircraft to be Leased Aircraft. The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

  The related Owner Trustee will lease each Leased Aircraft to US Airways pursuant to a separate Lease between such Owner Trustee and US Airways with respect to such Leased Aircraft. Under each Lease, US Airways will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, US Airways. US Airways' rental obligations under each Lease and US Airways' obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of US Airways.

SUBORDINATION

  Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. (Leased Aircraft Indentures, Section 2.15; Owned Aircraft Indentures, Section 2.15) On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft; and (ii) payments of interest and principal due on Series B Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft. (Leased Aircraft Indentures, Article III; Owned Aircraft Indentures, Article III)

PRINCIPAL AND INTEREST PAYMENTS

  Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to the Class A and Class B Trusts and set forth under "Purchase of Class C Certificates" with respect to the Class C Certificates until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

  Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 30, and July 30, of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such Series of Equipment Notes will bear interest at a rate equal to at least 1.00% per annum over the applicable rate on such Series of Equipment Notes.

  Scheduled principal payments on the Equipment Notes will be made on January 30 and July 30 in certain years, commencing on July 30, 1999 in the case of the Class A Certificates and January 30, 2000 in the case of the Class B Certificates. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

  The final payment made under each Equipment Note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid.

  If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date and without any additional interest.

REDEMPTION

  If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by US Airways under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a)) If US Airways exercises its right to terminate a Lease under its voluntary termination, early buyout or burdensome buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless US Airways elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)) See "--The Leases-- Lease Termination."

  All of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under
Section 16 of the applicable Participation Agreement or otherwise with the consent of US Airways, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed prior to maturity at any time at the option of US Airways, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption is given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12).

  If, with respect to a Leased Aircraft, (i) one or more Lease Events of Default have occurred and are continuing or (ii) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease or if certain events occur in a bankruptcy proceeding involving US Airways, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such Equipment Notes are to be purchased pursuant to clause (i) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.14) US Airways as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances. (Leased Aircraft Indenture, Section 2.14)

  "Make-Whole Premium" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the relevant Loan Trustees and related Owner Participants) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

  For purposes of determining the Make-Whole Premium and the Deposit Make-Whole Premium, "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets,
(A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

  "Average Life Date" for any Equipment Note to be redeemed means the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

SECURITY

  The Equipment Notes issued with respect to each Aircraft will be secured by a first priority security interest in the Aircraft, the related Lease and all rent thereunder (with respect to Leased Aircraft), as well as all rents, profits and other income of such Aircraft, certain rights under the aircraft purchase agreement between US Airways and an affiliate of the Aircraft manufacturer, all requisition proceeds with respect to such Aircraft, all insurance proceeds with respect to the Aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause) Unless an Indenture Default with respect to an

Aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease excludes the rights of the Owner Trustee and the Owner Participant relating to the indemnification by US Airways for certain matters, certain insurance proceeds payable to the Owner Trustee in its individual and trust capacities and to the Owner Participant under liability insurance maintained by US Airways under the Lease or by the Owner Trustee or such Owner Participant, and certain reimbursement payments made by US Airways to the Owner Trustee and the Owner Participant. (Indenture, Granting Clause).

  The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft, replacement aircraft (as described in "--The Leases--Events of Loss") or the Leases related thereto. There will not be any cross-default provisions in the Indentures or Leases and, consequently, events resulting in an event of default under any particular Indenture or Lease may or may not result in an event of default occurring under any other Indenture or Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

  Although the Leased Aircraft Notes are not obligations of, or guaranteed by, US Airways, the amounts unconditionally payable by US Airways for lease of the Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes. See "Description of the Equipment Notes-- General."

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

  The following tables set forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of Aircraft as of the July Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of each such Aircraft. The following tables apply both to Leased Aircraft and Owned Aircraft. These examples were utilized by US Airways in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Certificates--Pool Factors." The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

  The following tables are based on the assumption (the "Depreciation Assumption") that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by 3% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft and by 4% of the initial appraised value per year for the next five years. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                         AIRBUS MODEL A319-100         AIRBUS MODEL A320-200
                      ----------------------------  ----------------------------
                       EQUIPMENT             LOAN    EQUIPMENT             LOAN
                         NOTE      ASSUMED    TO       NOTE      ASSUMED    TO
                      OUTSTANDING  AIRCRAFT  VALUE  OUTSTANDING  AIRCRAFT  VALUE
DATE                    BALANCE     VALUE    RATIO    BALANCE     VALUE    RATIO
----                  ----------- ---------- -----  ----------- ---------- -----
                      (MILLIONS)  (MILLIONS)        (MILLIONS)  (MILLIONS)
January 30, 2000.....   $22.94      $36.50   62.8%    $28.65      $43.99   65.1%
July 30, 2000........    22.56       35.38   63.8      28.65       42.67   67.2
July 30, 2001........    22.03       34.25   64.3      27.98       41.35   67.7
July 30, 2002........    21.45       33.12   64.8      27.24       40.03   68.0
July 30, 2003........    20.62       31.99   64.5      26.45       38.71   68.3
July 30, 2004........    19.78       30.86   64.1      25.60       37.39   68.5
July 30, 2005........    18.87       29.73   63.5      24.69       36.07   68.4
July 30, 2006........    17.90       28.60   62.6      23.71       34.75   68.2
July 30, 2007........    16.85       27.47   61.3      22.66       33.43   67.8
July 30, 2008........    15.96       26.34   60.6      21.64       32.11   67.4
July 30, 2009........    15.30       25.21   60.7      20.89       30.79   67.8
July 30, 2010........    14.19       24.09   58.9      19.59       29.47   66.5
July 30, 2011........    13.14       22.96   57.2      16.32       28.15   58.0
July 30, 2012........    10.36       21.83   47.5      14.47       26.83   53.9
July 30, 2013........     8.64       20.70   41.7      12.77       25.51   50.1
July 30, 2014........     6.56       19.19   34.2      10.26       24.19   42.4
July 30, 2015........     6.56       17.69   37.1       7.56       22.43   33.7
July 30, 2016........     3.58       16.18   22.1       6.75       20.67   32.7
July 30, 2017........     0.93       14.68    6.3       2.55       18.91   13.5
July 30, 2018........     0.00        0.00     NA       0.00        0.00     NA

LIMITATION OF LIABILITY

  The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, US Airways, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by US Airways under the Lease with respect to such Leased Aircraft).

  The Equipment Notes issued with respect to any Owned Aircraft will be direct obligations of US Airways.

  Except as otherwise provided in the Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

  Indenture Defaults under each Indenture include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee to the Indenture Trustee that such failure will constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or US Airways, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant receives written demand from the related Loan Trustee or holder of an Equipment Note,
(c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, or US Airways, in the case of an Owned Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods, (e) failure by the related Owner Trustee or Owner Participant (in the case if Leased Aircraft) or US Airways (in the case of Owned Aircraft) to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) or US Airways (in the case of an Owned Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period), or (g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or US Airways (in the case of the Owned Aircraft). (Indentures,
Section 4.02) There will not be any cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture

Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

  If US Airways fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured each of the three immediately preceding semiannual basic rental payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by US Airways in the performance of its obligations under any Lease that can be cured by the payment of money. (Leased Aircraft Indenture, Section 4.03)

  The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on such date issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive, together under certain circumstances with the applicable Owner Trustee and applicable Owner Participant, any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 4.08)

REMEDIES

  Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such Indenture have been cured or waived. (Indentures, Section 4.04(b))

  Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If an Event of Default has occurred and is continuing under the corresponding Lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease (in the event that it is not commercially reasonable to take possession of the Aircraft) or take possession of and/or sell the Aircraft; provided that the requirement to exercise such remedies under such Lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days subsequent to an entry for an order for relief or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (the "Section 1110 Period") (plus an additional period if any resulting from (i) US Airways or its trustee in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court, (ii) such Loan Trustee's consent to an extension of such 60-day period, (iii) Lessee's assumption of the Lease during the Section 1110 Period with the approval of the applicable court, or (iv) such Loan Trustee's failure to give any requisite notice). See "--The Leases--Events of Default under the Leases." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and US Airways, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, the rights of US Airways under the Lease with respect to such Aircraft. No exercise of any remedies by the related Loan Trustee may affect the rights of US Airways under any Lease unless a Lease Event of Default has occurred and is continuing. The Owned Aircraft Indenture will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Event of Default under an Owned Aircraft Indenture. (Indentures, Section 4.04; Leases, Section 15)

  If a bankruptcy proceeding involving US Airways under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or US Airways does not assume or agree to perform its obligations under such Lease, (ii) at any time after assuming or agreeing to perform such obligations, such trustee or US Airways ceases to perform such obligations or
(iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the Leased Aircraft Indenture by depriving the holder of the Equipment Notes of the benefits thereof.

  If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

  Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of petition under Chapter 11 of the U.S. Bankruptcy Code by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 of the U.S. Bankruptcy Code provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the U.S. (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

  Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to US Airways, has advised the Loan Trustees that, if US Airways were to become a debtor under Chapter 11 of the U.S. Bankruptcy Code, (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, or (y) if such Aircraft is an Owned Aircraft, the Loan Trustee would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but in each case may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future. The replacement of any Aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to benefits of Section 1110 of the U.S. Bankruptcy Code would not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that US Airways is and will continue to be a citizen of the U.S. holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--The Leases--Events of Loss." The opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of an Aircraft, or to any possible lessee of an Owned Aircraft if it is leased by US Airways. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

  A recent decision, Western Pacific Airlines, Inc. v. GATX (In re Western Pacific Airlines, Inc.), 219 B.R. 305, on rehearing, 221 B.R. 1 (D. Colo.
1998), ruled that Section 1110 of the U.S. Bankruptcy Code does not apply in a case after the trustee timely makes the agreement specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code and timely cures defaults outstanding as of the date of the Chapter 11 petition or that occur during the first sixty days of the case, with the result, among others, that the ability of a lessor to exercise remedies based on a default that occurs after the first 60 days of the Chapter 11 case would be subject to the automatic stay. US Airways has been advised by its counsel, Skadden Arps, Slate, Meagher & Flom (Illinois) to the effect that, and accordingly believes that, this decision construes Section 1110 of the U.S. Bankruptcy Code in a manner that is inconsistent with both the language of Section 1110 of the U.S. Bankruptcy Code and the legislative history explaining the purpose and operation of
Section 1110 of the U.S. Bankruptcy Code and accordingly believes that the decision is an incorrect interpretation of Section 1110 of the U.S. Bankruptcy Code. US Airways has been advised that the decision is currently on appeal, but that the Chapter 11 case of Western Pacific Airlines, Inc. has been converted to a case under Chapter 7, under which Section 1110 of the U.S. Bankruptcy Code by its terms does not apply, and that the parties have filed suggestions of mootness with the Court of Appeals.

  If a bankruptcy, insolvency, receivership or like proceedings is commenced involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

  Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

  Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft pursuant to the terms of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of US Airways pursuant to the terms of such Lease to terminate the Lease or to purchase the related Leased Aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment

Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indentures, Section 9.01(c))

  Without the consent of each Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 9.01(b))

INDEMNIFICATION

  US Airways is required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates (unless otherwise expressly agreed by US Airways), for certain losses, claims and other matters. US Airways is required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

THE LEASES

  Each Leased Aircraft will be leased to US Airways by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). Each Owned Aircraft will be owned by US Airways.

  LEASE TERM RENTALS AND PAYMENTS

  Each Leased Aircraft will be leased separately by the relevant Owner Trustee to US Airways for a term commencing on the Delivery Date and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes issued pursuant to the related Indenture, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease is payable by US Airways on each related Lease Period Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee to the Loan Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by US Airways be less than the scheduled payments on the related Equipment Notes. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3)

  "Lease Period Date" means, with respect to each Lease, January 30 or July 30 during the term of such Lease.

  Semiannual payments of interest on the Equipment Notes issued by US Airways under an Owned Aircraft Indenture are payable January 30 and July 30 of each year, commencing on the first such date after issuance thereof. Payments of principal of the Equipment Notes issued by US Airways under an Owned Aircraft Indenture are payable January 30 and July 30 in certain years or in full on final maturity.

  NET LEASE; MAINTENANCE

  Under the terms of each Lease, US Airways' obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, US Airways is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to US Airways, ordinary wear and tear excepted, and in such condition as required to maintain the applicable airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage or during certain periods of permitted maintenance or modification). (Leases, Section 7(a)(1))

  POSSESSION, SUBLEASE AND TRANSFER

  Each Aircraft may be operated by US Airways or, subject to certain restrictions, by certain other persons. Normal interchange, pooling and similar agreements customary in the commercial airline industry with respect to any airframe or engine are permitted. Subleases are also permitted to be entered into with United States entities and foreign entities that have their principal executive office in certain specified countries. (Leases, Section 7(b)(x)) It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  REGISTRATION

  US Airways is required to keep each Aircraft duly registered under the Transportation Code with the FAA except (in the case of a Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of a Leased Aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7(a)(1); Owned Aircraft Indenture,
Section 7.02) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

  So long as no Lease Event of Default exists, US Airways has the right to register the Aircraft subject to such Lease in a country other than the United States at its own expense, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7(a)(1); Participation Agreements, Section 7(d)). The Owned Aircraft Indentures contain comparable provisions with respect to registration of the Owned Aircraft. (Owned Aircraft Participation Agreement, Section 7(b)).

  LIENS

  US Airways is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, US Airways and the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than sixty (60) days or are being contested in good faith by appropriate proceedings;
(iii) judgment liens so long as such judgment is discharged or vacated within sixty (60) days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within sixty (60) days after expiration of such stay; and (iv) any other lien as to which US Airways has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i) and (ii) such liens and proceedings do not involve any material danger of the sale, forfeiture or loss of such Aircraft or the interest of any Owner Participant therein. (Leases, Section 6; Owned Aircraft Indenture,
Section 7.01)

  REPLACEMENT OF PARTS; ALTERATIONS

  US Airways is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, destroyed, stolen, seized, confiscated or permanently rendered unfit for use. US Airways or any permitted sublessee has the right, at its own expense, to add further parts and accessories and make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the value, utility or remaining useful life of the related aircraft or engine. (Leases, Sections 8(a) and 8(c); Owned Aircraft Indenture, Sections 7.03(a) and 7.03(c))

  INSURANCE

  US Airways is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee in the case of a Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount (taking into account any permitted self-insurance) not less than the termination value for the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. (Leases, Section 11; Owned Aircraft Indenture,
Section 7.04)

  In addition, US Airways is obligated to maintain (or cause to be maintained) comprehensive airline liability insurance at its expense, including, without limitation, passenger liability, bodily injury and property damage damage liability, cargo liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by US Airways of the same type and operating on similar routes as such Aircraft.

  US Airways is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee) operates any Aircraft, airframe or engine in any area of recognized hostilities or if US Airways (or any permitted sublessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

  US Airways may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the highest replacement value of any single aircraft in US Airways' fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which US Airways carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case, US Airways may self-insure the Aircraft to such higher level. In addition, US Airways may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

  In respect of each Aircraft, US Airways is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of a Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance will not be invalidated or impaired by any act or omission of US Airways, any permitted sublessees, or any other person. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

  LEASE TERMINATION

  US Airways may terminate any Lease (i) on any Lease Period Date occurring after the end of the calendar year in which the seventh (7th) anniversary occurred of the date on which such Lease commenced, if it makes a good faith determination that the Aircraft subject to such Lease is obsolete or surplus to US Airways' needs or (ii) on the tenth, thirteenth or sixteenth anniversaries of the date on which the Lease commenced. US Airways is required to give notice of its intention to exercise its right of termination described in this paragraph at least one hundred twenty (120) days prior to the proposed date of termination, which notice may be withdrawn up to fifteen (15) days prior to such proposed date; provided that US Airways may give only two (2) such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft or, in the case of clause (ii) above, US Airways elects to purchase the Aircraft at a purchase price equal to the greater of Termination Value or fair market value, US Airways is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and the Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the "Termination Value" for such Aircraft (which is set forth in a schedule to each Lease), US Airways is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable Termination Value for such Aircraft over such net proceeds. If US Airways elects to purchase the Aircraft, either (i) the Equipment Notes related thereto will be prepaid or (ii) subject to receipt of the tax opinion described under "--Renewal and Purchase Options," US Airways will assume such Equipment Notes on a full recourse basis. Upon payment of the Termination Value or, in the case of a purchase by US Airways, the payment of the applicable purchase price, and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of US Airways thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10)

  The Owner Trustee has the option to retain title to the Aircraft if US Airways has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including accrued interest) and the Loan Trustee will be paid the Make-Whole Premium, in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of US Airways thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10)

  EVENTS OF LOSS

  If an "Event of Loss" occurs with respect to the airframe or the airframe and engines of an Aircraft, US Airways must elect within sixty (60) days after such occurrence either to make payment with respect to such Event of Loss or to replace such airframe and any such engines. Not later than the earlier of
(i) the first Business Day following the 120th day following the date of occurrence of such Event of Loss and (ii) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from US Airways to the Owner Trustee (in the case of a Leased Aircraft) and the Loan Trustee (the "Loss Payment Date"), US Airways must either (i) pay to the applicable Owner Trustee the Termination Value of such Aircraft (or, in the case of an Owned Aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon), together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered such Event of Loss. (Leases, Section 10(a); Leased Aircraft Indentures, Section 2.10; Owned Aircraft Indentures, Section 5.06)

  If US Airways elects to replace an airframe (or airframe and one or more engines, as the case may be) that suffered such Event of Loss, it will, in the case of a Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft Indenture, subject such airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the airframe or airframe and engines to be replaced or an improved model, with a value, utility and remaining useful life at least equal to the airframe or airframe and engines to be replaced, assuming that such airframe and such engines had been maintained in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. US Airways is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Loan Trustee (as assignee of the Owner Trustee's rights and interests under the Lease), will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available. (Leases, Section 10(a); Owned Aircraft Indenture,
Section 5.06)

  If US Airways elects not to replace such airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft) or the Termination Value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft will terminate with respect to such Aircraft, the obligation of US Airways thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto will cease and (in the case of a Leased Aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related Aircraft to US Airways. The Termination Value and other payments made under the Leases by US Airways will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to US Airways, as the case may be. (Leases, Section 10; Leased Aircraft Indentures,
Section 3.02; Owned Aircraft Indentures, Sections 3.02 and 5.06)

  If an Event of Loss occurs with respect to an engine alone, US Airways will be required to replace such engine within one hundred twenty (120) days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same make and model as the engine to be replaced, or an improved model, suitable for installation and use on the airframe, and having a value and utility at least equal to the engine to be replaced, assuming that such engine had been maintained in accordance with the relevant Lease. (Leases, Section 10(b); Owned Aircraft Indenture, Section 5.06(b))

  An Event of Loss with respect to an Aircraft, airframe or any engine means any of the following events with respect to such property:

  . The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

  . Any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

  . Any theft or disappearance of such property for a period of 180 consecutive days or more (or, if earlier, the expiration of the term).

  . The requisition for use of such property by any governmental entity
    (other than a requisition for use by the U.S. government or any government of registry of the aircraft) for a period exceeding 180 consecutive days (or, if earlier, the expiration of the term).

  . The requisition for use by the U.S. government (or any government of registry of the aircraft) that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee has elected not to treat such event as an Event of Loss).

  . The condemnation, confiscation, requisition or taking of title to such property for more than 30 days (or, if earlier, the expiration of the term).

  . As a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or any governmental body of the government of registry of the aircraft, the use of such property in the normal course of business of air transportation is prohibited for a period of one hundred eighty (180) consecutive days, unless US Airways (or any sublessee), prior to the expiration of such one hundred eighty
    (180) day period, has undertaken and is diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by US Airways (or any sublessee), but in any event if such use is prohibited for a period of one (1) year, provided that no Event of Loss is deemed to have occurred if such prohibition has been applicable to the entire U.S. registered fleet of similar property and US Airways, prior to the expiration of such one (1) year period, has conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and is diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by US Airways, but in any event if such use is prohibited for a period of two (2) years or such use is prohibited at the expiration of the relevant Lease.

  . Any divestiture of title to or interest in an engine in connection with pooling or certain other arrangements will be treated as an Event of Loss with respect to such engine. (Leases, Section 10; Owned Aircraft Indenture, Section 5.06)

  RENEWAL AND PURCHASE OPTIONS

  At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, US Airways has certain options to renew such Lease for additional limited periods. In addition, US Airways has the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 19)

  In addition, US Airways may have the right to purchase an Aircraft from the applicable Owner Trustee prior to the expiration of the term of such Lease and assume, as direct obligations of US Airways, the Equipment Notes issued with respect to such Aircraft. Such assumption may occur only if, among other things, US Airways has provided an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred. (Leases, Section 19(b) and Section 20; Participation Agreements, Section 7(u))

  EVENTS OF DEFAULT UNDER THE LEASES

  The following events constitute Lease Events of Default under each Lease:

  . Failure by US Airways to make any payment of basic rent within five (5)
    Business Days after the same has become due or Termination Value within ten (10) Business Days after receipt by US Airways of written notice that the same is past due.

  . Failure by US Airways to make a payment of supplemental rent (other than Termination Value) when the same has become due and for thirty (30) days after US Airways' receipt of written demand therefor (provided that failure to pay any amount that is excluded from the lien of the Indenture shall not constitute an event of default unless notice is given by the Owner Participant).

  . Failure by US Airways to carry and maintain insurance on and in respect of the Aircraft, airframe and engines, in accordance with the provisions of such Lease.

  . Failure by US Airways to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the related tax indemnity agreement between US Airways and the Owner Participant), and such failure continuing unremedied for a period of thirty (30) days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and US Airways is diligently proceeding to correct such failure, in which case there is no Lease Event of Default unless and until such failure continues unremedied for a period of three hundred sixty (360) days after the receipt of such notice.

  . Any representation or warranty made by US Airways in such Lease or the related Participation Agreement or in certain other related operative documents (other than in the related tax indemnity agreement between US Airways and the Owner Participant) proves to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same remains uncured (to the extent of the adverse impact thereof) for more than thirty (30) days after the date of written notice thereof to US Airways.

  . The occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of US Airways or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continues undismissed, unvacated or unstayed for a period of ninety (90) days. (Leases, Section
    14)

  Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "--Indenture Defaults, Notice and Waiver."

  REMEDIES EXERCISABLE UPON EVENTS OF DEFAULT UNDER THE LEASE

  If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of US Airway's rights, except as set forth in the Lease, and retain the proceeds, and to require US Airways to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, either (i) the excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease or, (ii) the excess of the Termination Value of such Aircraft over the fair market sales value of such Aircraft or, if such aircraft has been sold, the net sales proceeds from the sale of such Aircraft. If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to US Airways or any of its affiliates. (Leased Aircraft Indentures, Section 4.04)

  TRANSFER OF OWNER PARTICIPANT INTERESTS

  Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft. (Participation Agreements, Section 7(k))

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following summary describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to US Airways ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed herein. This summary restates and supplements the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to the initial beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of

U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering thereof. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

  The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

TAX TREATMENT OF THE TRUSTS AND CERTIFICATEHOLDERS

  Each Trust will not itself be subject to U.S. federal income taxation. Each U.S. Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes and any other property held in the related Trust, in accordance with the U.S. Certificateholder's method of accounting. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. The Deposits may be subject to the original issue discount rules, with the result that a U.S. Certificateholder may be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

  Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the provider of the Liquidity Facility (if applicable), will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION ON SUBORDINATED CERTIFICATEHOLDERS

  In the event that a Trust that is subordinated in right of payment to any other Trust (such Trust being a "Subordinated Trust" and the related Certificates being "Subordinated Certificates") receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of such Trust, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

  Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

  Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income.

FOREIGN CERTIFICATEHOLDERS

  Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a Certificate), and subject to the discussion of backup withholding below:

    (a) payments of interest (including any OID) on a Certificate to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal income tax or withholding tax provided that (1) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an Owner Participant or US Airways,
  (2) such Non-U.S. Certificateholder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (ii) a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or US Airways, and (3) such interest payments are not effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder; and

    (b) a Non-U.S. Certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange, retirement or other disposition of a Certificate, unless (1) such Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, retirement or other disposition and certain other requirements are met or (2) such gain is effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder.

  The certification referred to above may be made on an IRS Form W-8 or substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A 31% "backup withholding" tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

  The Treasury Department recently issued final Treasury Regulations (the "Final Regulations") governing backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for payments made after December 31, 1999.

                          CERTAIN MASSACHUSETTS TAXES

  The Trustee is a Massachusetts trust company with its corporate trust office in Massachusetts. In the opinion of Bingham Dana LLP, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the Commonwealth of Massachusetts or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Massachusetts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the Commonwealth of Massachusetts or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

  Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

  Under a 1993 decision of the United States Supreme Court, insurance company general accounts in which Plans have invested may themselves be treated as holding Plan assets and deemed subject to ERISA's fiduciary requirements and prohibited transaction rules.

  Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

  Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

PLAN ASSETS ISSUES

  The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTION EXEMPTIONS

  In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, US Airways and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositaries, the Owner Trustees and the Liquidity Provider. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. See "Description of the Certificates--Purchase Rights of Certificateholders." Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and
Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

  Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

UNDERWRITER EXEMPTION MAY APPLY TO PURCHASE OF CLASS A CERTIFICATES BY PLANS

  In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 et al. (55 Fed. Reg. 20,548 (1990)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

  The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

  In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

  In reviewing the potential applicability of the Underwriter Exemption with their legal advisors, Plans should note that an investment in a Certificate will evidence both an interest in the respective Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. See "Description of the Deposit Agreements" and "Description of the Escrow Agreements." Under the terms of the Escrow Agreement, the proceeds from the Offering of the Class A and Class B Certificates of each Class will be paid over by the Underwriters to the applicable Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the applicable Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement.

  There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, the Underwriter Exemption may not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. See "Description of the Certificates--Purchase Rights of Certificateholders." Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other Class Exemptions that may be applicable.

  The Underwriter Exemption will not in any event apply to the Class B or C Certificates.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

  It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.
Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new
Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account, except to the extent provided in the Plan Asset Regulation.

  As of the date hereof, the DOL has issued proposed regulations under Section 401(c). If the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Certificates by insurance company general accounts.

                             PLAN OF DISTRIBUTION

CLASS A AND CLASS B CERTIFICATES

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among US Airways and the Underwriters listed below (the "Underwriters") relating to the Class A and Class B Certificates, US Airways has agreed to cause the Class A Trust and the Class B Trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase the respective aggregate amounts of Class A and Class B Certificates set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Class A and Class B Certificates if any Class A and Class B Certificates are purchased thereunder. The Underwriters have no obligations with respect to the Class C Certificates.

                                              PRINCIPAL AMOUNT PRINCIPAL AMOUNT
                                                 OF CLASS A       OF CLASS B
   UNDERWRITERS                                 CERTIFICATES     CERTIFICATES
   ------------                               ---------------- ----------------
   Morgan Stanley & Co. Incorporated.........      $                $
   Credit Suisse First Boston Corporation....
   Lehman Brothers Inc. .....................
   Salomon Smith Barney Inc. ................
                                                   -----            -----
   Total.....................................      $                $
                                                   =====            =====

  The Underwriters have advised US Airways that the Underwriters propose initially to offer the Class A and Class B Certificates to the public at the public offering price for each such Class set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of the amounts for the respective Class set forth below. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of the amounts for the respective Class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

   PASS THROUGH                                          CONCESSION REALLOWANCE
   CERTIFICATE DESIGNATION                               TO DEALERS CONCESSION
   -----------------------                               ---------- -----------
   Class A..............................................       %           %
   Class B..............................................

  US Airways does not intend to apply for the listing of the Class A and Class B Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Class A and Class B Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class A and Class B Certificates, and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A and Class B Certificates.

  The Underwriting Agreement provides that US Airways will reimburse the Underwriters for certain expenses and will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  In order to facilitate the offering of the Class A and Class B Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A and Class B Certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Class A and Class B Certificates for their own account. In addition, to cover over allotments or to stabilize the price of the Class A and Class B Certificates, the Underwriters may bid for, and purchase, Class A and Class B Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing Class A and Class B Certificates in the Offering, if the syndicate repurchases previously distributed Class A and Class B Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class A and Class B Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

GENERAL

  It is expected that delivery of the Class A and Class B Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus Supplement, which will be the business day following the date of pricing of the Class A and Class B Certificates (such settlement cycle being herein referred to as "T+ "). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A or Class B
Certificates on the date of pricing or any of the next   succeeding business
days will be required, by virtue of the fact that such Certificates initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Class A and Class B Certificates who wish to trade Certificates on the date of pricing or any of
the next   succeeding business days should consult their own advisor.

                       PURCHASE OF CLASS C CERTIFICATES

  Subject to the terms and conditions set forth in the Purchase Agreement (the "Purchase Agreement") between US Airways and AIFS relating to the Class C Certificates, US Airways has agreed to cause the Class C Trust to sell to AIFS, a wholly-owned subsidiary of Airbus Industrie, G.I.E. ("Airbus"), the principal amount of the Class C Certificates set forth on the cover page of this Prospectus Supplement. AIFS will purchase the Class C Certificates on December , 1998, subject to certain conditions, for a purchase price equal to 100% of their principal amount. The interest rate on the Class C Certificates will be %. The final expected Distribution Date for the Class C Certificates is January 30, 2018. Interest paid on the Equipment Notes held in the Class C Trust will be passed through to the Certificateholders of such Trust on each January 30 and July 30, beginning on January 30, 1999 until the final expected Regular Distribution Date for such Trust.

  AIFS will purchase the Class C Certificates for 100% of their principal amounts. US Airways will not pay to AIFS any commission or any other compensation in connection with the sale of the Class C Certificates to AIFS, except that US Airways will reimburse AIFS and its affiliates for legal and certain other expenses incurred by them in connection with the registration of the Class C Certificates. The Purchase Agreement permits AIFS to sell the Class C Certificates from time to time in one or more transactions at a fixed price or prices, which may be charged, or at market prices prevailing at the time of sale (if any), at prices related to such prevailing market prices (if any) or at negotiated prices, provided that any such sale complies with the securities laws. Pursuant to a Registration Rights Agreement between US Airways and AIFS (the "Registration Rights Agreement"), US Airways will use its best efforts to effect a registered exchange offer under the Securities Act of 1933, as amended (the "Securities Act"), to exchange the Certificates for exchange certificates, which will have terms identical in all material respects to the Certificates (except that the exchange certificates will not contain terms with respect to transfer restrictions). If US Airways determines that registration of the exchange offer is not available or would violate applicable law or interpretations of the staff of the Commission, or at the request of a holder not eligible to participate in the exchange offer or under certain other limited circumstances described in the Registration Rights Agreement, US Airways will use its best efforts to register the Certificates for resale under the Securities Act through a shelf registration statement (the "Shelf Registration Statement").

  It is expected that delivery of the Class C Certificates will be made against payment therefor on or about December , 1998, which will be the business day following the date of pricing of the Class C Certificates.

                                 LEGAL MATTERS

  The validity of the Certificates is being passed upon for US Airways by Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates and for the Underwriters by Shearman & Sterling, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates and Shearman & Sterling will rely on the opinion of Bingham Dana LLP, counsel for State Street Bank and Trust Company, as Trustee, as to matters of Massachusetts law relating to the authorization, execution and delivery of the Pass Through Agreement, each Trust Supplement and the Certificates by State Street Bank and Trust Company. Shearman & Sterling also represents the Depositaries in connection with this matter.

                                    EXPERTS

  The consolidated financial statements of US Airways, Inc. and its subsidiary as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference in the Prospectus accompanying this Prospectus Supplement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

                          APPENDIX I--INDEX OF TERMS

                                                                          PAGE
                                                                        --------
ABN AMRO...............................................................     S-53
Adjusted Expected Distributions........................................     S-57
Administration Expenses................................................     S-57
Aggregate LTV Collateral Amount........................................     S-58
AIFS...................................................................     S-19
Airbus.................................................................     S-84
Airbus Financing Commitment............................................     S-19
Airbus Financing Termination Event.....................................     S-48
Aircraft...............................................................     S-59
Aircraft Operative Agreements..........................................     S-44
American Airlines......................................................     S-28
Appraised Current Market Value.........................................     S-58
Appraisers.............................................................     S-59
Assumed Aircraft Value.................................................     S-64
Assumed Amortization Schedule..........................................     S-34
Assumed Appraised Value................................................     S-43
Average Life Date......................................................     S-63
AVITAS.................................................................     S-59
AVSA...................................................................     S-19
AvSolutions............................................................     S-59
Base Rate..............................................................     S-52
Basic Agreement........................................................     S-31
Business Day...........................................................     S-34
Cash Collateral Account................................................     S-51
Cede...................................................................     S-45
Certificate Account....................................................     S-33
Certificate Owner......................................................     S-46
Certificateholders.....................................................     S-31
Certificates...........................................................     S-31
Citibank...............................................................     S-48
Class A Certificates...................................................     S-31
Class A Trust..........................................................     S-31
Class A Trustee........................................................     S-23
Class B Certificates...................................................     S-31
Class B Trust..........................................................     S-31
Class B Trustee........................................................     S-23
Class C Certificates...................................................     S-31
Class C Trust..........................................................     S-31
Class C Trustee........................................................     S-23
Class Exemptions.......................................................     S-81
Code...................................................................     S-14
Collateral.............................................................     S-33
Commission.............................................................     S-30
Company................................................................      S-2
Contracts..............................................................       28
Controlling Party......................................................     S-54
Convention.............................................................     S-71
CSFB...................................................................     S-48
Current Distribution Date..............................................     S-56
CWA....................................................................     S-20
default................................................................     S-38

                                                                          PAGE
                                                                        --------
Definitive Certificates................................................        9
Delayed Lease Aircraft.................................................       20
Delivered Aircraft.....................................................     S-30
Delivery Period........................................................     S-59
Delta Express..........................................................     S-21
Delivery Period Termination Date.......................................     S-47
Deposit................................................................     S-46
Deposit Account........................................................     S-46
Deposit Agreements.....................................................     S-46
Deposit Make-Whole Premium.............................................     S-47
Depositary.............................................................     S-48
Depreciation Assumption................................................     S-65
Distribution Date......................................................     S-33
DOT....................................................................     S-22
Downgrade Drawing......................................................     S-51
DTC....................................................................     S-36
DTC Participants.......................................................     S-45
Equipment Notes........................................................     S-61
ERISA..................................................................     S-79
ERISA Plans............................................................     S-79
Escrow Agent...........................................................     S-48
Escrow Agreements......................................................     S-48
Escrow Receipts........................................................     S-49
Event of Default.......................................................       12
Event of Loss..........................................................     S-73
Exchange Act...........................................................        3
Excusable Delay........................................................     S-60
Expected Distributions.................................................     S-56
FAA....................................................................     S-21
Final Distributions....................................................     S-55
Final Drawing..........................................................     S-52
Final Maturity Date....................................................     S-72
Final Regulations......................................................     S-79
General Account Regulations............................................     S-82
H.15(519)..............................................................     S-63
IAMAW..................................................................     S-20
Indenture Default......................................................     S-37
Indentures.............................................................     S-42
Indirect Participants..................................................        8
Intercreditor Agreement................................................     S-54
Interest Drawing.......................................................     S-50
IRS....................................................................     S-77
Issuance Date..........................................................     S-51
Lease..................................................................     S-70
Lease Event of Default.................................................     S-37
Lease Period Date......................................................     S-70
Leased Aircraft........................................................     S-42
Leased Aircraft Indenture..............................................     S-42
Leased Aircraft Notes..................................................        1
LIBOR..................................................................     S-52

                                                                         PAGE
                                                                       --------
Liquidity Event of Default............................................     S-53
Liquidity Expenses....................................................     S-56
Liquidity Facility....................................................     S-49
Liquidity Obligations.................................................     S-56
Liquidity Provider....................................................     S-53
Loan Trustees.........................................................        5
Loss Payment Date.....................................................     S-73
LTV Appraisal.........................................................     S-58
LTV Collateral Amount.................................................     S-58
LTV Ratio.............................................................     S-58
LTVs..................................................................      S-8
Make-Whole Premium....................................................     S-63
Mandatory Document Terms..............................................     S-44
Mandatory Economic Terms..............................................     S-43
Maximum Amount........................................................     S-47
Maximum Available Commitment..........................................     S-50
MBA...................................................................     S-59
MetroJet..............................................................     S-26
Minimum Sale Price....................................................     S-55
Moody's...............................................................     S-23
most recent H.15(519).................................................     S-63
NMB...................................................................     S-20
Non-Extension Drawing.................................................     S-52
Non-Performing Equipment Notes........................................     S-58
Non-Premium Amount....................................................     S-47
Non-U.S. Certificateholders...........................................     S-78
Note Holders..........................................................     S-44
Note Purchase Agreement...............................................     S-42
Note Purchase Termination Event.......................................     S-43
OID...................................................................       25
Owned Aircraft........................................................     S-42
Owned Aircraft Indenture..............................................     S-42
Owned Aircraft Notes..................................................        1
Owner Participant.....................................................     S-61
Owner Trustee.........................................................        5
Par Redemption Amount.................................................     S-47
Participation Agreement...............................................     S-42
Pass Through Trust Agreements.........................................     S-31
Paying Agent..........................................................     S-49
Paying Agent Account..................................................     S-34
Performing Equipment Note.............................................     S-50
Permitted Investments.................................................       14
Plan Asset Regulation.................................................     S-80
Plans.................................................................     S-80
Pool Balance..........................................................     S-34
Pool Factor...........................................................     S-34
Pre-Funding Period....................................................       20
Prospectus............................................................     S-30
Prospectus Supplement.................................................        1
PTC Event Of Default..................................................     S-39
PTCE..................................................................     S-81
Purchase Agreement....................................................     S-84
Rating Agencies.......................................................     S-23

                                                                         PAGE
                                                                      ----------
Receiptholder........................................................       S-49
Registration Rights Agreement........................................       S-84
Registration Statement...............................................          3
Regular Distribution Dates...........................................       S-32
Related Indenture....................................................          6
Remaining Weighted Average Life......................................       S-63
Replacement Facility.................................................       S-51
Required Amount......................................................       S-50
Rules................................................................          8
Scheduled Payments...................................................       S-32
Section 1110 Period.................................................. S-50, S-67
Securities Act.......................................................       S-84
Series A Equipment Notes.............................................       S-61
Series B Equipment Notes.............................................       S-61
Series C Equipment Notes.............................................       S-61
Shelf Registration Statement.........................................       S-84
Shortfall Amounts....................................................       S-77
Southwest Airlines...................................................       S-21
Special Distribution Date............................................       S-33
Special Payment......................................................       S-33
Special Payments Account.............................................       S-33
Standard & Poor's....................................................       S-23
Stated Interest Rate.................................................       S-32
Subordinated Certificate.............................................       S-77
Subordinated Certificateholders......................................       S-77
Subordinated Trust...................................................       S-77
Subordination Agent..................................................       S-58
Substitute Aircraft..................................................       S-60
T+...................................................................       S-83
Tax Counsel..........................................................       S-76
Termination Notice...................................................       S-53
Termination Value....................................................       S-72
Threshold Rating.....................................................       S-51
Transportation Code..................................................       S-39
Travelers............................................................       S-49
Treasury Yield.......................................................       S-63
Triggering Event.....................................................       S-39
Trust Agreements.....................................................       S-61
Trust Indenture Act..................................................       S-40
Trust Property.......................................................       S-31
Trust Supplement.....................................................       S-31
Trustee..............................................................       S-31
Trusts...............................................................       S-31
TSG..................................................................         29
US Airways...........................................................        S-2
US Airways Express...................................................       S-27
US Airways Group.....................................................       S-18
US Airwars Shuttle...................................................       S-27
U.S. Certificateholders..............................................       S-76
U.S. Persons.........................................................       S-76
Underwriter Exemption................................................       S-81
Underwriters.........................................................       S-82
Underwriting Agreement...............................................       S-82

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  US AIRWAYS, INC.                                           NOVEMBER 16, 1998
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INTRODUCTION

AVITAS, Inc. has been retained by US Airways, Inc. (the "Client") to provide its opinion as to the Base Value for seventeen Airbus A3 19 and six A320 aircraft. The subject aircraft are identified and their values are set forth in Figure 1 on page 3.

The values presented in this report assume that this aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

DEFINITIONS

AVITAS's value definitions, set forth in full in the appendix at the end of this report, conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

 . BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

--------------[GRAPHIC APPEARS HERE]----------------


  WORLD HEADQUARTERS:  1835 Alexander Bell Drive,
  Reston, VA 20191 USA . Telephone: (703) 476-2300
  Fax: (703) 860-5855 Email: info@avitas.com

  AVITAS EUROPE: Palace House, 3 Cathedral St.
  London SEI 9DE . Telephone: 0171-716-6621
  Fax:  0717-357-6873 Email: info@avitas.com

  AVITAS ENGINEERING: 5040 N.W. 7th Street, #900
  Miami, FL 33126 . Telephone: (305)476-9650
  Fax: (305) 476-9915 Email: info@avitas.com



           A DET NORSKE VERITAS COMPANY

----------------------------------------------------

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  US AIRWAYS, INC.                                           NOVEMBER 16, 1998
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AIRCRAFT VALUE

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.

The Base Value of a new aircraft is the modal price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be at or above the list price.

Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.


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  US AIRWAYS, INC.                                           NOVEMBER 16, 1998
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  FIGURE 1
  ---------------------------------------------------------------------------
                               US AIRWAYS, INC.

                            AIRCRAFT DESCRIPTION &

                          SUMMARY OF AIRCRAFT VALUES
  ---------------------------------------------------------------------------
                        AIRCRAFT VALUES IN US$ MILLIONS
  ---------------------------------------------------------------------------
                                                               Base Value
   No.   Type   Manufacturer     Engine    Date of Delivery    at Delivery
  ---------------------------------------------------------------------------
     1   A319      Airbus      CFM56-5B6        Oct-98      $          37.7
  ---------------------------------------------------------------------------
     2   A319      Airbus      CFM56-5B6        Oct-98                 37.7
  ---------------------------------------------------------------------------
     3   A319      Airbus      CFM56-5B6        Nov-98                 37.7
  ---------------------------------------------------------------------------
     4   A319      Airbus      CFM56-5B6        Nov-98                 37.7
  ---------------------------------------------------------------------------
     5   A319      Airbus      CFM56-5B6        Dec-98                 37.7
  ---------------------------------------------------------------------------
     6   A319      Airbus      CFM56-5B6        Dec-98                 37.7
  ---------------------------------------------------------------------------
     7   A319      Airbus      CFM56-5B6        Jan-99                 38.7
  ---------------------------------------------------------------------------
     8   A319      Airbus      CFM56-5B6        Jan-99                 38.7
  ---------------------------------------------------------------------------
     9   A319      Airbus      CFM56-5B6        Feb-99                 38.7
  ---------------------------------------------------------------------------
    10   A319      Airbus      CFM56-5B6        Mar-99                 38.7
  ---------------------------------------------------------------------------
    11   A319      Airbus      CFM56-5B6        May-99                 39.3
  ---------------------------------------------------------------------------
    12   A319      Airbus      CFM56-5B6        Jun-99                 39.3
  ---------------------------------------------------------------------------
    13   A319      Airbus      CFM56-5B6        Jun-99                 39.3
  ---------------------------------------------------------------------------
    14   A319      Airbus      CFM56-5B6        Jul-99                 39.8
  ---------------------------------------------------------------------------
    15   A319      Airbus      CFM56-5B6        Jul-99                 39.8
  ---------------------------------------------------------------------------
    16   A319      Airbus      CFM56-5B6        Jul-99                 39.8
  ---------------------------------------------------------------------------
    17   A319      Airbus      CFM56-5B6        Jul-99                 39.8
  ---------------------------------------------------------------------------
    18   A320      Airbus      CFM56-5B4        Jan-99                 44.6
  ---------------------------------------------------------------------------
    19   A320      Airbus      CFM56-5B4        May-99                 45.3
  ---------------------------------------------------------------------------
    20   A320      Airbus      CFM56-5B4        May-99                 45.3
  ---------------------------------------------------------------------------
    21   A320      Airbus      CFM56-5B4        Jun-99                 45.3
  ---------------------------------------------------------------------------
    22   A320      Airbus      CFM56-5B4        Jun-99                 45.3
  ---------------------------------------------------------------------------
    23   A320      Airbus      CFM56-5B4        Jul-99                 46.0
  ---------------------------------------------------------------------------



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  US AIRWAYS, INC.                                           NOVEMBER 16, 1998
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  BACKGROUND - AIRBUS A319

  The A319 program was launched in June 1993 and the first aircraft of the type was certificated in April 1996. The aircraft seats 124 passengers in a typical two-class configuration or 154 in a maximum configuration. It has a basic range of 2,000 nautical miles with a MTOW of 141,100 pounds and an optional range of 3,000 nautical miles with a MTOW of 149,900 pounds. The aircraft is also available at a higher MTOW of 166,450 pounds as a result of that weight being offered for the A319CJ, the Airbus corporate jet. However, for an airline operator to take advantage of the longer range permitted by a higher weight, the operator would have to trade cargo space in the belly of the aircraft for an additional fuel tank. The A319 has a 12-feet shorter fuselage than the A320, accomplished by removing two fuselage plugs.

  The design of this new aircraft is focused on maintaining a high degree of commonality with the A320 and the A321 so that an existing A319 operator could easily transition to its larger versions, where almost all of the major systems of the A319 are exactly the same.

  The A319 is available with either CFM56-5A/-5B or IAE V2500-A5 engines and meets the noise abatement requirements outlined in U.S. FAR Part 36, Stage 3, and ICAO Annex 16, Chapter III regulations.

  CURRENT MARKET - AIRBUS A319


  CURRENT MARKET
  AVITAS believes that A319 current market is firm as is the narrowbody market as a whole. With a backlog of 371 firm orders and acceptance in the North American market, the A319 values should remain firm for the foreseeable future.


  HISTORIC MARKET DEVELOPMENT
  The development of the A319, A320, and A321 characterizes the market strategy of Airbus to build an entire family of aircraft capable of accommodating a wide range of travel demands while maintaining a high degree of commonality. Operators that have a mixed fleet of A319, A320s and A321s will a have greater ability to match capacity to demand, reduce operating cost, increase crew productivity and simplify ground handling. This is shown by the fact that the majority of all current operators of A319 aircraft or with A319 aircraft on order are present A320 customers.


  THE OPERATING LEASE MARKET
  AVITAS is aware of lease rates for 1996 vintage A319s for $310,000 per month per aircraft on 10-year operating leases with lessor's cost of $34.5 million per aircraft.



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  US AIRWAYS, INC.                                           NOVEMBER 16, 1998
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  AVAILABILITY
  AVITAS is not aware of any used aircraft available. This is in line with expectations for such a new aircraft program.


  RECENT TRANSACTIONS
  With the recent introduction of the A319, a secondary market has yet to develop for this aircraft.


  ENGINE CHOICES
  The current A319 fleet is powered by CFM56-5A/-5B engines (86%) and IAE V2500-A5 (14%). However, in the broader scope of the A320 family, 63% are operated with CFM engines and 37% with IAE engines.


  RECENT FLEET DEVELOPMENTS
  In August 1998, British Airways announced its first ever Airbus order for 39 A320s and 20 A319s with V2500 engines and options for 129 aircraft. Deliveries are scheduled from September 1999 through 2004. The aircraft will replace the carrier's 737-200, Fl00, F28 and MD-83 aircraft operated by the carrier and its European subsidiaries.

  In June 1998, Air France announced that it has placed orders for 16 A319 aircraft, with deliveries beginning in 2002.

  In March 1998, the three Latin American carriers TAM of Brazil, TACA Group and LanChile combined to order 90 A319 and A320 aircraft with options for an additional 89 aircraft. Breakdown of the order between A319 and A320 aircraft was not announced, however the aircraft will be powered by IAE V2500 engines. Also in March, United Airlines signed a firm contract to purchase 10 A319 aircraft for delivery in 2000 and 2001.

  Spanish flag carrier Iberia signed a MOU with Airbus in February, 1998 for orders and options of up to nine A319 aircraft as part of a larger deal involving the firm order of 50 A319/A320/A321 aircraft and options for 26 additional aircraft.


  CURRENT OPERATOR BASE AND BACKLOG
  Presented below is the current fleet and backlog for the A319-100 by operator. Also presented are the A319 by engine type and a presentation of the A319/A320/A321 family current fleet and backlog.



                                       5
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  US AIRWAYS, INC.                                           NOVEMBER 16, 1998
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     FIGURE 2
  ---------------------------------------------------------------------------
                                A319 FLEET DATA
                                as of JUNE 1998
  ---------------------------------------------------------------------------
     Operator                            In Service  Orders  Options  Total
  ---------------------------------------------------------------------------
     AIR CANADA                                  33       -        -     33
  ---------------------------------------------------------------------------
     LUFTHANSA                                   17       2       20     39
  ---------------------------------------------------------------------------
     AIRBUS INDUSTRIE                            10       -        -     10
  ---------------------------------------------------------------------------
     AIR FRANCE                                   9       4        8     21
  ---------------------------------------------------------------------------
     UNITED AIR LINES                             9      25        -     34
  ---------------------------------------------------------------------------
     SWISSAIR                                     8       -        -      8
  ---------------------------------------------------------------------------
     TAP AIR PORTUGAL                             4      12        -     16
  ---------------------------------------------------------------------------
     EUROWINGS                                    3       1        2      6
  ---------------------------------------------------------------------------
     CROATIA AIRLINES                             1       4        6     11
  ---------------------------------------------------------------------------
     AMERICA WEST AIRLINES                        -      22       20     42
  ---------------------------------------------------------------------------
     FINNAIR                                      -       5        5     10
  ---------------------------------------------------------------------------
     GE CAPITAL AVIATION SERVICES INC.            -       2        4      6
  ---------------------------------------------------------------------------
     IBERIA                                       -       -        9      9
  ---------------------------------------------------------------------------
     ILFC                                         -      42        -     42
  ---------------------------------------------------------------------------
     LAN CHILE                                    -      11        9     20
  ---------------------------------------------------------------------------
     NORTHWEST AIRLINES                           -      50      100    150
  ---------------------------------------------------------------------------
     SABENA                                       -      26        -     26
  ---------------------------------------------------------------------------
     SILKAIR                                      -       3        -      3
  ---------------------------------------------------------------------------
     TACA INTERNATIONAL AIRLINES                  -      21       18     39
  ---------------------------------------------------------------------------
     TAM TRANSPORTES AEREOS REGIONAIS             -      25       25     50
  ---------------------------------------------------------------------------
     TUNIS AIR                                    -       3        -      3
  ---------------------------------------------------------------------------
     UNKNOWN OPERATOR                             -       4        -      4
  ---------------------------------------------------------------------------
     US AIRWAYS                                   -     109      276    385
  ---------------------------------------------------------------------------
     Grand Total                                  94     371      502    967
  ---------------------------------------------------------------------------
    Source:  BACK Information Services





                                       6
--------------------------------------------------------------------------------

















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US AIRWAYS, INC.                                               NOVEMBER 16, 1998
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             FIGURE 3

--------------------------------------------------------------------------------
                      A319 AIRCRAFT BY ENGINE MANUFACTURER

                             AS OF JUNE 1998
--------------------------------------------------------------------------------
 ENGINE                             IN SERVICE     ORDERS     OPTIONS      TOTAL
--------------------------------------------------------------------------------
 CFM 56                                     81        222         430        733
--------------------------------------------------------------------------------
 V2500                                      13        116          72        201
--------------------------------------------------------------------------------
 Undecided                                   -         33           -         33
--------------------------------------------------------------------------------
 GRAND TOTAL                                94        371         502        967
--------------------------------------------------------------------------------
Source: BACK Information Services


             FIGURE 4

--------------------------------------------------------------------------------
                A319/A320/A321 SERIES CURRENT FLEET AND BACKLOG

                                AS OF JUNE 1998
--------------------------------------------------------------------------------
 MODEL                              IN SERVICE     ORDERS     OPTIONS      TOTAL
--------------------------------------------------------------------------------
 A319-100                                   94        371         502        967
--------------------------------------------------------------------------------
 A320-100                                   18          -           -         18
--------------------------------------------------------------------------------
 A320-200                                  631        344         136      1,111
--------------------------------------------------------------------------------
 A321-100                                   74         34          64        172
--------------------------------------------------------------------------------
 A321-200                                   28         87          34        149
--------------------------------------------------------------------------------
 GRAND TOTAL                               845        836         736      2,417
--------------------------------------------------------------------------------
Source: BACK Information Services


OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The A319 competes with the Boeing 737-500 and -600 which currently have combined 368 aircraft in service and 154 on order.

It is AVITAS's opinion that expansion of the A319's operator base will primarily come from existing A320 operators. Of minor concern is that 12% of the current backlog is held by GE Capital Aviation Services (GECAS) and International Lease Finance Corporation (ILFC) who have likely ordered the aircraft with the flexibility to convert to A320 or A321 aircraft.

BACKGROUND - AIRBUS A320 SERIES

The A320, a Stage 3 compliant short to medium range twin-engine jetliner was launched in 1984 with certification in 1988. The original was the A320-100, of which there are only 18 in service among three operators. The --100 aircraft have no wing center tank which limits the range and payload.


                                       7
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US AIRWAYS, INC.                                               NOVEMBER 16, 1998
--------------------------------------------------------------------------------
The A320-200 was first flown and delivered in 1988 to Air France and British Caledonian Airways. Its typical configuration includes a two-person cockpit crew with capacity for 150 passengers with high density seating of 179. The A320 has a range of 3,000 nautical miles with 150 passengers and is powered by CFM56-5A/- 5B, V2500-A1/A5 and V2527/E-A5 engines, with thrust ranging from 25,000 pounds to 26,500 pounds. The maximum takeoff weight (MTOW) ranges from 162,000 pounds to 169,750 pounds. A technically advanced aircraft, the A320 includes such design concepts as fly-by-wire flight controls, centralized maintenance reporting system, side stick controllers in the cockpit and the use of composite materials in the major elements of primary structures including the horizontal and vertical stabilizers.

The A320 has a common type rating with the A319 and the A321, which means that they can be operated as one aircraft type and with identical maintenance procedures.

CURRENT MARKET -- AIRBUS A320-200

CURRENT MARKET

AVITAS is of the opinion that the current market for the Airbus A320 series aircraft is firm. This is evidenced by a low level of availability and high demand for the type, which AVITAS attributes to a general resurgence in the Stage 3 narrowbody aircraft market.


HISTORIC MARKET DEVELOPMENT

The A320 market was very soft during the early 1990s with an excess supply of new aircraft being delivered into a depressed market. This was caused not only by bankruptcies of several carriers with A320s on order, but also by the speculative buying of A320s by leasing companies. During 1994 and 1995, the market for the aircraft firmed substantially.


AVAILABILITY

As of September 1998, twelve A320-200s are advertised as available for lease. Transaer International Airways has nine available for 6-12 month ACMI leases. Constellation International Airlines has two available for wet lease. Indigo Aviation is offering one aircraft for sale or lease.


THE OPERATING LEASE MARKET

During the late 1980s, operating lessors, primarily GPA, GATX, ILFC, Kawasaki and Orix placed orders for a significant amount of A320 aircraft for early 1990 deliveries. Unfortunately, the aircraft were delivered during the soft market of the early 1990s and were placed at lease rates that were at times less than $200,000 per month. During the last couple of years, the excess A320 capacity had been placed with riskier credits such as the U.S. start-up Midway Airlines at rates in the $235,000 per month range. Lately, the A320 lease market has strengthened resulting in rentals at the $300,000 per month level or above. AVITAS is aware of several new aircraft leases in the $330,000 range and one 1992 vintage aircraft being negotiated at just below $300,000 per month.


                                       8
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US AIRWAYS, INC.                                               NOVEMBER 16, 1998

RECENT TRANSACTIONS

Oasis International Leasing acquired six A320s operated by Gulf Air in a sale-leaseback transaction in March 1998. The six aircraft are 1992-1993 vintages and were purchased for an average price of $32.5 million each. In January 1998, TACA took delivery of two new A320-200 aircraft in a sale and leaseback transaction in which the lessor paid $41.14 million for each aircraft. Most of the transactions that have been occurring over the past year have been leases or sales with leases attached.

OPERATOR BASE AND BACKLOG

As of June 1998, there are 631 aircraft in service among 74 operators and 344 on firm order. Displayed below are the ten largest operators and ten largest orderholders for the A320-200.


        FIGURE 5
--------------------------------------------------------------------------------
                         A320-200 TEN LARGEST OPERATORS

                                AS OF JUNE 1998
           OPERATORS                                 AIRCRAFT IN SERVICE
--------------------------------------------------------------------------------
        NORTHWEST AIRLINES                                    56
--------------------------------------------------------------------------------
        AIR FRANCE                                            45
--------------------------------------------------------------------------------
        UNITED AIR LINES                                      44
--------------------------------------------------------------------------------
        AIR CANADA                                            34
--------------------------------------------------------------------------------
        LUFTHANSA                                             33
--------------------------------------------------------------------------------
        AMERICA WEST AIRLINES                                 30
--------------------------------------------------------------------------------
        INDIAN AIRLINES CORPORATION                           30
--------------------------------------------------------------------------------
        IBERIA                                                22
--------------------------------------------------------------------------------
        ALL NIPPON AIRWAYS                                    21
--------------------------------------------------------------------------------
        ANSETT AIRLINES                                       20
--------------------------------------------------------------------------------
Source: BACK Information Services


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US AIRWAYS, INC.                                               NOVEMBER 16, 1998
--------------------------------------------------------------------------------
            FIGURE 6

--------------------------------------------------------------------------------
                       A320-200 TEN LARGEST ORDERHOLDERS

                                AS OF JUNE 1998
--------------------------------------------------------------------------------
            OPERATOR                             AIRCRAFT ON ORDER
--------------------------------------------------------------------------------
            IBERIA                                              31
--------------------------------------------------------------------------------
            ILFC                                                28
--------------------------------------------------------------------------------
            GECAS                                               25
--------------------------------------------------------------------------------
            UNITED AIRLINES                                     25
--------------------------------------------------------------------------------
            AMERICA WEST AIRLINES                               24
--------------------------------------------------------------------------------
            ALITALIA                                            19
--------------------------------------------------------------------------------
            TACA INTERNATIONAL AIRLINES                         16
--------------------------------------------------------------------------------
            US AIRWAYS                                          15
--------------------------------------------------------------------------------
            TAM TRANSPORTES AEREOS REGIONAIS                    13
--------------------------------------------------------------------------------
            NORTHWEST AIRLINES                                  12
--------------------------------------------------------------------------------
            Source: BACK Information Services


Presented below is the A320 current fleet and backlog by engine type.


            FIGURE 7

--------------------------------------------------------------------------------
                A320-200 CURRENT FLEET & BACKLOG BY ENGINE TYPE

                                AS OF JUNE 1998
--------------------------------------------------------------------------------
 ENGINE TYPE                        IN SERVICE     ORDERS     OPTIONS      TOTAL
--------------------------------------------------------------------------------
 CFM56-5                                   384        178          39        601
--------------------------------------------------------------------------------
 V2500                                     247        139          95        481
--------------------------------------------------------------------------------
 Unknown                                               27           2         29
--------------------------------------------------------------------------------
 GRAND TOTAL                               631        344         136      1,111
--------------------------------------------------------------------------------
 Source: BACK Information Services

Additionally, combined with the other members of the Airbus narrowbody family, the A319 and A321, the current fleet for the A320 family amounts to 845 aircraft and 836 firm orders.

RECENT FLEET DEVELOPMENTS

In September 1998, GECAS ordered 30 A320 series aircraft and placed options for ten more. The aircraft will be powered by CFM56 engines and will be delivered beginning in spring 2003 and continue through 2006.

In August 1998, British Airways announced its first ever Airbus order for 39 A320s and 20 A319s with V2500 engines and options for 129 aircraft. Deliveries are scheduled from September 1999 through 2004.

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US AIRWAYS, INC.                                               NOVEMBER 16, 1998
--------------------------------------------------------------------------------
The aircraft will replace the carrier's 737-200, F100, F28 and MD-83 aircraft operated by the carrier and its European subsidiaries.

Also in August 1998, Qatar Airways signed a letter of intent to purchase 11 A320 aircraft at a price of $550 million. The first aircraft is due to be delivered in early 2001. The airline will likely have the option to convert orders for A320 aircraft to A321 aircraft with an increase in price.

United Air Lines ordered 22 Airbus aircraft in July 1998. The order includes 12 A320 aircraft and ten A319 aircraft for delivery in 2000 and 2001.

In March this year, the second largest order ever for Airbus was placed jointly by LanChile, the TACA Group and TAM for 90 firm orders and 89 options of the A320 and the A319 aircraft.


OUTLOOK AND FUTURE ASSET RISK ANALYSIS

AVITAS believes that the A320 will continue to be a significant competitor in the 150-seat market well into the future with competition from the Boeing 737-400 and the 737-800 with 30 and 384 firm orders, respectively. The A320 has more range than the 737-400 and slightly higher seat capacity, the 737-800 however, fares better than the --400 with a range capacity of 2,900 nautical miles and increased seat capacity by 17 seats.

Airbus has been enjoying a great deal of success in 1998 with the A320 aircraft; the manufacturer has received several large and strategically important orders. In addition, as of early September 1998, the Asian crisis has left this family of aircraft largely unscathed, as only eight A320 and six A321 aircraft orders have been cancelled.

With a well established population of 631 A320-200 aircraft currently in service among 74 operators, and 344 on firm order scheduled for delivery throughout the year 2005, the future market base for the type is due to expand significantly with residual values remaining firm.

COVENANTS

Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or

                                       11
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US AIRWAYS, INC.                                               NOVEMBER 16, 1998
--------------------------------------------------------------------------------
any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

STATEMENT OF INDEPENDENCE

AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.



/s/ Douglas B. Kelly
---------------------------
Douglas B. Kelly
Director -- Asset Valuation



/s/ Kimberly S. Higgins
---------------------------
Kimberly S. Higgins
Market Analyst


                                      12
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

[LOGO OF AVITAS APPEARS HERE]

--------------------------------------------------------------------------------

                     APPENDIX A - AVITAS VALUE DEFINITIONS
--------------------------------------------------------------------------------

 . BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

 . MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

 . ADJUSTED (CURRENT) MARKET VALUE indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

 . DISTRESS VALUE is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market. While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

 . FUTURE BASE VALUE is the appraiser's forecast of future aircraft value(s) setting forth Base Value(s) as defined above.



                                       13
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

[LOGO OF AVITAS APPEARS HERE]

--------------------------------------------------------------------------------

                     APPENDIX A - AVITAS VALUE DEFINITIONS
--------------------------------------------------------------------------------

 . SECURITIZED VALUE OR LEASE - ENCUMBERED VALUE is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate. The Securitized Value or Lease - Encumbered Value may be more or less than the appraiser's opinion of Market Value. The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.



                                      14
--------------------------------------------------------------------------------

[LOGO OF AVITAS APPEARS HERE]

--------------------------------------------------------------------------------

                   APPENDIX B - AVITAS APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. And while Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

 . MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By


                                       15
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

[LOGO OF AVITAS APPEARS HERE]

--------------------------------------------------------------------------------

                   APPENDIX B - AVITAS APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts - individuals in the fields of -aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly - for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

 . BASE VALUE The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by a former AVITAS director and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.



                                      16
--------------------------------------------------------------------------------

                                                                     AvSOLUTIONS


                                                               November 16, 1998



Mr. Jeffery McDougle
US Airways, Inc.
2345 Crystal Drive
Arlington, Virginia 22227


Dear Mr. McDougle:

     AvSOLUTIONS is pleased to provide this opinion on the base value, as of October 1998, of seventeen Airbus Industrie A319 aircraft and six Airbus Industrie A320-200 aircraft (the aircraft). The Airbus A319 aircraft are powered by CFM International CFM56-5B6/P engines and the Airbus A320-200 aircraft are powered by CFM International CFM56-5B4/P engines. The total of twenty-three aircraft will be delivered new to US Airways, Inc. from the fourth quarter of 1998 through the third quarter of 1999. A listing of the particular aircraft is provided as attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE
----------

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE
-------------------------

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to eighteen months.



                7518-B Diplomat Drive, Manassas, Virginia 20109
                    Telephone 703-330-0461 Fax 703-330-0581

                                                                     AVSOLUTIONS
--------------------------------------------------------------------------------


Page 2
US Airways, Inc.



APPRAISAL METHODOLOGY
---------------------

     The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS
-----------------------------------

     In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by US Airways, Inc. or Morgan Stanley, and from data within AvSOLUTIONS' own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------


Page 3
US Airways, Inc.



1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The aircraft will be delivered new to US Airways, Inc. between the fourth quarter of 1998 and the third quarter of 1999.

3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5.  The aircraft have no damage history.

6.  The aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.


       Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base value of each aircraft is as listed in attachment 1.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------


Page 4
US Airways, Inc.



STATEMENT OF INDEPENDENCE
-------------------------

     This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject aircraft.



Signed,



/s/ Bryant Lynch
Bryant Lynch

Manager, Commercial Appraisals

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

                                 ATTACHMENT 1
                            EETC COLLATERAL SUMMARY


  =============================================================================
   AIRCRAFT NO.    AIRCRAFT      DELIVERY     ENGINES      MTOW    BASE VALUE
                                  MO/YR                  (POUNDS)
  -----------------------------------------------------------------------------
       1         Airbus A319     Oct-1998   CFM56-5B6/P  166,450   $38,140,000
  -----------------------------------------------------------------------------
       2         Airbus A319     Oct-1998   CFM56-5B6/P  166,450   $38,140,000
  -----------------------------------------------------------------------------
       3         Airbus A319     Nov-1998   CFM56-5B6/P  166,450   $38,140,000
  -----------------------------------------------------------------------------
       4         Airbus A319     Nov-1998   CFM56-5B6/P  166,450   $38,140,000
  -----------------------------------------------------------------------------
       5         Airbus A319     Dec-1998   CFM56-5B6/P  166,450   $38,140,000
  -----------------------------------------------------------------------------
       6         Airbus A319     Dec-1998   CFM56-5B6/P  166,450   $38,140,000
  -----------------------------------------------------------------------------
       7         Airbus A319     Jan-1999   CFM56-5B6/P  166,450   $38,420,000
  -----------------------------------------------------------------------------
       8         Airbus A319     Jan-1999   CFM56-5B6/P  166,450   $38,420,000
  -----------------------------------------------------------------------------
       9         Airbus A319     Feb-1999   CFM56-5B6/P  166,450   $38,420,000
  -----------------------------------------------------------------------------
      10         Airbus A319     Mar-1999   CFM56-5B6/P  166,450   $38,420,000
  -----------------------------------------------------------------------------
      11         Airbus A319     May-1999   CFM56-5B6/P  166,450   $38,700,000
  -----------------------------------------------------------------------------
      12         Airbus A319     Jun-1999   CFM56-5B6/P  166,450   $38,700,000
  -----------------------------------------------------------------------------
      13         Airbus A319     Jun-1999   CFM56-5B6/P  166,450   $38,700,000
  -----------------------------------------------------------------------------
      14         Airbus A319     Jul-1999   CFM56-5B6/P  166,450   $38,980,000
  -----------------------------------------------------------------------------
      15         Airbus A319     Jul-1999   CEM56-5B6/P  166,450   $38,980,000
  -----------------------------------------------------------------------------
      16         Airbus A319     Jul-1999   CFM56-5B6/P  166,450   $38,980,000
  -----------------------------------------------------------------------------
      17         Airbus A319     Jul-1999   CFM56-5B6/P  166,450   $38,980,000
  -----------------------------------------------------------------------------

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------


                                 ATTACHMENT 1
                            EETC COLLATERAL SUMMARY


                                   continued
  =============================================================================
   AIRCRAFT NO.    AIRCRAFT       DELIVERY    ENGINES      MTOW    BASE VALUE
                                   MO/YR                 (POUNDS)
  -----------------------------------------------------------------------------
       18      Airbus A320-200    Jan-1999  CFM56-5B4/P  169,750   $44,390,000
  -----------------------------------------------------------------------------
       19      Airbus A320-200    May-1999  CFM56-5B4/P  169,750   $44,710,000
  -----------------------------------------------------------------------------
       20      Airbus A320-200    May-1999  CFM56-5B4/P  169,750   $44,710,000
  -----------------------------------------------------------------------------
       21      Airbus A320-200    Jun-1999  CFM56-5B4/P  169,750   $44,710,000
  -----------------------------------------------------------------------------
       22      Airbus A320-200    Jun-1999  CFM56-5B4/P  169,750   $44,710,000
  -----------------------------------------------------------------------------
       23      Airbus A320-200    Jul-1999  CFM56-5B4/P  169,750   $45,030,000
  -----------------------------------------------------------------------------

                              MORTEN BEYER & AGNEW
                              --------------------
                            AVIATION CONSULTING FIRM



                       Appraisal of (17) Airbus A319-100,
                             (6) A320-200 Aircraft



                                 PREPARED FOR:

                                US Airways, Inc



                               NOVEMBER 16, 1998



          Washington, D.C.                             London

       8180 Greensboro Drive                    Lahinch 62, Lashmere

            Suite 1000                                Copthorne

       McLean, Virginia 22102                        West Sussex

        Phone +703 847 6598                     Phone +44 1342 716248

         Fax +703 734 1474                       Fax +44 1342 718967

                     [This Page Intentionally Left Blank]

--------------------------------------------------------------------------------
I.    INTRODUCTION AND EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Morten Beyer and Agnew, Inc. (MBA), has been retained by US Airways, Inc to determine the Base Value (BV) of 23 aircraft, delivered new over the next 11 months. The aircraft are further identified in Section III of this report.


In performing this valuation we did not inspect the aircraft or their maintenance documentation, and we relied solely on information provided to us by Morgan Stanley. Based on the information set forth further in this report, it is our opinion that the BV of the total value of aircraft in this portfolio is $895,950,000 with their respective individual values noted in Section III.


MBA uses the definition of certain terms, such as Current Market Value (CMV) and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.


ISTAT defines CMV as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.


The ISTAT definition of Base Value (BV) states that market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

                                       1                              11/16/98

MBA

--------------------------------------------------------------------------------
II.   CURRENT MARKET CONDITIONS
--------------------------------------------------------------------------------

                               ---------------------------------
[GRAPHIC OF AN                 Airbus A319/ A320
 AIRPLANE APPEARS HERE]        ---------------------------------


The A320 series has been a remarkably successful competitor on the world market, offering newer technology and greater interior comfort than its Boeing 737 rivals. While Boeing has now developed nine different versions of the B-737 in three series (100/200, 300/400/500, and now 600/700/800/900) Airbus is still producing only its three models. The A320 program got its biggest boost late last year with US Airways commitment to standardize its entire narrowbody fleet around the A319/320/321 over the next decade as well as the TACA-Latin American commitment for more than 100. British Airways has since hopped onboard with a huge order (129) that further erodes Boeing's hold on the segment.


The float of these aircraft is very small, and few transactions have taken place. We expect that it will be several more years before there are any significant retirements, and that any aircraft offered will be sold at 100 percent of Base Value. While we have eliminated the value premium for these aircraft due to the general softening of the market, the A320 series has a firm hold on an increasing share of the market.


               -----------------------------------------------------
               *Aircraft Availability as of 10/98 for sale/lease
               -----------------------------------------------------
                A319                  0
               -----------------------------------------------------
                A320            3 - Wet Lease Only
               -----------------------------------------------------
               *  Information provided by BACK Information Services

MBA

-------------------------------------------------------------------------------
IV.   VALUATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Aircraft               Date of Mfr.    Registration #       * Base Value
                                                              ($000,000)
-------------------------------------------------------------------------------
A319-100                  10/98           N700UW                 37.06
                    -----------------------------------------------------------
                          10/98           N7O1UW                 37.06
                    -----------------------------------------------------------
                          11/98           N7O2UW                 37.13
                    -----------------------------------------------------------
                          11/98           N7O3UW                 37.13
                    -----------------------------------------------------------
                          12/98           N704US                 37.21
                    -----------------------------------------------------------
                          12/98           N7O5UW                 37.21
                    -----------------------------------------------------------
                          1/99            N7O6UW                 37.28
                    -----------------------------------------------------------
                          1/99            N7O7UW                 37.28
                    -----------------------------------------------------------
                          2/99            N7O8UW                 37.36
                    -----------------------------------------------------------
                          3/99            N7O9UW                 37.43
                    -----------------------------------------------------------
                          5/99            N71OUW                 37.59
                    -----------------------------------------------------------
                          6/99            N711UW                 37.66
                    -----------------------------------------------------------
                          6/99            N712UW                 37.66
                    -----------------------------------------------------------
                          7/99            N713UW                 37.74
                    -----------------------------------------------------------
                          7/99            N714US                 37.74
                    -----------------------------------------------------------
                          7/99            N715UW                 37.74
                    -----------------------------------------------------------
                          7/99            N716UW                 37.74
-------------------------------------------------------------------------------
A320-200                  1/99            N1O1UW                 42.97
                    -----------------------------------------------------------
                          5/99            N1O2UW                 43.32
                    -----------------------------------------------------------
                          5/99            N1O3US                 43.32
                    -----------------------------------------------------------
                          6/99            N1O4UW                 43.41
                    -----------------------------------------------------------
                          6/99            N1O5UW                 43.41
                    -----------------------------------------------------------
                          7/99            N1O6US                 43.50
-------------------------------------------------------------------------------
Total                                                     $895,950,000
-------------------------------------------------------------------------------
* Base Value includes adjustment for additional MTOW.


                                       3                               11/16/98

MBA

In developing the BV of these aircraft, MBA did not inspect the aircraft or its historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):


     1. The aircraft is delivered new.
     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new delivery unless otherwise specified.
     3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.
     4. The aircraft is in a standard airline configuration.
     5. Its modification status is comparable to that most common for an aircraft of its type and vintage.
     6. No accounting was made for lease obligations or terms of ownership.



                                       4                              11/16/98

MBA

--------------------------------------------------------------------------------
V.    COVENANTS
--------------------------------------------------------------------------------


This report has been prepared for the exclusive use of U.S. Airways/Morgan Stanley and shall not be provided to other parties by MBA without the express consent of U.S. Airways/Morgan Stanley.


MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.


This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by U.S. Airways/Morgan Stanley or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


                              PREPARED BY:


                              /s/ Bryson P. Monteleone

                              BRYSON P. MONTELEONE
                              Manager of Operations


                              REVIEWED BY:


                              /s/ Morten S. Beyer

                              Morten S. Beyer
                              Chairman and CEO
                              ISTAT Certified Fellow Appraiser



                                       5                               11/16/98

MBA

PROSPECTUS

                                $1,000,000,000

                               US AIRWAYS, INC.

                           PASS THROUGH CERTIFICATES

  Up to $1,000,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate US Airways Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to one or more Pass Through Trust Agreements (each, a "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") relating to such Trust to be entered into between US Airways, Inc. ("US Airways" or the "Company") and the trustee named therein (the "Trustee"), as trustee under each Trust. Unless otherwise specified, the Trustee will be State Street Bank and Trust Company. Each Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts will consist of (a) equipment notes issued on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to US Airways pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft, (b) equipment notes issued with recourse to US Airways (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") or (c) a combination of Leased Aircraft Notes and Owned Aircraft Notes to finance or refinance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft", together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by US Airways. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates.

  The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, the specific designation, form, aggregate principal amount, interest rate, final distribution date, ranking in respect of priority of payment, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, the Trust or Trusts relating to such Certificates, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes, the leveraged lease transactions or financing arrangements, as the case may be, relating to such Equipment Notes and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. The Certificates will be issued in registered form only and may, if so specified in the applicable Prospectus Supplement, be issued in accordance with a book-entry system.
                                                       (continued on next page)

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is November 17, 1998.

  With respect to one or more Aircraft, Equipment Notes may be issued, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. For each series of Certificates, the Trustee will purchase one or more Equipment Notes issued with respect to one or more Aircraft such that all of the Equipment Notes held in the related Trust will have identical ranking and identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust), and such that the latest maturity date for such Equipment Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. The Owned Aircraft Notes issued with respect to any Owned Aircraft will be secured by a security interest in such Aircraft and will be direct obligations of US Airways. The Leased Aircraft Notes issued with respect to each Leased Aircraft, except during the Pre-Funding Period (as defined herein), if any, will be secured by a security interest in the Leased Aircraft and by a security interest in the Lease relating thereto, including the right to receive rentals payable by US Airways in respect of such Leased Aircraft. Although neither the Certificates nor the Leased Aircraft Notes will be direct obligations of, or guaranteed by, US Airways, the amounts unconditionally payable by US Airways for lease of Leased Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Notes, except as described under "Description of Equipment Notes--General" relating to any Pre-Funding Period with respect to such Leased Aircraft.

  If specified in the applicable Prospectus Supplement, during any Pre-Funding Period, the related Leased Aircraft Notes will be secured either by a collateral account funded by the net proceeds of the sale of such Leased Aircraft Notes to the Trustee and, if specified in the applicable Prospectus Supplement, by other security (which may include a letter of credit) or by a depositary arrangement. Funds in such collateral account, together with any such other security or amounts payable under a depositary arrangement will be available to pay any principal due and interest accrued on such Leased Aircraft Notes during such Pre-Funding Period, as well as to fund any mandatory prepayment of such Leased Aircraft Notes during such Pre-Funding Period.

  The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Ratio of Earnings to Fixed Charges.........................................   5
General Outline of Trust Structure.........................................   5
Description of the Certificates............................................   6
Description of the Equipment Notes.........................................  17
Certain United States Federal Income Tax Consequences......................  24
ERISA Considerations.......................................................  27
Plan of Distribution.......................................................  27
Legal Opinions.............................................................  28
Experts....................................................................  28
Other Information..........................................................  29

                             AVAILABLE INFORMATION

  US Airways has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, exhibits and schedules, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

  US Airways is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements and other information concerning US Airways may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 1-8442) are hereby incorporated by reference in this Prospectus: (i) US Airways' Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 19, 1998, (ii) US Airways' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, filed on May 11, 1998, and June 30, 1998, filed on August 6, 1998, and (iii) US Airways' Current Reports on Form 8-K filed on January 22, February 4, April 22, June 4, July 2, July 22, and September 4, 1998.

  All documents filed by US Airways pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or contained in the Prospectus Supplement with respect to the Certificates modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  US Airways will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to US Airways, Inc., 2345 Crystal Drive, Arlington, Virginia 22227, Attn: Secretary, telephone
(703) 872-7000.

                                  THE COMPANY

  US Airways, the principal wholly-owned subsidiary of US Airways Group, Inc., operates the fifth largest domestic air carrier (as ranked by revenue passenger miles (RPMs) flown) and is engaged primarily in the business of transporting passengers, property and mail. As of July 31, 1998, US Airways operated 369 jet aircraft and provided regularly scheduled service through 104 airports in 38 states in the continental United States, Canada, Mexico, Netherlands, France, Germany, Italy, Spain and the Caribbean.

  Enplaning almost 59 million passengers in 1997, US Airways has principal hubs at the major airports in Charlotte, Philadelphia and Pittsburgh. US Airways also has substantial operations at Baltimore/Washington International Airport (BWI), Boston's Logan International Airport, New York's LaGuardia Airport (LaGuardia) and Washington D.C.'s Ronald Reagan Washington National Airport (National). US Airways is the leading airline from the Northeast United States to Florida and currently has approximately 84% of its departures and approximately 56% of its capacity (available seat miles or ASMs) deployed in the eastern United States.

  US Airways is a Delaware corporation and its executive offices are located at 2345 Crystal Drive, Arlington, Virginia 22227 and its telephone number is
(703) 872-7000.

                                USE OF PROCEEDS

  Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to facilitate either
(a) the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by US Airways, as lessee, with respect to the Leased Aircraft as described in the applicable Prospectus Supplement, (b) the financing or refinancing of the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by US Airways in respect of the Owned Aircraft as described in the applicable Prospectus Supplement or (c) a combination of the foregoing. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, (b) Owned Aircraft Notes issued by US Airways to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft or (c) a combination of Leased Aircraft Notes and Owned Aircraft Notes. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of Certificates--Delayed Purchase of Equipment Notes."

  Except as set forth in a Prospectus Supplement for a specific offering of Certificates, if, for any Leased Aircraft, under the circumstances discussed below in "Description of Equipment Notes--Delayed Lease Commencement" the proceeds from the sale of the related Leased Aircraft Notes to the applicable Trusts are not applied by the Owner Trustee to pay the purchase price for such Leased Aircraft on the date of the purchase of such Leased Aircraft Notes by such Trusts, such proceeds, after deducting certain expenses of the Certificate offering, will be deposited by the Owner Trustee into a collateral account or into a deposit account pursuant to a depositary arrangement. Such collateral account, together with the other security, if any, pledged under the related Indenture (see "Description of the Equipment Notes--Security"), or such depositary arrangement, will secure such Leased Aircraft Notes during the related Pre-Funding Period and will be available to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Notes during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence by the relevant date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Leased Aircraft during the Pre-Funding Period, funds in such collateral account, together with such other security or amounts payable under a depositary arrangement will be available to prepay such Leased Aircraft Notes as described in such Prospectus Supplement or will be applied to finance the aggregate principal amount of the debt to be issued by US Airways in connection with the acquisition of such Aircraft by US Airways so that such Aircraft becomes an Owned Aircraft. See "Description of the Equipment Notes-- Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

  The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Each Leased Aircraft will have been or will be leased by the related Owner Trustee to US Airways pursuant to a separate Lease. The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and US Airways.

                      RATIO OF EARNINGS TO FIXED CHARGES

  For the years ended December 31, 1993 and 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $385 million and $721 million, respectively, would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the years ended December 31, 1995, 1996 and 1997 was 1.1, 1.3 and 2.2, respectively. The ratio of earnings to fixed charges for the six months ended June 30, 1998 was 2.7. For purposes of calculating this ratio, earnings consist of pre-tax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative of interest expense.

                      GENERAL OUTLINE OF TRUST STRUCTURE

  In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates issued, pursuant to separate Trust Supplements to be entered into between the Trustee and US Airways in accordance with the terms of the Basic Agreement. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more Equipment Notes relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase one or more Equipment Notes such that all of the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of the Certificates" and "Description of the Equipment Notes."

                        DESCRIPTION OF THE CERTIFICATES

  In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into between US Airways and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, Trust Agreement, participation agreement, intercreditor agreement and liquidity facility arrangement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by US Airways with the Commission.

  The Certificates offered pursuant to this Prospectus will be limited to $1,000,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

  To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

GENERAL

  Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions will be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include (i) the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof except that one Certificate of each series may be issued in a different denomination. The Certificates do not represent an interest in or obligation of US Airways, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

  The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

  Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates.

  Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates;
(3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system; (5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by US Airways or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft; (6) a description of the related Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and participation agreements, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of US Airways to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (10) cross-default or cross-collateralization provisions in the Related Indentures, if any; (11) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (12) any arrangements for the investment or other use of proceeds of the Certificates prior to the purchase of the Equipment Notes; and (13) any other special terms pertaining to such Certificates.

  If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION

 General

  If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption "-- Definitive Certificates." Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

  DTC has advised US Airways that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in the accounts of DTC Participants, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC Participants and by the New York State Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

  Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. US Airways expects DTC to forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. US Airways also expects that DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with standing instructions and customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Holders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Rules applicable to DTC and DTC Participants are on file with the Commission.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised US Airways that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the

Certificates are credited. Additionally, DTC has advised US Airways that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

  Neither US Airways nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules and procedures governing their obligations.

  The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

  The information contained in this Prospectus concerning DTC and its book entry system has been obtained from sources US Airways believes to be reliable, but US Airways takes no responsibility for the accuracy thereof.

 Same-Day Settlement and Payment

  As long as the Certificates are registered in the name of DTC or its nominee, all payments made by US Airways to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

  Any Certificates registered in the name of DTC or its nominee, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

 Definitive Certificates

  Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) US Airways advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and US Airways is unable to locate a qualified successor, (ii) US Airways, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, US Airways and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

  Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

  Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

  US Airways will make scheduled payments of principal of, and interest on, the unpaid amount of the Owned Aircraft Notes to the Loan Trustee under the related Indenture, and the Loan Trustee will distribute such principal and interest payments to the Trustee for each Trust that holds such Owned Aircraft Notes. Upon commencement of the Lease for any Leased Aircraft, US Airways will make scheduled rental payments for each Leased Aircraft under the related Lease. After any Pre-Funding Period for a Leased Aircraft, these scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Loan Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Notes issued by such Owner Trustee.

  Until US Airways has entered into a Lease in connection with a Leased Aircraft, US Airways will not be obligated to make any scheduled rental payments and, during any Pre-Funding Period for such Leased Aircraft, the related Leased Aircraft Notes will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. In general, during the Pre-Funding Period, if any, for such Leased Aircraft, however, the related collateral account, together with any other security pledged under the related Indenture or otherwise provided to the Loan Trustee or amounts payable under a depositary arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Notes during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by US Airways on such payment date. See "Description of the Equipment Notes--Delayed Lease Commencement."

  Following any Pre-Funding Period, after the Loan Trustee has made such principal and interest payments to the Trustee for each of the Trusts on the Leased Aircraft Notes held in such Trust, the Loan Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Trustee for each such Trust will distribute to the Certificateholders of such Trust payments received on the Equipment Notes held in such Trust as described below. Unless otherwise specified in a Prospectus Supplement, during any Pre-Funding Period for a Leased Aircraft, the Loan Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

  Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments", and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes--General." Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

  Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined as described in the applicable Prospectus Supplement (a "Special Distribution Date") except that, if specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility, as described in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the specified Certificateholders will be distributed on such Regular Distribution Date to such Certificateholders. The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any such anticipated Special Distribution Date.

POOL FACTORS

  Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

  Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

  Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

  On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

  (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

  (ii) the amount of such distribution allocable to interest; and

  (iii) the Pool Balance and the Pool Factor for such Trust.

  As long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

  In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

  At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

  Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee will seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action. If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

  The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility, the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "-- Cross-Subordination Issues", a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

  The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by US Airways to have made a corresponding payment will not cure an Indenture Default related to such failure by US Airways.

  The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes held in such Trust. Such Prospectus Supplement also will set forth the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the applicable Indenture or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under such Indenture or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the Class of Equipment Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture. In addition, as long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

  The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may or will sell for cash to any person all or part of the Equipment Notes held in the related Trust. Any proceeds received by the Trustee upon any such sale will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Owner Trustee, Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

  Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

  Any funds representing payments received with respect to any Equipment Notes in default held in a Trust, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

  The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

  The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

  The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and its consequences. The Prospectus Supplement for a series of Certificates also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any Related Indenture and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

  US Airways will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving, successor or transferee corporation (a) is validly existing under the laws of the United States or any state thereof, (b) is a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and (c) expressly assumes all of the obligations of US Airways contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures and, with respect to the Leased Aircraft, the applicable participation agreements and Leases, and any other operative documents; and (ii) US Airways has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

  The Basic Agreement contains provisions permitting US Airways and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, including among other things (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to US Airways and the assumption by such corporation of US Airways' obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of US Airways for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon US Airways, (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action will not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake or (without limitation of the foregoing), to give effect or provide for replacement liquidity facilities, if applicable to such Certificates, (v) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates may be listed or of any regulatory body, (vi) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as will be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vii) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, (viii) to provide certain information to the Trustee as required in the Basic Agreement and (ix) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications will only apply to Certificates issued thereafter; provided, in the case of clauses (i) through (ix) above, that no such supplemental trust agreement will adversely affect the status of any Trust as a grantor trust for United States federal income tax purposes.

  The Basic Agreement also contains provisions permitting US Airways and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment, (e) alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of such Trust or (f) adversely affect the status of any Trust as a grantor trust for United States federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

  The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes) or any Liquidity Facility.

CROSS-SUBORDINATION ISSUES

  The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate class of Certificates issued under a Prospectus Supplement may, under circumstances described in such Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under any Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indenture or (iii) direct the exercise of remedial actions under any Related Indenture.

TERMINATION OF THE TRUSTS

  The obligations of US Airways and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

  In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement pending the purchase of the Equipment Notes not so purchased. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates.

LIQUIDITY FACILITY

  The related Prospectus Supplement may provide that one or more payments of interest on the Certificates of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility may have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

THE TRUSTEE

  Unless otherwise provided in the Prospectus Supplement for any series of Certificates, the Trustee for each series of Certificates will be State Street Bank and Trust Company. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee will not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they will have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with US Airways and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

  The Trustee may resign with respect to any or all of the Trusts at any time, in which event US Airways will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, US Airways may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

  The Basic Agreement provides that US Airways will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                      DESCRIPTION OF THE EQUIPMENT NOTES

  The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

  To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

GENERAL

  For each Owned Aircraft, the related Owned Aircraft Notes will be issued as direct obligations by US Airways and will be authenticated under the applicable Indenture by the Loan Trustee. All of the Owned Aircraft Notes issued under the same Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The Owned Aircraft relating to each Indenture will be specified in the applicable Prospectus Supplement. US Airways will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, premium, if any, and interest on the related Owned Aircraft Notes.

  For each Leased Aircraft, the related Leased Aircraft Notes will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under the applicable Indenture by the Loan Trustee. All of the Leased Aircraft Notes issued under the same Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to US Airways pursuant to a separate Lease between such Owner Trustee and US Airways. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates.

  The Leased Aircraft subject to each Lease and the Leased Aircraft Notes issued under the related Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Leased Aircraft, US Airways will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Notes when and as due and payable except that, with respect to a Delayed Lease Aircraft, on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by US Airways and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Notes will be payable from the related collateral account and any other security pledged under the related Indenture or otherwise available to the Loan Trustee or from amounts payable under a depositary arrangement. See "Delayed Lease Commencement" below. The Leased Aircraft Notes will not, however, be obligations of, or guaranteed by, US Airways. The obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of US Airways.

  Until US Airways has entered into a Lease in connection with a Leased Aircraft, US Airways will not be obligated to make any scheduled rental payments and, during any Pre-Funding Period for such Leased Aircraft, the related Leased Aircraft Notes will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During any Pre-Funding Period for such Leased Aircraft, however, the related collateral account, together with any other security pledged under the related Indenture or otherwise available to the Loan Trustee or amounts payable under a depositary arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Notes during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by US Airways pursuant to the related Lease. See "Delayed Lease Commencement" below.

PRINCIPAL AND INTEREST PAYMENTS

  Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

  If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a business day, such payment will be made on the next succeeding business day without any additional interest unless otherwise provided in the applicable Prospectus Supplement.

REDEMPTION

  The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

  Except during any relevant Pre-Funding Period, the Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, and (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of US Airways under such Lease or Leases. Under the terms of each Lease,

US Airways' obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, US Airways will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by US Airways for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by US Airways pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

  The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of US Airways' right, title and interest in and to such Owned Aircraft. Under the terms of each Owned Aircraft Indenture, US Airways will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

  The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

  US Airways will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Transportation Code. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. US Airways will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by US Airways or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related to any other Aircraft. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

  Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of US Airways (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in certain investments described in the applicable Indenture. The net amount of any loss resulting from any such investments will be paid by US Airways.

  Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, unless certain events occur after the commencement of the Chapter 11 case, the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy
Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) or
(d) any power of the bankruptcy court to enjoin a repossession. Specifically,
Section 1110 provides in relevant part that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S.
Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

  In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to US Airways provide its opinion to such Trustee that (i) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (ii) if such Aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case as long as US Airways continues to be a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Such opinion will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the applicable Indenture) in the future.

DELAYED LEASE COMMENCEMENT

  If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft and that a Trust may purchase Leased Aircraft Notes prior to the commencement of the related Lease, then until commencement of a Lease with respect to such Leased Aircraft and the Loan Trustee's release of funds from the related collateral account or until payment by the provider of the depositary arrangement of the debt portion of the purchase price for such Leased Aircraft, such Leased Aircraft is referred to as a "Delayed Lease Aircraft" and the period prior to commencement of such Lease and the Loan Trustee's release of such funds is referred to as the "Pre-Funding Period."

  Unless otherwise specified in a Prospectus Supplement, in the case of Leased Aircraft Notes relating to a Delayed Lease Aircraft, the proceeds from sale of such Leased Aircraft Notes to the applicable Trusts, after deducting certain expenses of the offering of the related Certificates, will be deposited by the Owner Trustee on the date of such sale, in a collateral account established pursuant to the applicable Indenture or pursuant to a collateral agreement. Such collateral account will secure payment of the related Leased Aircraft Notes pending delivery of the related Aircraft. In addition, if the Prospectus Supplement so provides, US Airways will be required to provide to the Loan Trustee additional collateral (in addition to such collateral account) for such Leased Aircraft Notes during the related Pre-Funding Period. Alternatively, US Airways may establish a depositary arrangement pursuant to which the proceeds from the sale of such Leased Aircraft will be deposited in a deposit account with a third party (having a short-term senior unsecured credit rating at least equal to the highest rating applicable to the Certificates), who agrees to pay amounts corresponding to amounts payable on the Leased Aircraft Notes in respect of the related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery thereof. Funds in any collateral account will be invested pursuant to the related collateral agreement or Indenture in U.S. government obligations or such other obligations as further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the collateral account pending distribution as contemplated below.

  Unless otherwise specified in a Prospectus Supplement, the Leased Aircraft Notes relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in any collateral account and any additional collateral or together with a depositary arrangement, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Notes during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and (ii) to finance a portion of the purchase price of such Delayed Lease Aircraft, as specified in such Prospectus Supplement. Subject to any mandatory prepayment contemplated below, on each date during any scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Notes, the Loan Trustee shall withdraw from the collateral account the amount necessary to make the scheduled payment then due or, in the case of a depositary arrangement, shall withdraw such amount from the deposit account.

MANDATORY PREPAYMENTS DURING THE PRE-FUNDING PERIOD

  Unless otherwise specified in a Prospectus Supplement, to the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the relevant date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period either (i) the collateral account and, to the extent necessary, any additional collateral will be drawn upon or, in the case of a depositary arrangement, the deposit account will be drawn upon and the related Leased Aircraft Notes will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Notes, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement or (ii) US Airways will assume the Leased Aircraft Notes on a full recourse basis.

  With respect to any Delayed Lease Aircraft, the applicable Prospectus Supplement also will set forth (i) any mandatory prepayment of the related Leased Aircraft Notes, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period and (ii) any option US Airways may have to convert the leveraged lease financing for a Delayed Lease Aircraft into the type of financing available for Owned Aircraft.

RANKING OF EQUIPMENT NOTES

  Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

  Each Leased Aircraft will be leased by the related Owner Trustee to US Airways for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments under each such Lease will be payable by US Airways and will be assigned by the related Owner Trustee under the applicable Indenture to the related Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by US Airways be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. US Airways' obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of US Airways.

  With respect to the Leased Aircraft Notes, except in certain circumstances involving US Airways' purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, US Airways. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees will be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from (i) the assets subject to the lien of the applicable Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by US Airways under the related Lease) or (ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility.

  With respect to the Leased Aircraft Notes, except as otherwise provided in the applicable Indenture, no Owner Trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any such Indenture or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

  US Airways' obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of US Airways.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

  Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, US Airways under the applicable Indenture will be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

  Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien will terminate.

ASSUMPTION OF OBLIGATIONS BY US AIRWAYS

  Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by US Airways of any purchase options it may have under the related Lease prior to the end of the term of such Lease, US Airways may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft. Such assumption may occur only if, among other things, US Airways has provided an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred.

LIQUIDITY FACILITY

  The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series or distributions made by the Trustee of the related Trust will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

  Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

  If specified in the applicable Prospectus Supplement, at the time Pass Through Certificates are issued, US Airways may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. US Airways will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). US Airways will transfer to such Owner Participant on such date US Airways' beneficial interest under the Trust Agreement. Such prospective Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement.

  Notwithstanding the foregoing, the terms of such agreements will be required to (i) contain certain mandatory document terms and (ii) not vary certain mandatory economic terms. In addition, US Airways will be obligated (i) to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Pass Through Certificates.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  Unless otherwise indicated in the applicable Prospectus Supplement, the following summary describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to US Airways ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed herein. Except as otherwise specified, the summary is addressed to the initial beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering thereof. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

  The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

TAX TREATMENT OF THE TRUSTS AND CERTIFICATEHOLDERS

  Each Trust will not itself be subject to U.S. federal income taxation. Each U.S. Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes and any other property held in the related Trust, in accordance with the U.S. Certificateholder's method of accounting. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

  Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended (the "Code"). Certain fees and expenses, including fees paid to the Trustee and the provider of the Liquidity Facility (if applicable), will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

  In the event that any Trust (such Trust being a "Subordinated Trust" and the related Certificates being "Subordinated Certificates") is subordinated in right of payment to any other Trust and the Subordinated Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of such Trust, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

  Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

  The Equipment Notes may be issued with original issue discount ("OID"). The Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

  Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%.

FOREIGN CERTIFICATEHOLDERS

  Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a Certificate), and subject to the discussion of backup withholding below:

    (1) payments of interest (including any OID) on a Certificate to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal income tax or withholding tax provided that (1) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an Owner Participant or US Airways,
  (2) such Non-U.S. Certificateholder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (ii) a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or US Airways, and (3) such interest payments are not effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder; and

    (2) a Non-U.S. Certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange, retirement or other disposition of a Certificate, unless (1) such Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, retirement or other disposition and certain other requirements are met or (2) such gain is effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder.

  The certification referred to above may be made on an IRS Form W-8 or substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A 31% "backup withholding" tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

  The Treasury Department recently issued final Treasury Regulations (the "Final Regulations") governing backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for payments made after December 31, 1999.

                             ERISA CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                             PLAN OF DISTRIBUTION

  Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in an applicable Prospectus Supplement.

  The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. US Airways does not intend to apply for listing of the Certificates on a national securities exchange. US Airways also may, from time to time, authorize underwriters acting as US Airways' agents to offer and sell the Certificates upon the terms and conditions as will be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from US Airways in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  If a dealer is used directly by US Airways in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

  Certificates may be offered and sold through agents designated by US Airways from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by US Airways to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Offers to purchase Certificates may be solicited directly by US Airways and sales thereof may be made by US Airways directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of US Airways will solicit or receive a commission in connection with direct sales by US Airways of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

  Any underwriting compensation paid by US Airways to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with US Airways, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by US Airways for certain expenses.

  Underwriters, dealers and agents may engage in transactions with, or perform services for, US Airways and its subsidiaries in the ordinary course of business.

  If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, US Airways will authorize dealers acting as US Airways' agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts will not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of US Airways. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by US Airways. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

  The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                LEGAL OPINIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates will be passed upon for US Airways by Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates. Unless otherwise indicated in the applicable Prospectus Supplement, Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee.

                                    EXPERTS

  The consolidated financial statements of US Airways, Inc. and its subsidiary as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                               OTHER INFORMATION

EFFECTS OF YEAR 2000

  The Company is currently operating computer software applications and systems to support important business applications, including reservations, accounting and flight operations systems, that will not properly process dates on or after January 1, 2000 (commonly referred to as the "Year 2000" problem). In order to address this situation, the Company has implemented a plan that addresses the Company's information technology and non-information technology systems. The Company has two teams of full-time staff in place. One team is coordinating the conversion of the Company's information technology to systems managed by The SABRE Group ("TSG"), including the Year 2000 compliance for those systems, as further described below. A second team, headed by the Company's Chief Information Officer, is coordinating Year 2000 compliance efforts for non-information technology systems. This team has engaged the consulting arm of a "big five" public accounting firm to assist them in their efforts. This team is reviewing the level of the Company's Year 2000 compliance, and recommending such remedial measures as are necessary.

 TSG Year 2000 Project

  The Company has a long-term information technology relationship with TSG pursuant to which it is converting many of its information technology systems to those operated by TSG. TSG has reported that a majority of its primary "host" systems (including systems for reservations, flight operations, and cargo) are already Year 2000 compliant. Generally, US Airways' conversion to TSG systems is being implemented after the applicable TSG system is already Year 2000 compliant. The remaining systems will be made compliant by TSG by August 1, 1999. The Company is working to establish Year 2000 testing procedures between its systems and TSG's systems. The balance of TSG's systems to which the Company will be converting are scheduled to be Year 2000 compliant no later than August 1, 1999. TSG is also remediating all non-Year 2000 compliant systems that are covered by the Company's relationship with TSG, but that are not being converted to a TSG system. These remediation efforts are scheduled for completion by August 1, 1999.

  TSG has also informed the Company that it is in the process of communicating with TSG's own third party vendors concerning the Year 2000 compliance of their products and services.

 Company Year 2000 Project

  The Company operates computer software and systems that are not Year 2000 compliant, and that are not covered by the TSG relationship. This includes both information technology and non-information technology systems (such as fax machines, miscellaneous airport devices, and aircraft avionics).

  The Company has completed an inventory of items with possible Year 2000 problems. The Company has prioritized these items and has begun to implement a program to assess, remediate and test the non-discretionary systems based on this prioritization. The Company plans to complete the assessment of all vital items by December 31, 1998. The Company plans to complete the remediation of all non-discretionary systems by June 30, 1999. The Company is also working with the Federal Aviation Administration ("FAA") to ensure full compliance with any FAA Year 2000 requirements.

  The Company has also commenced airport and facility reviews. This entails reviewing the Year 2000 compliance of the systems in those locations over which the Company has little or no control, such as certain flight information displays, elevators, security and other miscellaneous airport devices. The Company plans to complete these reviews by December 31, 1998. The Company is also participating in Year 2000 review efforts being coordinated on an industry-wide basis by the Airline Transport Association and the International Air Transport Association.

  The Company has identified and prioritized its supplier base, and is commencing formal contact with these vendors to determine their Year 2000 status, and any possible impact on the Company. Approximately one-third of the vendors have been contacted with fourteen percent vendor responses returned. The Company will track these responses and evaluate its long term relationship with these vendors based on the responses it receives.

 Contingency Plans

  Although TSG has notified the Company that it believes that its Year 2000 compliance program is on schedule, there can be no assurance that the compliance program will be completed on a timely basis. Similarly, there can be no assurance that the Company's own computer software and systems, those of its suppliers, the airports at which the Company operates, or the air traffic control system managed by the FAA will be made Year 2000 compliant in a timely manner. Any such failures could have a material adverse effect on the business, financial position and results of operations of the Company.

  The Company is establishing contingency plans in the event that any non-discretionary system is not Year 2000 compliant by the date required. These plans will entail reverting to an older and/or manual system until the applicable system can be remediated. In the event that the Company is required to implement a contingency plan, it believes that the result may be significant delays in operations and flight cancellations. In the event that such delays and flight cancellations occur, it is possible, depending on the extent of the delays and cancellations, that there could be a material adverse impact on the Company's results of operations and financial position.

  As of September 30, 1998, aggregate expenses incurred by the Company to become Year 2000 compliant, apart from expenses related to the TSG relationship, have amounted to approximately $2.1 million. The Company expects to spend an additional $8 million, apart from the TSG relationship, in order to become fully Year 2000 compliant. These amounts are also exclusive of any replacement equipment that may become necessary and have not yet been identified. With respect to the cost of TSG's Year 2000 compliance program, the Company cannot completely quantify the costs for Year 2000 compliance on its information technology systems because such costs have been incorporated into the costs of the broader conversion plan to TSG systems. However, the Company anticipates incurring $24 million in expenses for TSG services which are related solely to Year 2000 compliance efforts on the systems, unrelated to the broader conversion plan. The Company expects to pay TSG $18 million for these services in 1998 and another $6 million in 1999. Overall, the Company believes that the cost of becoming Year 2000 compliant is not expected to have a material adverse effect on the business, financial position or results of operations of the Company.

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